     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998
                                                      REGISTRATION NO. 333-53721
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       CATERPILLAR FINANCIAL ASSET TRUSTS
                             (Issuer of Securities)

                   CATERPILLAR FINANCIAL FUNDING CORPORATION
                   (Depositor of the Trusts described herein)
    (Exact Name of Registrant as Specified in Its Articles of Incorporation)

                            NEVADA                                                        88-0342613
                 (State or other jurisdiction                                          (I.R.S. Employer
                       of Organization)                                             Identification Number)

                             ---------------------

                   CATERPILLAR FINANCIAL FUNDING CORPORATION
                                GREENVIEW PLAZA
                      2950 EAST FLAMINGO ROAD, SUITE C-3B
                            LAS VEGAS, NEVADA 89121
                                 (702) 735-2514
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                              PAUL J. GAETO, ESQ.
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                              3322 WEST END AVENUE
                        NASHVILLE, TENNESSEE 37203-1071
                                 (615) 386-5800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:
                              MARK R. LEVIE, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                       OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effecitve as determined by market conditions.
    If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE           AMOUNT TO BE          AGGREGATE PRICE PER      AGGREGATE OFFERING
           REGISTERED                   REGISTERED(2)               UNIT(1)                 PRICE(1)
Asset-Backed Notes...............       $999,000,000                 100%                 $999,000,000
Asset-Backed Certificates........        $1,000,000                  100%                  $1,000,000


    TITLE OF SECURITIES TO BE             AMOUNT OF
           REGISTERED                REGISTRATION FEE(2)
Asset-Backed Notes...............         $294,705
Asset-Backed Certificates........           $295

(1) Estimated solely for purpose of calculating the registration fee.
(2) Registration fee was previously paid. In addition, $209,544,190 of unissued Asset-Backed Securities previously registered under Registration Statement No. 333-24373 are being carried forward. A registration fee of $63,498 was previously paid with respect to such amount.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
    PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO $209,544,190 OF UNISSUED ASSET-BACKED SECURITIES REGISTERED UNDER REGISTRATION STATEMENT NO. 333-24373 PREVIOUSLY FILED BY THE REGISTRANT. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-24373.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 23, 1998

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY   , 1998

                                  $589,290,000

                    CATERPILLAR FINANCIAL ASSET TRUST 1998-A

               $164,000,000 CLASS A-1       % ASSET BACKED NOTES
               $218,000,000 CLASS A-2       % ASSET BACKED NOTES
                $183,114,000 CLASS A-3     % ASSET BACKED NOTES
                  $24,176,000 CLASS B     % ASSET BACKED NOTES

               CATERPILLAR FINANCIAL FUNDING CORPORATION, SELLER
              CATERPILLAR FINANCIAL SERVICES CORPORATION, SERVICER
                              -------------------
    Interest on the Class A-1      % Asset Backed Notes (the "CLASS A-1 NOTES"),
the Class A-2      % Asset Backed Notes (the "CLASS A-2 NOTES") and the Class
A-3     % Asset Backed Notes (the "CLASS A-3 NOTES"; together with the Class A-1
Notes and the Class A-2 Notes, the "CLASS A NOTES") and the Class B     % Asset
Backed Notes (the "CLASS B NOTES"; together with the Class A Notes, the "NOTES") issued by Caterpillar Financial Asset Trust 1998-A (the "TRUST" or the "ISSUER") will be payable monthly on or about the 25th day of each month (each, a "DISTRIBUTION DATE") commencing August 25, 1998. The Trust will also issue $16,388,534 asset backed certificates (the "FIXED-RATE CERTIFICATES"), interest only certificates (the "INTEREST ONLY CERTIFICATES") and one or more residual certificates (collectively, the"RESIDUAL CERTIFICATE"; together with the Fixed-Rate Certificates and the Interest Only Certificates, the "CERTIFICATES") which Certificates are not offered hereby. Principal on the Notes will be payable on each Distribution Date; PROVIDED,

                                               (CONTINUED ON THE FOLLOWING PAGE)
                          ---------------------------
    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-20 HEREIN AND ON PAGE 13 IN THE PROSPECTUS.

   THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN CATERPILLAR FINANCIAL FUNDING CORPORATION,
    CATERPILLAR FINANCIAL SERVICES CORPORATION, CATERPILLAR INC. OR ANY OF
         THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE
          RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
       THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                          INITIAL PUBLIC      UNDERWRITING        PROCEEDS TO
                                         OFFERING PRICE(1)      DISCOUNT       THE SELLER(1)(2)
                                         -----------------  -----------------  -----------------
Per Class A-1 Note.....................          %                  %                  %
Per Class A-2 Note.....................          %                  %                  %
Per Class A-3 Note.....................          %                  %                  %
Per Class B Note.......................          %                  %                  %
Total..................................          $                  $                  $

-------------------
(1) Plus accrued interest, if any, from July   , 1998, with respect to the Class
    A-1 Notes, and from July 25, 1998, with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B Notes.
(2) Before deducting expenses, estimated to be $       .
                             ---------------------
    The Notes offered hereby are offered severally by the Underwriters, subject to prior sale, as specified herein, subject to receipt and acceptance by them and subject to their right to reject orders in whole or in part. It is expected that the Notes will be ready for delivery through the facilities of The Depository Trust Company, or through Cedel Bank, societe anonyme or the
Euroclear System, on or about July   , 1998 (the "CLOSING DATE") against payment
therefor in immediately available funds.
                             ---------------------
                       UNDERWRITERS OF THE CLASS A NOTES

GOLDMAN, SACHS & CO.

                          CHASE SECURITIES INC.

                                                     MERRILL LYNCH & CO.

                        UNDERWRITER OF THE CLASS B NOTES

                              GOLDMAN, SACHS & CO.
                                ----------------
            The date of this Prospectus Supplement is July   , 1998.

(CONTINUED FROM PRECEDING PAGE)

HOWEVER, that no principal payments in respect of (i) the Class A-2 Notes will be made until the Class A-1 Notes have been paid in full, (ii) the Class A-3 Notes will be made until the Class A-2 Notes have been paid in full and (iii) the Class B Notes will be made until the Class A-3 Notes have been paid in full. The final scheduled Distribution Date for the Class A-1 Notes will be the July 1999 Distribution Date, the final scheduled Distribution Date for the Class A-2 Notes will be the September 2001 Distribution Date and the final scheduled Distribution Date for the Class A-3 Notes will be the April 2003 Distribution Date. The final scheduled Distribution Date for the Class B Notes will be the July 2004 Distribution Date. The actual payment in full of any Class of the Class A Notes or the Class B Notes could occur earlier than their respective final scheduled Distribution Dates. The rights of Class B Noteholders to receive distributions with respect to the Class B Notes will be subordinated to the rights of the Class A Noteholders to receive payments of interest on and principal of the Class A Notes to the extent described herein. It is a condition to the issuance of the Notes that the Class A-1 Notes be rated in the highest short-term investment rating category and that the Class A-2 Notes and the Class A-3 Notes be rated in the highest long-term investment rating category by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and together with S&P, each, a "RATING AGENCY") and that the Class B Notes be rated at least "A" by S&P and at least "A2" by Moody's.

    The Fixed-Rate Certificates and the Interest Only Certificates will be entitled to distributions as specified in the Transfer and Servicing Agreements (as defined herein). The rights of the holders of the Fixed-Rate Certificates and Interest Only Certificates to receive distributions with the respect to their Certificates will be subordinated to the right of the Noteholders to receive payments of interest on and principal of the Notes to the extent described herein. It is not anticipated that the Residual Certificate will receive distributions of interest or principal.

    The Trust, a Delaware business trust, was formed by the Seller and Chase Manhattan Bank Delaware, as owner trustee (the "OWNER TRUSTEE"), pursuant to the Trust Agreement dated as of July 1, 1998 (the "TRUST AGREEMENT") between the Seller and the Owner Trustee. The Notes will be issued by the Trust and secured by the Receivables (as defined below) and other assets of the Trust pursuant to an Indenture to be dated as of July 1, 1998 (the "INDENTURE"), between the Issuer and The First National Bank of Chicago, as indenture trustee (the "INDENTURE TRUSTEE") and will represent indebtedness of the Trust.

    The assets of the Trust will include a pool of fixed rate retail installment sales contracts and finance leases (the "RECEIVABLES"), secured by new and used machinery manufactured primarily by Caterpillar Inc. (the "FINANCED EQUIPMENT") and certain monies due or received thereunder on or after July 1, 1998, which will be purchased by the Trust from the Seller on or prior to the date of the issuance of the Notes. The Seller will purchase the Receivables from Caterpillar Financial Services Corporation concurrently with the purchase by the Trust of the Receivables from the Seller. The Notes will be secured by the assets of the Trust.

    The Class A-3 Notes and the Class B Notes will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables when the Pool Balance is reduced to 10% or less of the Initial Pool Balance.

    The Issuer will generally be prohibited from incurring any indebtedness other than the Notes and its assets will include the Receivables, the Collection Account, the Certificate Distribution Account, the Yield Supplement Account and the Reserve Account, as described herein.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS. PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICES OF THE NOTES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

    Upon receipt of a request by an investor, or his or her representative, within the period during which there is a prospectus delivery obligation, the Underwriters will transmit or cause to be transmitted promptly, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus Supplement and a Prospectus or this Prospectus Supplement and a Prospectus encoded in an electronic format.

                             REPORTS TO NOTEHOLDERS

    UNLESS AND UNTIL DEFINITIVE NOTES ARE ISSUED, PERIODIC AND ANNUAL UNAUDITED REPORTS CONTAINING INFORMATION CONCERNING THE RECEIVABLES WILL BE PREPARED BY THE SERVICER AND SENT ON BEHALF OF THE TRUST ONLY TO CEDE & CO. ("CEDE"), as nominee of The Depository Trust Company ("DTC"), and the registered holder of the Notes. See "Issuance of the Securities--Definitive Securities" and "--Book-Entry Registration" and "Description of the Transfer and Servicing Agreements--Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant. The Trust will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and will be publicly available through the Commission's web site (http://www.sec.gov).

                                SUMMARY OF TERMS

    The following summary is qualified by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used in the summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

ISSUER.......................  Caterpillar Financial Asset Trust 1998-A (the "TRUST" or the
                               "ISSUER"), a Delaware business trust formed by the Seller
                               and the Owner Trustee pursuant to the Trust Agreement dated as of July 1, 1998 (the "TRUST AGREEMENT") between the
                               Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as Owner Trustee.

SELLER.......................  Caterpillar Financial Funding Corporation (the "SELLER"), a
                               Nevada corporation and a wholly-owned subsidiary of
                               Caterpillar Financial Services Corporation. The principal
                               executive offices of the Seller are located at Greenview
                               Plaza, 2950 East Flamingo Road, Suite C-3B, Las Vegas,
                               Nevada 89121 and its telephone number is (702) 735-2514.

SERVICER.....................  Caterpillar Financial Services Corporation (the "SERVICER"
                               or "CFSC"), a Delaware corporation and a wholly-owned
                               finance subsidiary of Caterpillar Inc.

INDENTURE TRUSTEE............  The First National Bank of Chicago, a national banking association, as indenture trustee under the Indenture (the
                               "INDENTURE TRUSTEE").

OWNER TRUSTEE................  Chase Manhattan Bank Delaware, a Delaware banking corporation, as owner trustee under the Trust Agreement (the
                               "OWNER TRUSTEE").

THE NOTES....................  Class A-1     % Asset Backed Notes (the "CLASS A-1 NOTES")
                               in the aggregate principal amount of $164,000,000.

                               Class A-2     % Asset Backed Notes (the "CLASS A-2 NOTES")
                               in the aggregate principal amount of $218,000,000.

                               Class A-3    % Asset Backed Notes (the "CLASS A-3 NOTES";
                               together with the Class A-1 Notes and the Class A-2 Notes, the "CLASS A NOTES") in the aggregate principal amount of
                               $183,114,000.

                               Class B    % Asset Backed Notes (the "CLASS B NOTES";
                               together with the Class A Notes, the "NOTES") in the
                               aggregate principal amount of $24,176,000.

                               The rights of Class B Noteholders to receive distributions with respect to the Class B Notes will be subordinated to
                               the rights of the Class A Noteholders to receive
                               distributions with respect to the Class A Notes to the
                               extent described herein.

                               The Notes will be issued by the Trust pursuant to an
                               Indenture to be dated as of July 1, 1998 (the "INDENTURE"), between the Issuer and the Indenture Trustee. The Notes will be secured by the assets of the Trust.

                               The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral
                               multiples thereof. The Noteholders will not be entitled to receive Definitive Notes except in the limited circumstances described in the Prospectus. See "Description of the
                               Notes--General" and "Issuance of the Securities--Definitive
                               Securities" and "--Book-Entry Registration" in the
                               Prospectus.

THE TRUST....................  The Trust is a business trust established under the laws of the State of Delaware pursuant to the Trust Agreement. The activities of the Trust are limited by the terms of the
                               Trust Agreement to acquiring, owning and managing the
                               Receivables, issuing and making payments on the

                               Notes and the Certificates and other activities related
                               thereto. The Trust Property includes (i) the Receivables,
                               (ii) all monies (including accrued interest) due thereunder on or after the Cut-off Date (as defined below), (iii) such amounts as from time to time may be held in one or more
                               accounts established and maintained by the Servicer and the
                               Seller pursuant to the Sale and Servicing Agreement,
                               including the Reserve Account and the Yield Supplement
                               Account, as described below, (iv) the security interests in the machinery financed by the Receivables (the "FINANCED
                               EQUIPMENT") and in certain other cross-collateralized
                               equipment, (v) the rights to proceeds from claims on
                               physical damage, credit life and disability insurance
                               policies, if any, covering Financed Equipment or Obligors, as the case may be, (vi) any proceeds of repossessed
                               Financed Equipment (less any repossession expenses), (vii)
                               the rights of the Seller under the Purchase Agreement,
                               (viii) the interest of the Seller in any proceeds from
                               recourse to or other payments by Dealers with respect to
                               Receivables, (ix) with respect to the Leases, any proceeds of returned Financed Equipment, (x) interest earned on
                               short-term investments made by the Trust and (xi) any
                               proceeds of the foregoing.

                               In addition to the Notes, the Trust will also issue asset
                               backed certificates (the "FIXED-RATE CERTIFICATES") in the aggregate principal amount of $16,388,534, interest only
                               certificates (the "INTEREST ONLY CERTIFICATES") and one or more residual certificates (the "RESIDUAL CERTIFICATE";
                               together with the Fixed-Rate Certificates and the Interest
                               Only Certificates, the "CERTIFICATES"). The Seller will
                               initially purchase the entire principal amount of the
                               Fixed-Rate Certificates and the entire notional amount of
                               the Interest Only Certificates and expects to convey the
                               Residual Certificate to an unaffiliated holder. The
                               Certificates represent fractional undivided interests in the
                               Trust and will be issued pursuant to the Trust Agreement.
                               The Certificates are not offered hereby.

RECEIVABLES..................  The Receivables will consist of fixed rate retail installment sales contracts ("INSTALLMENT SALES CONTRACTS")
                               and finance leases ("LEASES") secured by new and used
                               machinery manufactured primarily by Caterpillar, including rights to receive certain payments made with respect to such
                               Installment Sales Contracts and Leases (the "RECEIVABLES").
                               On or prior to the Closing Date, the Seller will purchase
                               Receivables having an aggregate Contract Balance of
                               approximately $605,678,534 (the "INITIAL POOL BALANCE") as of July 1, 1998 (the "CUT-OFF DATE") from CFSC pursuant to a
                               Purchase Agreement to be dated as of July 1, 1998 (the
                               "PURCHASE AGREEMENT"), between CFSC and the Seller, and the
                               Seller will sell the Receivables to the Trust pursuant to a
                               Sale and Servicing Agreement to be dated as of July 1, 1998
                               (the "SALE AND SERVICING AGREEMENT") among the Seller, the
                               Servicer and the Trust.

                               The Receivables arise from loans and leases originated in
                               connection with retail sales by Caterpillar dealers (the
                               "DEALERS") of Financed Equipment to retail purchasers (the
                               "OBLIGORS") and are either originated by CFSC, or acquired from such Dealers by CFSC, in the ordinary course of CFSC's business. The Receivables have been selected from the
                               installment sales contracts and leases owned by CFSC based on the criteria specified in the Purchase Agreement and de-
                               scribed herein. See "The Receivables Pool" herein. As of the
                               Cut-off Date, the weighted average APR of the Receivables
                               (based on their respective Contract Balances (as defined
                               below)) was approximately

                               7.53% (the "CUT-OFF DATE APR"), the weighted average
                               remaining maturity (i.e., for each Receivable, the period
                               from but excluding the Cut-off Date to and including such
                               Receivable's maturity date) of the Receivables was
                               approximately 41 months and the weighted average original
                               maturity of the Receivables was approximately 49 months. As of the Cut-off Date, no Receivable had a scheduled maturity later than the date which is 12 months prior to the July
                               2004 Distribution Date. As of the Cut-off Date,
                               approximately 68.96% (by Contract Balance) of the
                               Receivables were Installment Sales Contracts and the
                               remaining 31.04% (by Contract Balance) of the Receivables
                               were Leases.

                               The "POOL BALANCE" at any time will represent the aggregate
                               Contract Balance of the Receivables at the end of the
                               preceding Collection Period, after giving effect to all
                               payments received from Obligors and Purchase Amounts
                               remitted by the Seller or the Servicer, as the case may be, for such Collection Period, Liquidation Proceeds (not in
                               excess of the Contract Balance of any Liquidated Receivable)
                               received with respect to any Liquidated Receivables during such Collection Period and to all Realized Losses on
                               Liquidated Receivables during such Collection Period. The
                               "CONTRACT BALANCE" of a Receivable at any time means its
                               original principal balance, in the case of an Installment
                               Sales Contract, or its original Net Investment, in the case of a Lease, as reduced by principal payments applied in
                               accordance with the actuarial method, calculated as of the
                               Cut-off Date or as of the end of the preceding Collection
                               Period (as applicable), in each case plus accrued interest on delinquent Receivables, Variable Frequency Receivables
                               which did not make a payment in the preceding Collection
                               Period and, as to the initial Contract Balance only,
                               Receivables originated in June 1998 which as of the Cut-off
                               Date had not yet made a payment (as more fully described
                               herein under "The Receivables Pool"). The "NET INVESTMENT"
                               with respect to a Lease equals the present value of the
                               Lease Scheduled Payments due thereunder and the residual
                               payment amount at the end of the Lease term discounted at
                               the Implicit Interest Rate for such Lease. "REALIZED LOSSES"
                               means, with respect to any Collection Period, the excess of the Contract Balance of the Liquidated Receivables over
                               Liquidation Proceeds for such Collection Period to the
                               extent allocable to principal.

TERMS OF THE NOTES...........  The principal terms of the Notes will be as described below:

A.  INTEREST PAYMENTS........  The Class A-1 Notes will bear interest at the rate of     %
                               per annum (the "CLASS A-1 NOTE RATE"), the Class A-2 Notes
                               will bear interest at the rate of     % per annum (the
                               "CLASS A-2 NOTE RATE"), the Class A-3 Notes will bear
                               interest at the rate of    % per annum (the "CLASS A-3 NOTE
                               RATE") and the Class B Notes will bear interest at the rate
                               of    % per annum (the "CLASS B NOTE RATE") (with respect to
                               the Class A-1 Notes, calculated on the basis of a 360-day
                               year and the actual number of days elapsed, and with respect to the Class A-2 Notes, the Class A-3 Notes and the Class B
                               Notes, in each case calculated on the basis of a 360-day
                               year of twelve 30-day months). Interest on the outstanding principal amount of the Notes will accrue from and includ-
                               ing the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, with respect to the Class A-1 Notes, from and including the
                               Closing Date, and with respect to the Class A-2 Notes, the
                               Class A-3 Notes and the Class B Notes, from and including
                               July 25, 1998) to but excluding the following Distribution
                               Date and will be payable on the 25th day of each calendar
                               month (or, if
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                                      S-6
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                               any such date is not a business day, on the next succeeding business day) (each, a "DISTRIBUTION DATE") commencing
                               August 25, 1998, to the holders of record of the Class A-1
                               Notes (the "CLASS A-1 NOTEHOLDERS"), the holders of record of the Class A-2 Notes (the "CLASS A-2 NOTEHOLDERS"), the
                               holders of record of the Class A-3 Notes (the "CLASS A-3
                               NOTEHOLDERS"; together with the Class A-1 Noteholders and
                               the Class A-2 Noteholders, the "CLASS A NOTEHOLDERS") as of
                               the related Record Date (as defined below).

                               Interest on the Class B Notes will not be paid on any
                               Distribution Date until interest payments on the Class A
                               Notes have been paid in full and the First Priority
                               Principal Distribution Amount, if any, has been deposited
                               into the Principal Distribution Account. Subject to the
                               foregoing, interest on the Class B Notes will be paid on
                               each Distribution Date to the holders of record of the Class
                               B Notes (the "CLASS B NOTEHOLDERS"; together with the Class
                               A Noteholders, the "NOTEHOLDERS") as of the Record Date for
                               such Distribution Date. Following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in the acceleration of the Notes, the Class A Noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B
                               Noteholders. Following the occurrence of any other Event of
                               Default which has resulted in an acceleration of the Notes, interest on the Class A Notes and the Class B Notes must be paid on each Distribution Date prior to the distribution of principal on the Class A Notes on such Distribution Date.

                               Interest payments on the Notes will be generally derived
                               from (i) the Total Available Amount remaining after the
                               payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), and in the case of the Class B Notes, after the payments of interest on the Class A Notes and the
                               deposit of the First Priority Principal Distribution Amount
                               (as defined below) into the Principal Distribution Account, and (ii) from the amounts on deposit in the Reserve Account and the Yield Supplement Account. If the amount of interest on the principal amounts of the Class A-1 Notes, the Class
                               A-2 Notes and the Class A-3 Notes payable on any
                               Distribution Date exceeds the Total Distribution Amount,
                               each of the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders will receive their ratable
                               share (based upon the total amount of interest due to such
                               Class A Noteholders) of the amount available to be
                               distributed in respect of interest on the Class A Notes.

                               With respect to any Distribution Date and the Notes, the
                               "RECORD DATE" is the calendar day immediately preceding each
                               Distribution Date (or, with respect to any Definitive Note, the last calendar day of the month preceding the month in
                               which such Distribution Date occurs).

                               Interest on the Fixed-Rate Certificates and Interest Only
                               Certificates will only be paid generally to the extent funds are available following payment of the Servicing Fee,
                               distributions in respect of the Notes and any required
                               deposits to the Reserve Account and the Yield Supplement
                               Account. See "Description of the Transfer and Servicing
                               Agreements--Distributions--MONTHLY WITHDRAWALS FROM
                               COLLECTION ACCOUNT" herein.
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                                      S-7
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B.  PRINCIPAL PAYMENTS.......  Principal on the Notes will be payable on each Distribution
                               Date in an amount generally equal to the Principal
                               Distribution Amount (as defined below) for such Distribution
                               Date (to the extent of funds available therefor as described herein).

                               On each Distribution Date before the Distribution Date on
                               which the Class A-1 Notes have been paid in full, principal of the Class A-1 Notes will be payable in an amount
                               generally equal to the Principal Distribution Amount. On
                               each Distribution Date on and after the Distribution Date on which the Class A-1 Notes have been paid in full, principal of the Class A-2 Notes will be payable, until the Class A-2
                               Notes have been paid in full, in an amount equal to the
                               difference between (i) the Principal Distribution Amount for such Distribution Date, and (ii) the portion, if any, of the
                               Principal Distribution Amount applied on such Distribution
                               Date to reduce the outstanding principal amount of the Class
                               A-1 Notes to zero. On each Distribution Date on and after
                               the Distribution Date on which the Class A-1 Notes and the
                               Class A-2 Notes have been paid in full, principal of the
                               Class A-3 Notes will be payable, until the Class A-3 Notes have been paid in full, in an amount equal to the difference between (i) the Principal Distribution Amount for such
                               Distribution Date, and (ii) the portion, if any, of the
                               Principal Distribution Amount applied on such Distribution
                               Date to reduce the outstanding principal amounts of the
                               Class A-1 Notes and the Class A-2 Notes to zero. On each
                               Distribution Date on and after the Distribution Date on
                               which the Class A Notes have been paid in full, the
                               principal of the Class B Notes will be payable, until the
                               Class B Notes have been paid in full, in an amount equal to the difference between (i) the Principal Distribution Amount for such Distribution Date, and (ii) the portion, if any, of the Principal Distribution Amount applied on such
                               Distribution Date to reduce the outstanding principal amount of the Class A Notes to zero.

                               No principal will be paid with respect to the Certificates until the Notes have been paid in full.

                               The outstanding principal amount, if any, of the Class A-1
                               Notes will be payable in full on the July 1999 Distribution
                               Date (the "CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION
                               DATE"), the outstanding principal amount, if any, of the
                               Class A-2 Notes will be payable in full on the September
                               2001 Distribution Date (the "CLASS A-2 NOTE FINAL SCHEDULED
                               DISTRIBUTION DATE"), the outstanding principal amount, if
                               any, of the Class A-3 Notes will be payable in full on the
                               April 2003 Distribution Date (the "CLASS A-3 NOTE FINAL
                               SCHEDULED DISTRIBUTION DATE") and the outstanding principal amount, if any, of the Class B Notes will be payable in full on the July 2004 Distribution Date (the "CLASS B NOTE FINAL
                               SCHEDULED DISTRIBUTION DATE"), in each case from funds
                               available therefor (including any amounts on deposit in the
                               Reserve Account). See "Description of the Transfer and
                               Servicing Agreements--Distributions" and "--Reserve Account"
                               herein.

C.  OPTIONAL PREPAYMENT......  The Class A-3 Notes and the Class B Notes will be prepaid in whole, but not in part, at the Class A-3 Note Prepayment
                               Price and the Class B Note Prepayment Price, respectively, on any Distribution Date after the Class A-1 Notes and the
                               Class A-2 Notes have been paid in full, if the Servicer
                               exercises its option to purchase the Receivables, which
                               option may be exercised when the Pool Balance has been
                               reduced to 10% or less of the Initial Pool Balance,
                               PROVIDED, THAT, the aggregate
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                                      S-8
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                               Purchase Amount for the Receivables, after payment of the
                               Servicing Fee, is an amount at least equal to the unpaid
                               principal amount of the Notes plus accrued and unpaid
                               interest thereon. The prepayment price for the Class A-3
                               Notes (the "CLASS A-3 NOTE PREPAYMENT PRICE") will equal the unpaid principal balance of the Class A-3 Notes plus accrued and unpaid interest thereon. The prepayment price for the
                               Class B Notes (the "CLASS B NOTE PREPAYMENT PRICE") will
                               equal the unpaid principal balance of the Class B Notes plus accrued and unpaid interest thereon. See "Description of the
                               Notes--The Class A-2 Notes, the Class A-3 Notes and the
                               Class B Notes--OPTIONAL PREPAYMENT" herein and "Description of the Notes--Principal and Interest on the Notes" and
                               "Description of the Transfer and Servicing
                               Agreements--Termination" in the Prospectus.

LIMITED RIGHTS...............  If an Event of Default occurs under the Indenture, the Class
                               B Noteholders will not have any right to direct or to
                               consent to any actions by the Indenture Trustee, including the sale of Receivables, until the Class A Notes have been paid in full, and if a Servicer Default occurs, the Class B
                               Noteholders will not have any right to direct or consent to removal of the Servicer until the Class A Notes have been
                               paid in full. See "Risk Factors--SUBORDINATION" and "LIMITED
                               ASSETS," "Description of the Notes--The Indenture--EVENTS OF
                               DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and "Description of
                               the Transfer and Servicing Agreements-- Rights Upon Servicer
                               Default" and "--Waiver of Past Defaults" herein.

TERMS OF THE CERTIFICATES....  On the Closing Date, the Trust will issue Fixed-Rate
                               Certificates in an aggregate principal amount of
                               $16,388,534, Interest Only Certificates and the Residual
                               Certificate. The Seller will initially purchase the entire principal amount of the Fixed-Rate Certificates and the
                               entire notional amount of the Interest Only Certificates and expects to convey the Residual Certificate to an
                               unaffiliated holder. The Fixed-Rate Certificates and the
                               Interest Only Certificates will be entitled to distribu-
                               tions as described in the Transfer and Servicing Agreements.
                               The rights of the holders of the Fixed-Rate Certificates and
                               Interest Only Certificates to receive distributions with
                               respect to their Certificates will be subordinated to the
                               rights of the Noteholders to receive distributions with
                               respect to the Notes to the extent described herein. It is not anticipated that the Residual Certificate will receive distributions of interest or principal. See "Description of the Certificates" herein.

PRIORITY OF DISTRIBUTIONS....  As more fully described in "Description of the Transfer and
                               Servicing Agreements--Distributions" herein, distributions of the Total Distribution Amount shall be made on each
                               Distribution Date in the following order of priority (except as described herein):

                               (i) to the Servicer (if CFSC or an affiliate is not the
                               Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

                               (ii) to the Class A Noteholders, the Class A Noteholders'
                               Interest Distributable Amount;

                               (iii) to the Principal Distribution Account, the First
                               Priority Principal Distribution Amount, if any;

                               (iv) to the Class B Noteholders, the Class B Noteholders'
                               Interest Distributable Amount;
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                                      S-9
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                               (v) to the Principal Distribution Account, the Second
                               Priority Principal Distribution Amount;

                               (vi) to the Yield Supplement Account, the amount equal to
                               the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the Yield Supplement Account on such Distribution Date;

                               (vii) to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account on such Distribution Date;

                               (viii) if any Class of Notes is outstanding prior to giving effect to distributions on such Distribution Date to the
                               Principal Distribution Account, the Regular Principal
                               Distribution Amount;

                               (ix) to the Servicer (if CFSC or an affiliate is the
                               Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; and

                               (x) to the Certificate Distribution Account, for application in the manner set forth in the Trust Agreement, the
                               remaining Total Distribution Amount.

                               Notwithstanding the foregoing, if an Event of Default has
                               occurred and the maturities of the Notes have been
                               accelerated, the Class A Noteholders of each Class of Class
                               A Notes will be entitled to be paid principal pro rata on
                               the basis of the ratio of the principal amount of such Class
                               A Noteholder's Class A Note to the aggregate principal
                               amount of the Class A Notes, and the Class B Noteholders and the Certificateholders will not be entitled to receive any distributions of interest or principal until the Class A
                               Notes have been paid in full.

                               Funds will be withdrawn (to the extent available) from
                               amounts on deposit in the Reserve Account and deposited into the Collection Account on any Distribution Date to the
                               extent that (a) the Total Required Payment exceeds (b) the
                               Total Available Amount. Additionally, funds will be
                               withdrawn (to the extent available) from amounts on deposit in the Yield Supplement Account and deposited into the Col-
                               lection Account on any Distribution Date to the extent that
                               (i) the excess of (a) the Total Required Payment over the
                               (b) Total Available Amount exceeds (ii) the amount on
                               deposit in the Reserve Account (prior to giving effect to
                               the above withdrawals).

                               "CERTIFICATE BALANCE" equals, on the Closing Date,
                               $16,388,534 and, thereafter, equals $16,388,534, reduced by all amounts allocable to principal previously distributed to holders of the Fixed-Rate Certificates.

                               "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the
                               excess, if any, of (A) the sum of (1) the Class A
                               Noteholders' Monthly Interest Distributable Amount for the
                               preceding Distribution Date and (2) any outstanding Class A
                               Noteholders' Interest Carryover Shortfall on such preceding
                               Distribution Date, over (B) the amount in respect of
                               interest that is actually distributed to the Class A
                               Noteholders on such preceding Distribution Date, and (ii)
                               interest on the amount of interest due but not paid to Class
                               A Noteholders on the preceding Distribution Date, to the
                               extent permitted by law, at the applicable interest rate or rates borne by such Class A Notes from such preceding
                               Distribution Date through such current Distribution Date.
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                                      S-10
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                               "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class
                               A Noteholders' Monthly Interest Distributable Amount for
                               such Distribution Date and the Class A Noteholders' Interest
                               Carryover Shortfall for such Distribution Date.

                               "CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, an amount
                               equal to the aggregate amount of interest accrued on the
                               Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes
                               at their respective interest rates from and including the
                               preceding Distribution Date (or, in the case of the initial
                               Distribution Date, with respect to the Class A-1 Notes, from and including the Closing Date, and with respect to the
                               Class A-2 Notes and the Class A-3 Notes, from and including
                               July 25, 1998), to but excluding such Distribution Date
                               (with respect to the Class A-1 Notes, based on a 360-day
                               year and the actual number of days elapsed, and with respect to the Class A-2 Notes and the Class A-3 Notes, in each case based on a 360-day year of twelve 30-day months).

                               "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the
                               excess, if any, of (A) the sum of (1) the Class B
                               Noteholders' Monthly Interest Distributable Amount for the
                               preceding Distribution Date and (2) any outstanding Class B
                               Noteholders' Interest Carryover Shortfall on such preceding
                               Distribution Date, over (B) the amount in respect of
                               interest that is actually distributed to the Class B
                               Noteholders on such preceding Distribution Date, and (ii)
                               interest on such excess, to the extent permitted by law, at the Class B Note Rate.

                               "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class
                               B Noteholders' Monthly Interest Distributable Amount for
                               such Distribution Date and the Class B Noteholders' Interest
                               Carryover Shortfall for such Distribution Date.

                               "CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT"
                               means, with respect to any Distribution Date, an amount
                               equal to the aggregate interest accrued on the Class B Notes at the Class B Note Rate from and including the preceding
                               Distribution Date (or from and including July 25, 1998 in
                               the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve
                               30-day months).

                               "COLLECTION PERIOD" means, with respect to the first
                               Distribution Date, the calendar month ending on July 31,
                               1998, and with respect to each subsequent Distribution Date, the preceding calendar month.

                               "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for
                               any Distribution Date, an amount equal to the excess, if
                               any, of (i) the aggregate outstanding principal amount of
                               the Class A Notes as of the preceding Distribution Date
                               (after giving effect to any principal payments made on the
                               Class A Notes on such preceding Distribution Date) over (ii)
                               the Pool Balance at the end of the Collection Period
                               preceding such Distribution Date; PROVIDED, HOWEVER, that
                               the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1
                               Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the
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                                      S-11
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                               Class A-1 Notes to zero, (ii) on and after the Class A-2
                               Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the
                               Class A-2 Notes to zero, and (iii) on and after the Class
                               A-3 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero.

                               "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any
                               Distribution Date, the sum of the First Priority Principal
                               Distribution Amount, the Second Priority Principal
                               Distribution Amount and the Regular Principal Distribution
                               Amount for such Distribution Date.

                               "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount not less than zero equal to (i) the excess of (A) the sum of the aggregate
                               outstanding principal amount of the Notes and the
                               Certificate Balance as of the preceding Distribution Date
                               (in each case, after giving effect to any principal payments made on the Notes and Certificates on such preceding
                               Distribution Date) over (B) the Pool Balance at the end of the Collection Period preceding such Distribution Date,
                               minus (ii) the sum of (A) the First Priority Principal
                               Distribution Amount and (B) the Second Priority Principal
                               Distribution Amount for such Distribution Date.

                               "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount not less than zero, equal to (i) the excess, if any, of (A) the aggregate outstanding principal amount of the Notes as of the preceding
                               Distribution Date (after giving effect to any principal
                               payments made on the Notes on such preceding Distribution
                               Date) over (B) the Pool Balance at the end of the Collection
                               Period preceding such Distribution Date, minus (ii) the
                               First Priority Principal Distribution Amount for such
                               Distribution Date; PROVIDED, HOWEVER, that on and after the
                               Class B Note Final Scheduled Distribution Date, the Second
                               Priority Principal Distribution Amount shall not be less
                               than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

                               "TOTAL AVAILABLE AMOUNT" means, with respect to any
                               Distribution Date, the sum of the aggregate collections
                               (including any Liquidation Proceeds, any Purchase Amounts
                               paid by the Seller and the Servicer and any amounts received from Dealers with respect to Receivables) received in
                               respect of the Receivables during the related Collection
                               Period, the Yield Supplement Deposit Amount, if any, for
                               such Distribution Date and Investment Earnings on the Trust
                               Accounts during such Collection Period. The Total Available
                               Amount on any Distribution Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any
                               amounts received from Dealers with respect to Receivables)
                               of (i) any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection
                               Period, (ii) any Liquidated Receivable after and to the
                               extent of the reassignment of such Liquidated Receivable by the Trust to the Seller and (iii) any Servicer's Yield.

                               "TOTAL DISTRIBUTION AMOUNT" means, with respect to any
                               Distribution Date, the sum of (i) the Total Available Amount
                               for such Distribution Date, (ii) the amount, if any,
                               withdrawn from the Reserve Account and deposited into the
                               Collection Account on such Distribution Date, and
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                                      S-12
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                               (iii) the amount, if any, withdrawn from the Yield
                               Supplement Account and deposited into the Collection Account on such Distribution Date (excluding any Yield Supplement
                               Deposit Amount included in the Total Available Amount).

                               "TOTAL REQUIRED PAYMENT" means, with respect to any
                               Distribution Date, the sum of (i) if CFSC or an affiliate is not the Servicer, the Servicing Fee, (ii) the Class A
                               Noteholders' Interest Distributable Amount, (iii) the First
                               Priority Principal Distribution Amount, (iv) the Class B
                               Noteholders' Interest Distributable Amount, and (v) the Sec-
                               ond Priority Principal Distribution Amount.

                               On each Distribution Date, all amounts on deposit in the
                               Principal Distribution Account will be paid in the following order of priority:

                                   (i) to the Class A-1 Noteholders in reduction of
                                 principal until the principal amount of the Class A-1
                                 Notes has been paid in full;

                                   (ii) to the Class A-2 Noteholders in reduction of
                                 principal until the principal amount of the Class A-2
                                 Notes has been paid in full;

                                   (iii) to the Class A-3 Noteholders in reduction of
                                 principal until the principal amount of the Class A-3
                                 Notes has been paid in full;

                                   (iv) to the Class B Noteholders in reduction of
                                 principal until the principal amount of the Class B Notes
                                 has been paid in full; and

                                   (v) to the Certificate Distribution Account, for
                                 application in the manner set forth in the Trust
                                 Agreement, any funds remaining on deposit in the Principal
                                 Distribution Account.

                               See "Description of the Transfer and Servicing
                               Agreements--Distributions" herein.

YIELD SUPPLEMENT ACCOUNT.....  The Seller will establish and maintain in the name of the
                               Indenture Trustee a yield supplement account (the "YIELD
                               SUPPLEMENT ACCOUNT") into which funds will be deposited on the Closing Date as described herein. The Yield Supplement
                               Account is designed to supplement the interest collections on those Receivables (the "DISCOUNT RECEIVABLES") that have
                               APRs which are less than the sum of (i) the Maximum Note
                               Rate and (ii) the Servicing Fee Rate (the "REQUIRED RATE").
                               The "MAXIMUM NOTE RATE" means the maximum of the Class A-1
                               Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate
                               and the Class B Note Rate. In addition, funds on deposit in the Yield Supplement Account will be available on each
                               Distribution Date to cover shortfalls in distributions on
                               the Notes to the extent described herein.

                               The Yield Supplement Account will be funded on or prior to the Closing Date by the Seller in an amount (the "YIELD
                               SUPPLEMENT ACCOUNT DEPOSIT") to be specified in the Sale and
                               Servicing Agreement. The Yield Supplement Account Deposit
                               will equal the aggregate amount as of the Cut-off Date by
                               which (i) interest on the Contract Balance of each Discount
                               Receivable for the remaining term of such Receivable
                               (assuming no prepayments or delinquencies) at a rate equal to the Required Rate exceeds (ii) interest on such Contract
                               Balance at the APR of such Receivable; PROVIDED, that such aggregate amount may be discounted at a rate to be specified in the Sale and Servicing Agreement. The Yield Supplement
                               Account will be augmented on each Distribution Date to the extent described herein by the deposit of the Total
                               Distribution Amount remaining after payment of the Servicing

                                      S-13
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                               Fee (if CFSC or an affiliate is not the Servicer),
                               distributions of interest to the Class A Noteholders, the
                               deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account, distributions of
                               interest to the Class B Noteholders, and the deposit of the
                               Second Priority Principal Distribution Amount into the
                               Principal Distribution Account, up to an amount equal to the excess of the Specified Yield Supplement Account Balance
                               over the amount on deposit in the Yield Supplement Account.

                               On or before the business day preceding each Distribution
                               Date, the Servicer shall cause to be withdrawn from the
                               amount on deposit in the Yield Supplement Account, for
                               deposit in the Collection Account, certain amounts intended to compensate for differences between the Note Rates and the
                               APR's of the Receivables, as described herein under
                               "Description of the Transfer and Servicing Agreements--Yield
                               Supplement Account." In addition, funds will be withdrawn
                               (to the extent available) from amounts on deposit in the
                               Yield Supplement Account and deposited into the Collection
                               Account to the extent that (i) the excess of (a) the Total
                               Required Payment over (b) the Total Available Amount exceeds
                               (ii) the amount on deposit in the Reserve Account (prior to giving effect to any withdrawals).

                               If on any Distribution Date amounts on deposit in the
                               Reserve Account are at least equal to the Specified Reserve
                               Account Balance and amounts on deposit in the Yield
                               Supplement Account are in excess of the Specified Yield
                               Supplement Account Balance after giving effect to all
                               distributions to be made on such Distribution Date, such
                               excess will generally be paid to the Seller or its designee and the Noteholders will have no further rights in, or
                               claims to, such amounts. The Specified Yield Supplement
                               Account Balance will be calculated as described under
                               "Description of the Transfer and Servicing Agreements--Yield
                               Supplement Account" herein. Additionally, upon notification in writing by each Rating Agency that such action will not result in a reduction or withdrawal by such Rating Agency of the rating of any Class of Notes rated by such Rating Agency
                               (the "RATING AGENCY CONDITION") and satisfaction of certain other conditions, the Seller may eliminate the Yield
                               Supplement Account and replace it with an alternative
                               arrangement satisfying such conditions, in which case funds on deposit in the Yield Supplement Account generally would be released to the Seller or its designee and no further
                               funds would be deposited in the Yield Supplement Account.

RESERVE ACCOUNT..............  The Seller will establish and maintain in the name of the
                               Indenture Trustee a reserve account (the "RESERVE ACCOUNT")
                               into which funds will be deposited from time to time as
                               described herein. Funds on deposit in the Reserve Account
                               will be available on each Distribution Date to cover
                               shortfalls in distributions of interest and principal on the
                               Notes to the extent described herein. The Reserve Account
                               will be created with an initial deposit by the Seller of
                               cash or Eligible Investments having a value of at least
                               $7,570,982. The amount initially deposited in the Reserve
                               Account is referred to as the "RESERVE ACCOUNT INITIAL
                               DEPOSIT." The Reserve Account Initial Deposit will be aug-
                               mented on each Distribution Date to the extent described
                               herein by the deposit of the Total Distribution Amount
                               remaining after payment of

                               the Servicing Fee (if CFSC or an affiliate is not the
                               Servicer), distributions of interest to the Class A
                               Noteholders, the deposit of the First Priority Principal
                               Distribution Amount into the Principal Distribution Account, distributions of interest to the Class B Noteholders, the
                               deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account, and deposit of an amount sufficient to restore the amount on deposit in the
                               Yield Supplement Account to the Specified Yield Supplement
                               Account Balance, up to an amount equal to the excess of the
                               Specified Reserve Account Balance over the amount on deposit in the Reserve Account.

                               The "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any
                               Distribution Date will be equal to the lesser of (i) the
                               outstanding principal balance of the Notes and (ii)
                               $7,570,982 (which is equal to 1.25% of the Initial Pool
                               Balance). See "Description of the Transfer and Servicing
                               Agreements--Reserve Account" herein.

                               Funds will be withdrawn (to the extent available) from
                               amounts on deposit in the Reserve Account and deposited into the Collection Account on any Distribution Date to the
                               extent that (i) the Total Required Payment exceeds (ii) the
                               Total Available Amount.

                               If the amount required to be withdrawn from the Reserve
                               Account and the Yield Supplement Account to cover shortfalls in collections on the Receivables on any Distribution Date exceeds the amount on deposit in the Reserve Account and the
                               Yield Supplement Account on such date, a shortfall in the
                               amounts distributable to the Noteholders would result, which could, in turn, increase the average life of the Notes, or result in losses to Noteholders. Upon satisfaction of the
                               Rating Agency Condition and certain other conditions, the
                               Seller may eliminate the Reserve Account and replace it with an alternative arrangement satisfying such conditions, in
                               which case funds on deposit in the Reserve Account generally would be released to the Seller or its designee and no
                               further funds would be deposited in the Reserve Account.

COLLECTION ACCOUNT...........  The Servicer will be required to remit collections received with respect to the Receivables during a Collection Period on or before the business day preceding the related
                               Distribution Date to one or more accounts in the name of the
                               Indenture Trustee (collectively, the "COLLECTION ACCOUNT"), except upon the occurrence of certain conditions described herein (in which case such remittances will be required more frequently). See "Description of the Transfer and Servicing
                               Agreements--Payments on Receivables" in the Prospectus.
                               Pursuant to the Sale and Servicing Agreement, the Servicer
                               will have the revocable power to instruct the Indenture
                               Trustee to withdraw the Total Distribution Amount on deposit in the Collection Account and to apply such funds on each
                               Distribution Date in the priority set forth above under
                               "--Priority of Distributions."

MATURITY AND PREPAYMENT
 CONSIDERATIONS..............  All of the Receivables are prepayable at any time. Each prepayment will shorten the weighted average remaining term of the Receivables and the weighted average life of the
                               Securities. Prepayments of principal will be included in the
                               Principal Distribution Amount and will be payable first to the Class A-1 Noteholders until the Class A-1 Notes

                               have been paid in full, then will be payable to the Class
                               A-2 Noteholders until the Class A-2 Notes have been paid in full, then to the Class A-3 Noteholders until the Class A-3
                               Notes have been paid in full, and then to the Class B
                               Noteholders until the Class B Notes have been paid in full.
                               See "Description of the Transfer and Servicing Agreements--
                               Distributions" herein.

                               The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other
                               factors, and under certain circumstances relating to
                               breaches of representations, warranties or covenants, the
                               Seller is obligated to repurchase Receivables from the
                               Trust. In addition, if the Servicer extends the final
                               scheduled payment date of a Receivable beyond June 30, 2004
                               (the "FINAL MATURITY DATE"), the Servicer will be obligated to purchase such Receivable from the Trust. The Servicer
                               will be permitted to refinance an existing Receivable for an
                               Obligor, so long as (a) the proceeds of such refinancing
                               would be used to prepay such existing Receivable in full and
                               (b) such Obligor executes a new Installment Sales Contract or Lease with respect to such Receivable. Any such new
                               Installment Sales Contract or Lease would not be the
                               property of the Trust. The purchase or refinancing of a
                               Receivable by the Servicer will result in the prepayment of the Contract Balance of such Receivable and the subsequent prepayment of principal to the Noteholders to the extent
                               described above.

                               A higher than anticipated rate of prepayments will reduce
                               the aggregate Contract Balance of the Receivables more
                               quickly than expected and thereby reduce anticipated
                               aggregate interest payments on the Securities. Any
                               reinvestment risks resulting from a faster or slower
                               incidence of prepayment of Receivables will be borne
                               entirely by the Noteholders as set forth in the priority of distributions herein. See "Description of the Transfer and
                               Servicing Agreements--Distributions" herein. Such
                               reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the
                               Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

                               Holders of Notes should consider, in the case of Notes
                               purchased at a discount, the risk that a slower than
                               anticipated rate of principal payments on the Receivables
                               could result in an actual yield that is less than the
                               anticipated yield and, in the case of any Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Receivables could result in an
                               actual yield that is less than the anticipated yield.

SERVICING FEE................  The Servicer shall receive a fee for each Collection Period equal to 1.0% per annum (the "SERVICING FEE RATE") of the
                               Pool Balance as of the first day of such Collection Period
                               (the "SERVICING FEE") (in accordance with the priority of
                               distributions set forth herein), plus any Servicer's Yield for such Collection Period and, to the extent described in the Transfer and Servicing Agreements, Investment Earnings
                               on certain Trust Accounts and Liquidation Proceeds in excess of the outstanding Contract Balance of any Receivable
                               received during such Collection Period. The Servicer's Yield represents amounts actually collected by the Servicer on
                               account of late fees, taxes, and other

                               charges, as described herein. Payments by or on behalf of
                               Obligors will be allocated first to any overdue scheduled
                               payment (including taxes and miscellaneous billables),
                               second to the current scheduled payment (including taxes and miscellaneous billables) and third to late fees. The
                               Servicing Fee with respect to each Collection Period will
                               decline over the term of the Notes as the Pool Balance
                               decreases. See "Description of the Transfer and Servicing
                               Agreements--Servicing Compensation and Payment of Expenses"
                               herein and in the Prospectus.

CUSTODIAL AGREEMENT..........  The First National Bank of Chicago, as custodian (the
                               "CUSTODIAN"), will be responsible for maintaining custody of the Installment Sales Contracts, the Leases and any related
                               Dealer Agreements pursuant to a custodial agreement, to be dated as of July 1, 1998 (the "CUSTODIAL AGREEMENT"), among
                               CFSC, the Seller, the Issuer and The First National Bank of
                               Chicago, in its capacity as Indenture Trustee and as
                               Custodian. See "Risk Factors--RISKS OF UNPERFECTED SECURITY
                               INTERESTS IN RECEIVABLES " and "Certain Legal Aspects of the
                               Receivables--Sale and Transfer of Receivables" herein and
                               "Risk Factors--RISKS OF UNPERFECTED SECURITY INTERESTS IN
                               RECEIVABLES" and "--RISKS OF UNPERFECTED SECURITY INTERESTS
                               IN FINANCED EQUIPMENT" and "Certain Legal Aspects of the
                               Receivables--Sale and Transfer of Receivables" in the
                               Prospectus.

ADMINISTRATION AGREEMENT.....  CFSC, in its capacity as administrator (the
                               "ADMINISTRATOR"), will enter into an agreement (the
                               "ADMINISTRATION AGREEMENT") with the Trust and the Indenture
                               Trustee. As compensation for the performance of the
                               Administrator's obligations under the Administration
                               Agreement and as reimbursement for its expenses related
                               thereto, the Seller will pay the Administrator a monthly
                               administration fee in an amount equal to $500 per month (the
                               "ADMINISTRATION FEE"). See "Description of the Transfer and
                               Servicing Agreements--Administration Agreement" in the
                               Prospectus.

CLEARANCE AND SETTLEMENT.....  Noteholders may elect to hold their Notes through any of DTC
                               (in the United States) or Cedel or Euroclear (in Europe).
                               Transfers within DTC, Cedel or Euroclear, as the case may
                               be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers
                               between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or
                               indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Issuance of the Securities--Book-Entry
                               Registration" in the Prospectus.

CERTAIN LEGAL ASPECTS
 OF THE RECEIVABLES..........  The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the
                               granting of a security interest in the Receivables by the
                               Trust to the Indenture Trustee, will in each case be
                               perfected by the Custodian, on behalf of the applicable
                               assignee, taking possession of the Installment Sales
                               Contracts and Leases and any related Dealer Agreements (the
                               "RECEIVABLES FILES") pursuant to the Custodial Agreement.
                               The Custodian will maintain possession of the Receivables
                               Files in a space leased by the Custodian proximate to the
                               principal executive offices of the Seller. CFSC will
                               indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each
                               Receivables File will contain the single

                               original related Installment Sales Contract or Lease (as
                               represented by CFSC in the Purchase Agreement). UCC
                               financing statements will not be filed to perfect these
                               transfers of ownership or such grant of a security interest, and CFSC will not stamp the physical Receivables Files or
                               the Installment Sales Contracts and Leases. Although steps will be taken to ensure that the Seller (an affiliate of
                               CFSC) does not obtain possession or control of the
                               Installment Sales Contracts and Leases, should a court find that the Seller did have possession or control of such
                               Installment Sales Contracts and Leases, the interests of the
                               Trust and the Indenture Trustee in the Receivables would in all likelihood be unperfected. See "Risk Factors--PERFECTION
                               OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" and
                               "Certain Legal Aspects of the Receivables--Sale and Transfer
                               of Receivables" herein and "Risk Factors-- RISKS OF
                               UNPERFECTED SECURITY INTERESTS IN RECEIVABLES" and "Certain
                               Legal Aspects of the Receivables--Sale and Transfer of
                               Receivables" in the Prospectus.

TAX STATUS...................  In the opinion of Orrick, Herrington & Sutcliffe LLP
                               ("SPECIAL TAX COUNSEL"), for federal income tax purposes the
                               Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded
                               partnership) taxable as a corporation. The Seller intends to cause an election to be made under the Internal Revenue Code of 1986, as amended (the "CODE"), whereby the Trust will
                               qualify as one or more "financial asset securitization
                               investment trusts" or "FASITS" under the relevant provisions of the Code and the Notes will constitute "regular
                               interests" in a FASIT, and Special Tax Counsel is of the
                               opinion that the Trust and the Notes will be so treated.
                               Noteholders will be required to report taxable income with respect to a Note under an accrual method, and accordingly may be required to report taxable income prior to receipt of cash paid in respect of a Note. See "Federal Income Tax
                               Consequences and Treatment of Trust as a FASIT" herein and
                               "Federal Income Tax Consequences" in the Prospectus.

STATE TAX CONSIDERATIONS.....  In the opinion of Tuke Yopp & Sweeney, PLC ("TENNESSEE TAX
                               COUNSEL"), with respect to corporate Noteholders, the same tax characterizations should apply for purposes of Tennessee income tax as for federal income tax purposes. Non-corporate
                               Noteholders who are residents of Tennessee will be subject to taxation on income distributions with respect to the
                               Notes at the rate of six percent (6%). In the opinion of
                               Tennessee Tax Counsel, the Trust should not be subject to
                               taxation in Tennessee. See "Certain State Tax
                               Considerations" in the Prospectus for additional information concerning the application of Tennessee tax laws to the
                               Trust and the Securities.

ERISA CONSIDERATIONS.........  Subject to the considerations described in "ERISA
                               Considerations" herein and in the Prospectus, the Notes are eligible for purchase with "plan assets" of any Plan (as
                               defined below) ("PLAN ASSETS"). A fiduciary or other person contemplating purchasing the Notes on behalf of or with Plan
                               Assets of any employee benefit plan or other plan or
                               arrangement (including but not limited to an insurance
                               company general account) subject to Title I of the Employee
                               Retirement Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code (collectively,
                               "PLANS") should carefully review with its legal advisors

                               whether the purchase or holding of the Notes could give rise to a transaction prohibited or not otherwise permissible
                               under ERISA or Section 4975 of the Code.

LEGAL INVESTMENT.............  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7
                               under the Investment Company Act of 1940, as amended.

RATINGS OF THE NOTES.........  It is a condition to the issuance of the Notes that the
                               Class A-1 Notes be rated in the highest short-term
                               investment rating category and that the Class A-2 Notes and the Class A-3 Notes be rated in the highest long-term
                               investment rating category by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and
                               Moody's Investors Service, Inc. ("MOODY'S" and with S&P,
                               each, a "RATING AGENCY") and that the Class B Notes be rated at least "A" by S&P and at least "A2" by Moody's. See "Risk
                               Factors--RATINGS LIMITATIONS" herein and "Ratings" in the
                               Prospectus.

CUSIP NUMBERS................  Class A-1 Notes:

                               Class A-2 Notes:

                               Class A-3 Notes:

                               Class B Notes:

                                  RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of the Notes.

    LIMITED LIQUIDITY. There is currently no secondary market for the Notes. Each Underwriter currently intends to make a market in the Notes for which it is an Underwriter, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

    SUBORDINATION. Distributions of interest on the Class B Notes will be subordinated in priority of payment to interest on the Class A Notes. In addition, the Class B Noteholders will not receive any distributions of principal until the Class A Notes have been paid in full.

    LIMITED ASSETS. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Reserve Account and the Yield Supplement Account. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account and the Yield Supplement Account. Amounts to be deposited in the Reserve Account and the Yield Supplement Account and the overcollateralization represented by the Certificates are limited in amount. In addition, funds in the Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the Class A Notes prior to the application thereof to cover shortfalls on the Class B Notes. If the Reserve Account is depleted, the Trust will depend solely on current distributions on the Receivables and, if and to the extent available, amounts on deposit in the Yield Supplement Account to make payments on the Notes.

    If an Event of Default under the Indenture occurs and the maturities of the Notes are accelerated, the Indenture Trustee will have the right or be required in certain circumstances to sell the Receivables to pay the principal of, and accrued interest on, the Notes. Upon the occurrence of an Event of Default, the Class B Noteholders will not have any right to direct or to consent to any actions by the Indenture Trustee until the Class A Notes have been paid in full. There is no assurance that the proceeds of such sale will be equal to or greater than the aggregate outstanding principal balance of the Notes plus accrued interest. Because (i) following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in the acceleration of the Notes, neither interest nor principal is distributed to Class B Noteholders upon sale of the Receivables until the Class A Notes have been paid in full, and (ii) following the occurrence and during the continuation of any other Event of Default which has resulted in the acceleration of the Notes, no principal is distributed to Class B Noteholders upon sale of the Receivables until the Class A Notes have been paid in full, the interest of the Class B Noteholders and the Class A Noteholders may conflict, and the exercise by the Indenture Trustee of its right to sell the Receivables or exercise other remedies may cause the Class B Noteholders to suffer a loss of all or part of their investment. See "Description of the Notes--The Indenture--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" herein and in the Prospectus.

    In the event a Servicer Default occurs, the Indenture Trustee or the Class A Noteholders evidencing not less than 25% of the outstanding principal amount of the Class A Notes, as described under "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default" herein and in the Prospectus, may remove the Servicer without the consent of the Owner Trustee or any of the Class B Noteholders. The Owner Trustee or the Class B Noteholders will not have the ability to remove the Servicer if a Servicer Default occurs until the Class A Notes have been paid in full. In addition, the Class A Noteholders evidencing more than 50% of the outstanding principal amount of the Class A Notes have the ability, with certain specified exceptions, to waive defaults by the Servicer without the consent of the Owner Trustee or any of the Class B Noteholders, including defaults that could materially and adversely affect the Class B Noteholders. If CFSC or an affiliate is no longer the Servicer, payment of the Servicing Fee will be made prior to distributions to Class A Noteholders and Class B Noteholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein and in the Prospectus.

    RISKS OF UNPERFECTED SECURITY INTERESTS IN RECEIVABLES. The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the granting of a security interest in the Receivables by the Trust to the Indenture Trustee, will in each case be perfected by the Custodian, on behalf of the applicable assignee, taking possession of the Installment Sales Contracts and Leases and any related Dealer Agreements (the "RECEIVABLES FILES") pursuant to the Custodial Agreement. The Custodian will maintain possession of the Receivables Files in a space leased by the Custodian proximate to the principal executive offices of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each Receivables File will contain the single original Installment Sales Contract or Lease related to a Receivable (as represented by CFSC in the Purchase Agreement). UCC financing statements will not be filed to perfect these transfers of ownership or such grant of a security interest in the Receivables, and CFSC will not stamp the physical Receivables Files or the Installment Sales Contracts and Leases. Although steps will be taken to ensure that the Seller (an affiliate of CFSC) does not obtain possession or control of the Installment Sales Contracts and Leases, should a court find that the Seller did have possession or control of such Installment Sales Contracts and Leases, the interests of the Trust and the Indenture Trustee in the Receivables would in all likelihood be unperfected, and distributions to Noteholders may be adversely affected.

    Should the related Indenture Trustee's security interest and/or the Trust's ownership interest in the Receivables be found to be unperfected, such interests may be inferior to the interests of (i) the Seller or CFSC, (ii) any creditors of the Trust, the Seller or CFSC, or (iii) a subsequent purchaser of Receivables, in the event the Trust, the Seller or CFSC fraudulently or inadvertently sells a Receivable to such purchaser who had no notice of the prior transfers thereof to such Indenture Trustee, the Trust or the Seller and such purchaser takes possession of the related physical contract evidencing such Receivable. As a result of such lack of perfection, the Seller, the Trust and the holders of Securities may not be entitled to receive all or a portion of the distributions relating to, or have any other rights with respect to, the Receivables.

    RATINGS LIMITATIONS. It is a condition to the issuance of the Notes that the Class A-1 Notes be rated in the highest short-term investment rating category and that the Class A-2 Notes and the Class A-3 Notes be rated in the highest long-term investment rating category by each of S&P and Moody's and that the Class B Notes be rated at least "A" by S&P and at least "A2" by Moody's. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on and the ultimate payment of principal of the Notes pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant.

                             FORMATION OF THE TRUST

THE TRUST

    The Issuer, Caterpillar Financial Asset Trust 1998-A, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, owning and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing and making payments on the Notes, (iii) issuing and making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust will initially be capitalized with equity of $16,388,534 (excluding amounts deposited in the Reserve Account and the Yield Supplement Account), which represents the initial principal balance of the Fixed-Rate Certificates which will be sold to the Seller. The proceeds from the initial sale of the Certificates, together with the proceeds from the initial sale of the Notes, will be used by the Trust to purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement. The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the Prospectus. Each Receivables File will contain the single original related Installment Sales Contract or Lease (as represented by CFSC in the Purchase Agreement). The Custodian will act as custodian for the Receivables Files for the Seller, the Owner Trustee and the Indenture Trustee and will take possession of the Receivables Files at a location leased by the Custodian proximate to the principal executive offices of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. UCC financing statements will not be filed to evidence these transfers, and CFSC will not stamp the physical Receivables Files to reflect the sale and assignment of the Receivables to the Trust. See "Risk Factors--RISKS OF UNPERFECTED SECURITY INTERESTS IN RECEIVABLES" herein and in the Prospectus, "Risk Factors--RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED EQUIPMENT" in the Prospectus, "Certain Legal Aspects of the Receivables--Sale and Transfer of Receivables" herein and in the Prospectus and "Certain Legal Aspects of the Receivables--Security Interest in Equipment" in the Prospectus.

    If the protections provided to Class A Noteholders in the Trust by the subordination of the Class B Notes and the Certificates, the protection provided to the Class B Noteholders in the Trust by the subordination of the Certificates, and the protection provided to the holders of the Notes by the availability of the funds in the Reserve Account and the Yield Supplement Account are insufficient, the Trust must rely solely on the payments from the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Equipment and certain other cross-collateralized equipment which secure defaulted Receivables. In such event, certain factors, such as the Trust's not having first priority perfected security interests in some of the Receivables or Financed Equipment as a result of occurrences after the Closing Date, and the risk of fraud or negligence of CFSC or (under certain circumstances) the related Dealer, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus the proceeds to be distributed to Noteholders with respect to the Notes may be reduced. See "Risk Factors--PERFECTION OF INTERESTS IN RECEIVABLES AND IN FINANCED EQUIPMENT" herein and in the Prospectus, and "Certain Legal Aspects of the Receivables" in the Prospectus.

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Cut-off Date, as if the issuance and sale of the Notes offered hereby and the Certificates had taken place on such date:

Class A-1      % Asset Backed Notes...................................  $164,000,000
Class A-2      % Asset Backed Notes...................................  218,000,000
Class A-3      % Asset Backed Notes...................................  183,114,000
Class B      % Asset Backed Notes.....................................   24,176,000
Asset Backed Certificates.............................................   16,388,534
                                                                        -----------
  Total...............................................................  $605,678,534
                                                                        -----------
                                                                        -----------

THE OWNER TRUSTEE

    Chase Manhattan Bank Delaware is the Owner Trustee under the Trust Agreement. Chase Manhattan Bank Delaware is a Delaware banking corporation and its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. The Seller shall pay the fees of the Owner Trustee and shall reimburse it for certain liabilities and expenses. In the ordinary course of its business, the Owner Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CFSC and its affiliates.

                              THE RECEIVABLES POOL

    The pool of Receivables (the "RECEIVABLES POOL") will include the Receivables purchased pursuant to the Purchase Agreement with an aggregate Contract Balance of $605,678,534 as of July 1, 1998 (the "CUT-OFF DATE").

    The Receivables were selected from the entire U.S. Portfolio (other than receivables previously sold to trusts under prior asset-backed securitizations which CFSC continues to service which are otherwise included in the U.S. Portfolio) using criteria set forth in the Prospectus under "The Receivables Pools," as well as that each Receivable (i) has a stated maturity of not earlier than December 1998 or later than June 2003,

(ii) has an APR of at least 6.00% and (iii) is not more than 31 days past due as of the Cut-off Date. In addition, each Lease requires a mandatory final payment equal to the residual amount payable by the lessee or has a guaranteed residual payment amount of $100 or less. The "APR" for any Lease will be its Implicit Interest Rate (as defined in the Prospectus). As of the Cut-off Date, no Obligor on any Receivable was noted in the related records of the Servicer as being in default under the related Installment Sales Contract or as being the subject of a bankruptcy proceeding. No selection procedures believed by CFSC or the Seller to be adverse to the Noteholders were used in selecting the Receivables.

    The composition of the Receivables and the distribution of the Receivables by APR, new and used equipment, equipment type, industry application, payment frequency, remaining Contract Balance, residual type of the Leases and geographic distribution as of the Cut-off Date are set forth in the following tables. Amounts and percentages are based on the Contract Balance of the Receivables as of the Cut-off Date. The "CONTRACT BALANCE" of a Receivable means its original principal balance, in the case of an Installment Sales Contract, or its original Net Investment, in the case of a Lease, as reduced by principal payments applied in accordance with the actuarial method, in each case plus accrued interest on delinquent Receivables, Variable Frequency Receivables which did not make a payment in the preceding Collection Period and, as to the initial Contract Balance only, Receivables originated in June 1998 which as of the Cut-off Date had not yet made a payment. The initial amount of accrued interest included in the aggregate Contract Balance is not expected to exceed approximately 0.21% of the initial aggregate Contract Balance. The "NET INVESTMENT" with respect to a Lease equals the present value of the Lease Scheduled Payments due thereunder and the residual payment amount at the end of the Lease term discounted at the Implicit Interest Rate for such Lease. As of the Cut-off Date, the aggregate Contract Balance of the Receivables equalled the Initial Pool Balance.

                         COMPOSITION OF THE RECEIVABLES

                                                                            WEIGHTED    WEIGHTED
                                                                             AVERAGE    AVERAGE
                                                                            ORIGINAL   REMAINING
                                                                              TERM        TERM
                                                                             (RANGE)    (RANGE)
                 POOL      RESIDUAL     NUMBER OF    WEIGHTED AVERAGE APR      (IN        (IN              AVERAGE
                BALANCE     BALANCE    RECEIVABLES          (RANGE)          MONTHS)   MONTHS)(1)  CONTRACT BALANCE (RANGE)
              -----------  ---------  -------------  ---------------------  ---------  ----------  ------------------------
Installment
 Sales                                                                                                     $96,044
Contracts...  $417,696,786 $       0        4,349    7.32% (6.00%-12.30%)   48(12-60)   43(6-60)     ($5,095-$2,739,485)
                                                                                                            48,587
Leases......  187,981,748  7,572,561        3,869    8.00% (6.00%-19.43%)   51(12-60)   38(6-60)     ($5,007-$1,930,615)
              -----------  ---------        -----    ---------------------  ---------  ----------  ------------------------
Total.......  $605,678,534 $7,572,561       8,218            7.53%             49          41              $73,701
              -----------  ---------        -----
              -----------  ---------        -----

------------------------

(1) Based on scheduled payments and assuming no prepayments of the Receivables.

                     DISTRIBUTION BY APR OF THE RECEIVABLES

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
APR RANGE (1)                                                     RECEIVABLES      BALANCE        BALANCE
---------------------------------------------------------------  -------------  --------------  -----------
 6.00  -  6.49.................................................        1,413    $  143,930,906      23.76%
 6.50  -  6.99.................................................        1,180       116,337,407      19.21
 7.00  -  7.49.................................................          897        78,070,649      12.89
 7.50  -  7.99.................................................          536        49,583,016       8.19
 8.00  -  8.49.................................................          792        63,312,661      10.45
 8.50  -  8.99.................................................        1,631        98,032,478      16.19
 9.00  - 9.49..................................................          591        31,273,625       5.16
 9.50  -  9.99.................................................          480        14,700,743       2.43
10.00 and over.................................................          698        10,437,049       1.72
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

------------------------

(1) CFSC, in conjunction with Caterpillar and its subsidiaries, periodically offers below market rate financing to Obligors under merchandising programs. Caterpillar, at the outset of a subsidized transaction, remits to CFSC an amount equal to the interest differential, which amount is recognized as income over the term of the related contract or lease. The APR of any Receivable does not take into account, and the Trust does not have an interest in, any of such amounts remitted to CFSC by Caterpillar with respect to these Receivables.

                DISTRIBUTION BY NEW AND USED FINANCED EQUIPMENT

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
                                                                  RECEIVABLES      BALANCE        BALANCE
                                                                 -------------  --------------  -----------
New Equipment (1)..............................................        5,660    $  454,362,819      75.02%
Used Equipment.................................................        2,558       151,315,715      24.98
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

------------------------

(1) Units not previously delivered or sold; rental units of less than 12 months and 1,000 service meter hours; and units of the current or previous model year and serial number.

         DISTRIBUTION OF THE RECEIVABLES BY TYPE OF FINANCED EQUIPMENT

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
TYPE                                                              RECEIVABLES      BALANCE        BALANCE
---------------------------------------------------------------  -------------  --------------  -----------
Construction Equipment.........................................        5,320    $  543,630,196      89.75%
Lift Trucks....................................................        2,791        52,366,209       8.65
Paving Equipment...............................................          107         9,682,129       1.60
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

           DISTRIBUTION BY INDUSTRY APPLICATION OF FINANCED EQUIPMENT

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
INDUSTRY                                                          RECEIVABLES      BALANCE        BALANCE
---------------------------------------------------------------  -------------  --------------  -----------
Agriculture, Forestry and Fishing..............................          354    $   19,459,546       3.21%
Construction...................................................        3,799       351,264,643      58.00
Mining.........................................................          231        42,779,871       7.06
Manufacturing..................................................        1,499        63,003,131      10.40
Transportation/Public Utilities................................          524        28,817,139       4.76
Wholesale Trade................................................          755        30,564,954       5.05
Other (1)......................................................        1,056        69,789,250      11.52
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

------------------------

(1) Other includes retail, financial, insurance and real estate, services, and public administration.

              DISTRIBUTION OF THE RECEIVABLES BY PAYMENT FREQUENCY

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
TYPE                                                              RECEIVABLES      BALANCE        BALANCE
---------------------------------------------------------------  -------------  --------------  -----------
Monthly........................................................        7,032    $  474,809,438      78.39%
Variable Frequency (1).........................................        1,186       130,869,096      21.61
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

------------------------

(1) "VARIABLE FREQUENCY RECEIVABLES" have monthly payment schedules but permit the Obligors thereon to skip or reduce payments during certain specified months which are predetermined at origination. The majority of skip or reduced payments take place during months coinciding with the cash flow patterns of the related Obligors. Although there can be no assurance that the experience on the Variable Frequency Receivables will be comparable, CFSC has not identified any cash flow pattern resulting from the existence of Variable Frequency Receivables in the U.S. Portfolio. The Seller believes that the pattern of principal payments on the Notes will not be materially affected by the inclusion of Variable Frequency Receivables in the Trust. See "The Receivables Pools--The Retail Equipment Financing Business-- INSTALLMENT SALES CONTRACTS--CONTRACT TERMS" and "--LEASES--CONTRACT TERMS" in the Prospectus.

         DISTRIBUTION OF THE RECEIVABLES BY REMAINING CONTRACT BALANCE

                                                                                                PERCENT OF
                                                                                  AGGREGATE      AGGREGATE
                                                                   NUMBER OF       CONTRACT      CONTRACT
REMAINING CONTRACT BALANCE RANGE                                  RECEIVABLES      BALANCE        BALANCE
---------------------------------------------------------------  -------------  --------------  -----------
Up to $25,000..................................................        2,902    $   40,171,815       6.63%
$ 25,001-$  50,000.............................................        1,739        64,746,804      10.69
$ 50,001-$  75,000.............................................        1,128        68,559,073      11.32
$ 75,001-$ 100,000.............................................          677        58,926,866       9.73
$100,001-$ 125,000.............................................          533        60,018,372       9.91
$125,001-$ 150,000.............................................          347        47,415,701       7.83
$150,001-$ 175,000.............................................          236        38,009,517       6.28
$175,001-$ 200,000.............................................          171        31,928,694       5.27
$200,001-$ 250,000.............................................          164        36,740,051       6.07
$250,001-$ 300,000.............................................           95        25,772,360       4.26
$300,001-$ 350,000.............................................           65        21,217,648       3.50
$350,001-$ 400,000.............................................           34        12,610,516       2.08
$400,001-$ 450,000.............................................           24        10,254,673       1.69
$450,001-$ 500,000.............................................           14         6,565,586       1.08
$500,001-$ 550,000.............................................           13         6,831,032       1.13
$550,001-$ 600,000.............................................           11         6,255,291       1.03
$600,001-$1,000,000............................................           38        27,952,061       4.61
Over $1,000,000................................................           27        41,702,474       6.89
                                                                       -----    --------------  -----------
  Total........................................................        8,218    $  605,678,534     100.00%
                                                                       -----    --------------  -----------
                                                                       -----    --------------  -----------

                    DISTRIBUTION OF LEASES BY RESIDUAL TYPE

                                                                                                    RESIDUAL AMOUNT  RESIDUAL AMOUNT
                                                                         PERCENT OF                 AS A PERCENT OF  AS A PERCENT OF
                                           AGGREGATE       AGGREGATE      AGGREGATE                    AGGREGATE        AGGREGATE
TYPE OF                     NUMBER OF       ORIGINAL        CONTRACT      CONTRACT      RESIDUAL       ORIGINAL         CONTRACT
CUSTOMER OBLIGATION        RECEIVABLES   EQUIPMENT COST     BALANCE        BALANCE       AMOUNT     EQUIPMENT COST       BALANCE
------------------------  -------------  --------------  --------------  -----------  ------------  ---------------  ---------------
Mandatory Final Payment
 (1)....................        3,844    $  263,819,777  $  185,145,677       98.49%  $  7,572,529          2.87%            4.09%
Not Mandatory Final
 Payment................           25         4,293,846       2,836,071        1.51%            32          0.00%            0.00%
                                -----    --------------  --------------  -----------  ------------
  Total.................        3,869    $  268,113,623  $  187,981,748      100.00%  $  7,572,561
                                -----    --------------  --------------  -----------  ------------
                                -----    --------------  --------------  -----------  ------------

------------------------

(1) Lessee is required under the terms of the Lease to make a payment equal to the residual amount at the termination of the Lease.

                   GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES

                                                                                                       PERCENT OF
                                                                 NUMBER OF     AGGREGATE CONTRACT       AGGREGATE
STATE (1)                                                       RECEIVABLES         BALANCE         CONTRACT BALANCE
-------------------------------------------------------------  -------------  --------------------  -----------------
Alabama......................................................          262      $     16,287,183            2.69%
Alaska.......................................................           25             2,113,539            0.35
Arizona......................................................          194            13,008,141            2.15
Arkansas.....................................................          128             7,013,817            1.16
California...................................................          533            42,377,203            7.00
Colorado.....................................................           62             7,088,478            1.17
Connecticut..................................................           20               947,491            0.16
Delaware.....................................................           14             1,148,192            0.19
District of Columbia.........................................            3                83,226            0.01
Florida......................................................          385            24,675,728            4.07
Georgia......................................................          346            24,565,805            4.06
Hawaii.......................................................           12               550,654            0.09
Idaho........................................................           58             4,229,943            0.70
Illinois.....................................................          255            18,915,848            3.12
Indiana......................................................          182            10,049,803            1.66
Iowa.........................................................           72             2,725,716            0.45
Kansas.......................................................          109            11,112,925            1.83
Kentucky.....................................................          161            15,518,434            2.56
Louisiana....................................................          157            10,152,718            1.68
Maine........................................................           10               331,833            0.05
Maryland.....................................................           49             3,297,861            0.54
Massachusetts................................................           25             1,631,305            0.27
Michigan.....................................................          531            35,651,148            5.89
Minnesota....................................................           87             3,036,624            0.50
Mississippi..................................................          160            10,540,215            1.74
Missouri.....................................................          159            14,886,331            2.46
Montana......................................................           54             4,840,847            0.80
Nebraska.....................................................           63             3,787,267            0.63
Nevada.......................................................           74             9,170,261            1.51
New Hampshire................................................            5               410,806            0.07
New Jersey...................................................          256            17,485,181            2.89
New Mexico...................................................           83             5,894,380            0.97
New York.....................................................          149             8,976,777            1.48
North Carolina...............................................          326            24,089,513            3.98
North Dakota.................................................           37             4,188,138            0.69
Ohio.........................................................          487            29,846,325            4.93
Oklahoma.....................................................           88             6,612,357            1.09
Oregon.......................................................          157            13,283,793            2.19
Pennsylvania.................................................          327            31,670,635            5.23
Rhode Island.................................................            3               159,148            0.03
South Carolina...............................................          204            16,466,085            2.72
South Dakota.................................................           63             5,228,070            0.86
Tennessee....................................................          279            22,393,009            3.70
Texas........................................................          738            57,623,593            9.51
Utah.........................................................           86             7,096,928            1.17
Vermont......................................................            1                99,071            0.02
Virginia.....................................................          232            16,370,728            2.70
Washington...................................................          161            14,608,569            2.41
West Virginia................................................           73             6,007,735            0.99
Wisconsin....................................................          231            13,545,808            2.24
Wyoming......................................................           42             3,883,349            0.64
                                                                     -----    --------------------        ------
  Total......................................................        8,218      $    605,678,534          100.00%
                                                                     -----    --------------------        ------
                                                                     -----    --------------------        ------

------------------------

(1) Based on billing addresses of Obligors.

    Unless otherwise specified herein, references herein to percentages of the Receivables refer in each case to the approximate percentage of the Initial Pool Balance, based on the Contract Balances of the Receivables as of the Cut-off Date, and after giving effect to all payments received prior to the Cut-off Date.

    Approximately 68.96% of the Receivables were Installment Sales Contracts and the remaining 31.04% of the Receivables were Leases. 5.16% of the Receivables were originated or arranged by Michigan Cat, a dealer in Novi, Michigan, and in the aggregate 18.99% of the Receivables were originated or arranged by the five largest Dealers. No other Dealer originated or arranged more than 4.99% of the Receivables. 2.55% of the Receivables were originated or arranged by Carter Machinery Company, Inc., a Dealer in Salem, Virginia and the only Dealer owned by Caterpillar.

    No single Obligor accounted for more than 1.56% of the Receivables, and the five largest Obligors accounted for approximately 3.96% of the Receivables.

    Approximately 94.55% of the Receivables have related Financed Equipment manufactured by Caterpillar and the remaining approximately 5.45% of the Receivables have related Financed Equipment manufactured by a variety of other sources.

    The amount financed is calculated as a percentage of the value of the related Financed Equipment, which percentage ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment, and the maximum amount financed is 100%. At origination, CFSC confirms the applicable loan-to-value ratios of its receivables. Because of the depreciating nature of the Financed Equipment, and in light of CFSC's credit loss experience set forth herein with respect to the U.S. Portfolio, the Seller believes that statistical information relating to original loan-to-value ratios of the Receivables is not material to investors in the Notes.

    Certain Receivables may be cross-collateralized, being secured by junior liens on other items of equipment (which may or may not be Financed Equipment) in addition to first priority liens on the related Financed Equipment, and certain items of Financed Equipment may secure other receivables of CFSC on a junior basis (which may or may not be Receivables). See "Certain Legal Aspects of the Receivables--Cross-Collateralization" herein.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Set forth below is certain information concerning CFSC's experience pertaining to delinquencies, repossessions and net losses on the entire United States portfolio of installment sales contracts and finance leases serviced by CFSC (including receivables sold which CFSC continues to service) (the "U.S. ISC PORTFOLIO and the "U.S. LEASE PORTFOLIO", collectively, the "U.S. PORTFOLIO"). Generally, before an account becomes 120 days delinquent, accrual of finance income is suspended, the collateral is repossessed and the account is designated for litigation.

    Delinquencies, repossessions and net losses on installment sales contracts and leases are affected by economic conditions generally. The level of repossessions and net losses set forth below reflect economic conditions generally and the economic conditions of industries which CFSC's customers serve.

    Although the Seller believes that the composition of the Receivables in the aggregate is representative of the U.S. ISC Portfolio and the U.S. Lease Portfolio, respectively, there can be no assurance that the delinquency, repossession and net loss experience on the Receivables will be comparable to that set forth below or that delinquencies, repossessions and net losses in the future will be comparable to those in the past.

              DELINQUENCY EXPERIENCE FOR THE U.S. ISC PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                                                                                AT DECEMBER 31,
                                                     ----------------------------------------------------------------------
                                                              1995                    1996                    1997
                                                     ----------------------  ----------------------  ----------------------
                                                      NUMBER OF               NUMBER OF               NUMBER OF
                                                      CONTRACTS    AMOUNT     CONTRACTS    AMOUNT     CONTRACTS    AMOUNT
                                                     -----------  ---------  -----------  ---------  -----------  ---------
Gross Portfolio (2)................................      17,354   $ 1,198.8      20,653   $ 1,269.4      25,066   $ 1,634.9
Delinquency (3)
  31-60 Days.......................................         396   $    17.1         445   $    20.3         410   $    17.6
  over 60 Days.....................................         387   $    32.7         457   $    19.8         309   $    13.4
Total Delinquencies................................         783   $    49.8         902   $    40.1         719   $    31.0
Total Delinquencies as a Percent of the Gross
 Portfolio.........................................        4.51%       4.15%       4.37%       3.16%       2.87%       1.90%

                                                                          AT MARCH 31, 1997       AT MARCH 31, 1998
                                                                        ----------------------  ----------------------
                                                                         NUMBER OF               NUMBER OF
                                                                         CONTRACTS    AMOUNT     CONTRACTS    AMOUNT
                                                                        -----------  ---------  -----------  ---------
Gross Portfolio (2)...................................................      21,342   $ 1,337.4      26,098   $ 1,726.6
Delinquency (3)
  31-60 Days..........................................................         480   $    26.0         260   $    10.7
  over 60 Days........................................................         499   $    20.8         270   $    11.7
Total Delinquencies...................................................         979   $    46.8         530   $    22.4
Total Delinquencies
 as a Percent of the Gross Portfolio..................................        4.59%       3.50%       2.03 %      1.29%

------------------------------

(1) Delinquent contracts that have been modified in accordance with CFSC's credit policies may not be considered to be "delinquent" for purposes of this table. Such modifications include extensions, restructurings with skip payments, refinancings, changes of installment due dates, reductions of interest rates, and partial buyouts. See "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" in the Prospectus. In addition, a contract is no longer considered delinquent and is no longer included in the U.S. ISC Portfolio upon the repossession of its related financed equipment. See "The Receivables Pools--The Retail Equipment--Financing Business--REPOSSESSION/WRITEOFF PROCEDURES" in the Prospectus.

(2) The amount of the gross portfolio is based on the aggregate Contract Balance of the U.S. ISC Portfolio.

(3) Amounts and percentages are based on the gross amount of all unpaid installments of principal and unearned finance charges scheduled to be paid on each contract. A monthly contract is deemed to be "31-60" or "over 60" days past due if the amount due is not collected by the last day of the succeeding or next succeeding month, respectively (I.E., a payment due any time in January is not considered "31-60" days past due unless the amount due remains uncollected on February 28).

             DELINQUENCY EXPERIENCE FOR THE U.S. LEASE PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                                                               AT DECEMBER 31,
                                          ----------------------------------------------------------
                                                 1995                1996                1997
                                          ------------------  ------------------  ------------------
                                          NUMBER OF           NUMBER OF           NUMBER OF
                                           LEASES     AMOUNT   LEASES     AMOUNT   LEASES     AMOUNT
                                          ---------   ------  ---------   ------  ---------   ------
Gross Portfolio (2).....................   14,343     $608.0   15,772     $803.9   17,434     $983.5
Delinquency (3)
  31-60 Days............................      293     $ 9.7       249     $ 6.9       199     $10.0
  over 60 Days..........................      291     $ 8.1       430     $ 9.1       223     $ 5.1
Total Delinquencies.....................      584     $17.8       679     $16.0       422     $15.1
Total Delinquencies as a Percent of the
 Gross Portfolio........................     4.07%     2.93 %    4.31%     1.99 %    2.41%     1.54 %

                                                                           AT MARCH 31, 1997        AT MARCH 31, 1998
                                                                        ------------------------  ----------------------
                                                                         NUMBER OF                 NUMBER OF
                                                                          LEASES       AMOUNT       LEASES      AMOUNT
                                                                        -----------  -----------  -----------  ---------
Gross Portfolio (2)...................................................      15,943    $   831.7       17,593   $ 1,000.3
Delinquency (3)
  31-60 Days..........................................................         263    $     8.7          128   $     5.9
  over 60 Days........................................................         396    $     9.2          191   $     4.3
Total Delinquencies...................................................         659    $    17.9          319   $    10.2
Total Delinquencies
 as a Percent of the Gross Portfolio..................................        4.13%        2.16 %       1.81 %      1.02%

------------------------------

(1) Delinquent leases that have been modified in accordance with CFSC's credit policies may not be considered to be "delinquent" for purposes of this table. Such modifications include extensions, restructurings with skip payments, refinancings, changes of lease due dates, reductions of lease payments, and partial buyouts. See "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" in the Prospectus. In addition, a lease is no longer considered delinquent and is no longer included in the U.S. Lease Portfolio upon the repossession of its related financed equipment. See "The Receivables Pools--The Retail Equipment Financing Business--REPOSSESSION/WRITEOFF PROCEDURES" in the Prospectus.

(2) The amount of the gross portfolio is based on the aggregate Contract Balance of the U.S. Lease Portfolio less the residual amount.

(3) Amounts and percentages are based on the gross amount of all unpaid scheduled lease payments on each lease. A monthly lease is deemed to be "31-60" or "over 60" days past due if the amount due is not collected by the last day of the succeeding or next succeeding month, respectively (I.E., a payment due any time in January is not considered "31-60" days past due unless the amount due remains uncollected on February 28).

       CREDIT LOSS/REPOSSESSION EXPERIENCE FOR THE U.S. ISC PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                                                                                           THREE MONTHS
                                                                                              ENDED
                                                              YEAR ENDED DECEMBER 31,       MARCH 31,
                                                              ------------------------  ------------------
                                                               1995    1996     1997    1997(5)   1998(5)
                                                              ------  ------  --------  --------  --------
Average Gross Portfolio Outstanding During the Period         $1,024.5 $1,214.6 $1,434.4 $1,308.7 $1,683.5
Repossessions as a Percent of Average Gross Portfolio
 Outstanding (2)............................................    0.98%   1.02%     1.17%    1.25 %    1.05 %
Net Losses as a Percent of Liquidations (3)(4)..............    0.86%   0.51%     0.55%    0.27 %    0.20 %
Net Losses as a Percent of Average Gross Portfolio
 Outstanding (4)............................................    0.45%   0.30%     0.33%    0.15 %    0.12 %

------------------------------

(1) Except as indicated, all amounts and percentages are based on the Contract Balance.

(2) Repossessions until the third quarter of 1993 represented all unpaid principal and finance charges accrued but not collected for contracts repossessed and terminated during the period, and subsequent to the third quarter of 1993 represented all unpaid principal and finance charges accrued but not collected for contracts repossessed and either terminated or in inventory.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of cash payments and charge-offs.

(4) Net losses are equal to the aggregate amount of principal and finance charges accrued on all contracts which are determined to be uncollectible plus repossession expenses less (i) in the case of repossessed (but not liquidated) financed equipment, the estimated proceeds of liquidation of such equipment, and (ii) in the case of liquidated financed equipment, the actual proceeds of liquidation of such equipment. With respect to financed equipment which is repossessed in one calendar year and sold in another, the net loss figures for the year of repossession include CFSC's estimate of loss after giving effect to its estimate of the liquidation proceeds, and the net loss figures in the subsequent calendar year are increased to reflect the amount by which actual liquidation proceeds are less than such estimate or are decreased to reflect the amount by which actual liquidation proceeds exceed such estimate. The Trust receives proceeds of liquidations but will not have the benefit of subsequent amounts received from Obligors or others (except for recourse payments from Dealers) with respect to a contract after the related financed equipment is sold and the related contract is terminated. The net loss figures above give effect to payments by Dealers on a limited number of the contracts which provide for recourse to the related Dealers. See "The Receivables Pools--The Retail Equipment Financing Business--DEALER AGREEMENTS" in the Prospectus and "Certain Legal Aspects of the Receivables--Dealer Recourse Receivables" herein.

(5)  Rates have been annualized.

      CREDIT LOSS/REPOSSESSION EXPERIENCE FOR THE U.S. LEASE PORTFOLIO(1)
                             (DOLLARS IN MILLIONS)

                                                                                           THREE MONTHS
                                                                                               ENDED
                                                              YEAR ENDED DECEMBER 31,        MARCH 31,
                                                              ------------------------  -------------------
                                                               1995    1996     1997    1997(4)    1998(4)
                                                              ------  ------  --------  --------   --------
Average Gross Portfolio Outstanding During the Period.......  $735.3  $941.0  $1,211.7  $1,101.1   $1,361.8
Repossessions as a Percent of Average Gross Portfolio
 Outstanding................................................    0.84%   0.85%     1.03%     0.80%      0.82%
Net Losses as a Percent of Liquidations (2)(3)..............    0.33%   0.36%     0.56%     0.15%      0.12%
Net Losses as a Percent of Average Gross Portfolio
 Outstanding (3)............................................    0.16%   0.18%     0.26%     0.07%      0.06%

------------------------------

(1) Except as indicated, all amounts and percentages are based on the Contract Balance.

(2) Liquidations represent a reduction in the outstanding balances of the leases as a result of cash payments and charge-offs.

(3) Net losses are equal to the aggregate amount of principal and finance charges accrued on all leases which are determined to be uncollectible plus repossession expenses less (i) in the case of repossessed (but not liquidated) financed equipment, the estimated proceeds of liquidation of such equipment, and (ii) in the case of liquidated financed equipment, the actual proceeds of liquidation of such equipment. With respect to financed equipment which is repossessed in one calendar year and sold in another, the net loss figures for the year of repossession include CFSC's estimate of loss after giving effect to its estimate of the liquidation proceeds, and the net loss figures in the subsequent calendar year are increased to reflect the amount by which actual liquidation proceeds are less than such estimate or are decreased to reflect the amount by which actual liquidation proceeds exceed such estimate. The Trust receives proceeds of liquidations but will not have the benefit of subsequent amounts received from Obligors or others (except for recourse payments from Dealers) with respect to a lease after the related financed equipment is sold and the related lease is terminated. The net loss figures above give effect to payments by Dealers on a limited number of the leases which provide for recourse to the related Dealers. See "The Receivables Pools--The Retail Equipment Financing Business--DEALER AGREEMENTS" in the Prospectus and "Certain Legal Aspects of the Receivables--Dealer Recourse Receivables" herein.

(4)  Rates have been annualized.

RESIDUAL VALUE AND EQUIPMENT RETURN EXPERIENCE

    Set forth below is certain information concerning the residual values and CFSC's experience pertaining to returns of leased equipment relating to the U.S. Lease Portfolio at or for the periods indicated. There can be no assurance that CFSC's experience pertaining to returns of leased Financed Equipment relating to the Receivables will be comparable to that set forth below or that CFSC's experience with returns of leased equipment in the future will be comparable to those in the past.

RESIDUAL VALUES AND EQUIPMENT RETURN EXPERIENCE FOR THE U.S. LEASE PORTFOLIO(1)

                                                                                        THREE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,        MARCH 31,
                                                              ------------------------  -------------------
                                                               1995    1996     1997      1997       1998
                                                              ------  ------  --------  --------   --------
Terminated Leases (2).......................................   3,513   4,004     4,990     1,187      1,402
Units of Returned Equipment (3).............................       0       7         1         0          2
Full Term Ratio (4).........................................    0.00%   0.17%     0.02%     0.00%      0.14%
Residual Value of Equipment Relating to Terminated Leases...  $47,348,544 $49,652,850 $80,405,946 1$7,113,205 $25,528,131
Residual Value of Equipment Relating to Terminated Leases as
 a Percent of Cost of such Equipment........................   16.69%  15.25%    19.09%    17.92%     18.54%
Aggregate Residual Losses (Gains) on Returned Equipment
 (5)........................................................  $    0  $2,368  $    200   $     0   $(7,584)
Aggregate Residual Losses (Gains) per Lease with Returned
 Equipment (5)..............................................  $    0  $  338  $    200   $     0   $(3,792)

------------------------------

(1)  Residual value is the option purchase price under the lease.

(2) The total number of leases which terminated for any reason during the period.

(3) Units of equipment relating to a terminated lease which were returned to CFSC to be sold.

(4)  The ratio of units of returned equipment to terminated leases.

(5) Aggregate residual losses (gains) are calculated as the residual value of the returned equipment less the proceeds from the sale of such equipment plus any expenses incurred from such sale.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. The Class A-2 Noteholders will not receive any principal payments until the Class A-1 Notes are paid in full, the Class A-3 Noteholders will not receive any principal payments until the Class A-2 Notes are paid in full and the Class B Noteholders will not receive any principal payments until the Class A-3 Notes are paid in full. See "Description of the Notes-- The Class A-2 Notes, the Class A-3 Notes and the Class B Notes--PAYMENTS OF PRINCIPAL" herein.

    No principal payments on the Class B Notes will be made prior to the Distribution Date on which the principal amounts of the Class A Notes have been reduced to zero. See "Description of the Transfer and Servicing
Agreements--Distributions" and "--Reserve Account" herein. If an Event of Default has occurred and the maturities of the Class A Notes have been accelerated, the Class B Noteholders will not be entitled to receive any distributions of interest or principal until the Class A Notes have been paid in full.

    As the rate of payment of principal of the Notes depends primarily on the rate of payment (including prepayments) of the aggregate Contract Balance of the Receivables, final payment of each Class of the Notes could occur significantly earlier than their respective final scheduled Distribution Dates. The Servicer will be permitted to extend the final scheduled payment date of a Receivable; PROVIDED, HOWEVER, if the Servicer extends the final scheduled payment date of a Receivable beyond the Final Maturity Date, the Servicer will be obligated to purchase such Receivable from the Trust. Further, the Servicer will be permitted to refinance an existing Receivable for an Obligor, so long as (a) the proceeds of such refinancing would be used to prepay such existing Receivable in full and
(b) such Obligor executes a new Installment Sales Contract or Lease with respect to such Receivable. The purchase or refinancing of a Receivable by the Servicer will result in the prepayment of the Contract Balance of such Receivable to the Trust and may result in the reduction of the weighted average life of the Notes. Any extensions of Receivables which do not result in the purchase by the Servicer of such Receivables may lengthen the weighted average remaining term of the Receivables and the weighted average life of the Notes. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and in the Prospectus and "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" in the Prospectus. Noteholders will bear the risk of being able to reinvest principal payments of the Notes at yields at least equal to the yield on their respective Notes.

                      POOL FACTORS AND TRADING INFORMATION

    Each of the "CLASS A-1 NOTE POOL FACTOR," the "CLASS A-2 NOTE POOL FACTOR" and the "CLASS A-3 NOTE POOL FACTOR" is a seven-digit decimal which the Servicer will compute each month, indicating the remaining outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes as of the related Distribution Date, as a fraction of the initial outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as applicable. Each of the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor and the Class A-3 Note Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the case may be. A Class A-1 Noteholder's portion of the aggregate outstanding principal amount of the Class A-1 Notes is the product of (i) the original denomination of the Class A-1 Noteholder's Note and (ii) the Class A-1 Note Pool Factor, a Class A-2 Noteholder's portion of the aggregate outstanding principal amount of the Class A-2 Notes is the product of (i) the original denomination of the Class A-2 Noteholder's Note and (ii) the Class A-2 Note Pool Factor and a Class A-3 Noteholder's portion of the aggregate outstanding principal amount of the Class A-3 Notes is the product of (i) the original denomination of the Class A-3 Noteholder's Note and (ii) the Class A-3 Note Pool Factor.

    The "CLASS B NOTE POOL FACTOR" is a seven-digit decimal which the Servicer will compute each month, indicating the remaining outstanding principal amount of the Class B Notes as of the related Distribution Date, as a fraction of the initial outstanding principal amount of the Class B Notes. The Class B Note Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Class B Notes. A Class B Noteholder's portion of the outstanding principal amount of the Class B Notes is the product of (i) the original denomination of the Class B Noteholder's Note and (ii) the Class B Note Pool Factor.

    Pursuant to the Indenture, the Noteholders of record will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor, the Class A-3 Note Pool Factor and the Class B Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements--Reports to Securityholders" in the Prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

    The Trust's primary sources of capital will be the net proceeds of the offering of the Notes. See "Formation of the Trust--Capitalization of the Trust" herein.

    The Trust's primary sources of liquidity will be payments on the Receivables and amounts on deposit in the Reserve Account and the Yield Supplement Account. For a discussion of CFSC's experience pertaining to delinquencies, repossessions and net losses, see "The Receivables Pool--Delinquencies, Repossessions and Net Losses" and "Description of the Transfer and Servicing Agreements--Reserve Account" herein.

RESULTS OF OPERATIONS

    The Trust is newly formed and, accordingly, has no results of operations as of the date of this Prospectus Supplement. Because the Trust does not have any operating history, there has not been included in this Prospectus Supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the Receivables and other assets owned by the Trust, the interest costs of the Notes and the related operating expenses will determine the Trust's results of operations in the future. The income generated from the Trust's assets will be used to pay principal and interest on the Notes, related operating costs and expenses of the Trust (to the extent not paid by the Servicer) and distributions to the Certificateholders. The principal operating expense of the Trust is expected to be the Servicing Fee.

                                USE OF PROCEEDS

    The net proceeds from the sale of Notes and the Certificates will be applied to the purchase of the Receivables from the Seller and to make the Seller's initial deposits to the Reserve Account and the Yield Supplement Account. The Seller will apply its net proceeds to the purchase of the Receivables from CFSC.

                    THE SELLER, CATERPILLAR AND THE SERVICER

    For a general discussion of the Seller, Caterpillar and the Servicer, see "The Seller, Caterpillar and the Servicer" in the Prospectus.

CATERPILLAR INC.

    Caterpillar reported profits of $1,665 million on sales and revenues of $18.9 billion for the year ended December 31, 1997 as compared with profits of $1,361 million on sales and revenues of $16.5 billion for the year ended December 31, 1996. As used herein, the term "CATERPILLAR" means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

CATERPILLAR FINANCIAL SERVICES CORPORATION

    CFSC currently offers the following types of retail financing plans: (1) non-tax oriented (financing) leases; (2) installment sales contracts; (3) tax-oriented leases; (4) customer loans; (5) dealer loans; and (6) governmental lease-purchase contracts. CFSC also currently offers wholesale financing to Caterpillar Dealers. At December 31, 1997, the percentages of total value of CFSC's portfolio represented by these financing plans were as follows: non-tax (financing) leases, 29%; installment sales contracts, 19%; tax-oriented leases, 18%; customer loans, 18%; wholesale financing, 7%; dealer loans, 7%; and governmental lease-purchase contracts, 2%.

    At December 31, 1997, CFSC had 684 full-time employees and serviced 40,374 accounts, including approximately $7.3 billion in gross finance receivables. In the United States, as of December 31, 1997, there were 64 independently owned Dealers and one Dealer that is owned by Caterpillar.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following, as well as other pertinent information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified by reference to the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE CLASS A-1 NOTES

    PAYMENTS OF INTEREST. The Class A-1 Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal
amount of the Class A-1 Notes will accrue at the rate of    % per annum (the
"CLASS A-1 NOTE RATE") (calculated on the basis of a 360-day year and the actual number of days elapsed). Interest on the outstanding principal amount of the Class A-1 Notes will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date and will be payable to the Class A-1 Noteholders monthly on each Distribution Date commencing August 25, 1998. "DISTRIBUTION DATE" shall mean the 25th day of each calendar month or, if any such date is not a business day, on the next succeeding business day. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest, to the extent permitted by law, on such amount at the Class A-1 Note Rate. Interest payments on the Class A-1 Notes will be generally derived from the Total Available Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and from amounts on deposit in the Reserve Account and the Yield Supplement Account. See

"Description of the Transfer and Servicing Agreements--Distributions," "--Yield Supplement Account" and "--Reserve Account" herein. If the amount of interest on the principal amounts of all Classes of Notes payable on any Distribution Date exceeds the Total Distribution Amount, the Class A-1 Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and each Class A-1 Noteholder will receive its ratable share (based on the principal amount of its Class A-1 Note and the total amount distributable to the Class A-1 Noteholders) of such amount.

    PAYMENTS OF PRINCIPAL. Principal payments will be made to the Class A-1 Noteholders on each Distribution Date in an amount generally equal to the Principal Distribution Amount until the principal balance of the Class A-1 Notes is reduced to zero. Principal payments on the Class A-1 Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Noteholders' Interest Distributable Amount, and, solely on the Class A-1 Note Final Scheduled Distribution Date, from the amount on deposit in the Reserve Account and the Yield Supplement Account remaining after the payment of the Noteholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions," "--Reserve Account" and "--Yield Supplement Account" herein. Other than distributions of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, distributions with respect to principal on the Class A-1 Notes will not be made until all interest due on the Notes is paid in full. The outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the Class A-1 Note Final Scheduled Distribution Date from funds available therefor (including amounts on deposit in the Reserve Account and the Yield Supplement Account).

THE CLASS A-2 NOTES, THE CLASS A-3 NOTES AND THE CLASS B NOTES

    PAYMENTS OF INTEREST. The Class A-2 Notes, the Class A-3 Notes and the Class B Notes will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the principal amount of the Class A-2 Notes will
accrue at the rate of     % per annum (the "CLASS A-2 NOTE RATE"), interest on
the principal amount of the Class A-3 Notes will accrue at the rate of    % per
annum (the "CLASS A-3 NOTE RATE"), and interest on the principal amount of the
Class B Notes will accrue at the rate of    % per annum (the "CLASS B NOTE
RATE") (in each case, calculated on the basis of a 360-day year of twelve 30-day months). Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class B Notes will in each case accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including July 25, 1998) to but excluding the following Distribution Date and will be payable to the Class A-2 Noteholders, the Class A-3 Noteholders and the Class B Noteholders monthly on each Distribution Date commencing August 25, 1998. Interest accrued on any Class of Notes as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with interest, to the extent permitted by law, on such amount at the interest rate applicable to such Class of Notes. Interest on the Class B Notes will not be paid on any Distribution Date until interest payments on the Class A Notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been deposited in the Principal Distribution Account. Interest payments on the Class A-2 Notes, the Class A-3 Notes, and the Class B Notes will generally be derived from the Total Available Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and, in the case of the Class B Notes, payments of the Class A Noteholders' Interest Distributable Amount and the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account, and in each case from amounts on deposit in the Reserve Account and the Yield Supplement Account. See "Description of the Transfer and Servicing Agreements--Distributions," "--Yield Supplement Account" and "--Reserve Account" herein. If the amount of interest on the principal amounts of all Classes of Notes payable on any Distribution Date exceeds the sum of such remaining portion of the Total Available Amount and the amounts on deposit in the Reserve Account and the Yield Supplement Account, each of the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders will receive their ratable share (based upon the total amount of interest due to the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders) of the amount available to be distributed in respect of interest on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, and each Class A-2 Noteholder and each Class A-3

Noteholder will receive its ratable share (based on the principal amount of its Class A-2 Note or its Class A-3 Note and the total amount distributable to the Class A-2 Noteholders or the Class A-3 Noteholders) of such amount. In such event, the Class B Noteholders will not receive any payments of interest on such Distribution Date.

    In addition, following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in the acceleration of the Notes, the Class A Noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B Noteholders. Following the occurrence of any other Event of Default which has resulted in an acceleration of the Notes, interest on the Class A Notes and the Class B Notes must be paid on each Distribution Date prior to the distribution of principal on the Class A Notes on such Distribution Date.

    PAYMENTS OF PRINCIPAL. Principal payments will be made to the Class A-2 Noteholders on each Distribution Date on and after the Distribution Date on which the Class A-1 Notes have been paid in full in an amount equal to the difference between (i) the Principal Distribution Amount and (ii) the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes on such Distribution Date. Principal payments will be made to the Class A-3 Noteholders on each Distribution Date on and after the Distribution Date on which the Class A-1 Notes and the Class A-2 Notes have been paid in full in an amount equal to the difference between (i) the Principal Distribution Amount and
(ii) the portion, if any, of the Principal Distribution Amount paid in respect of the Class A-1 Notes and the Class A-2 Notes on such Distribution Date. Principal payments on the Class A-2 Notes and the Class A-3 Notes will be generally derived from the Total Available Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer) and the Noteholders' Interest Distributable Amount, and, solely on the Class A-2 Note Final Scheduled Distribution Date and Class A-3 Note Final Scheduled Distribution Date, respectively, from amounts on deposit in the Reserve Account and the Yield Supplement Account. Principal payments will be made to the Class B Noteholders on each Distribution Date on or after the Distribution Date on which the Class A Notes are paid in full in an amount equal to the difference between
(i) the Principal Distribution Amount and (ii) the portion, if any, of the Principal Distribution Amount paid in respect to the Class A Notes on such Distribution Date. Principal payments on the Class B Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), the Class B Noteholders' Interest Distributable Amount and the portion of the Principal Distribution Amount paid in respect of the Class A Notes on such Distribution Date, and, solely on the Class B Note Final Scheduled Distribution Date, from amounts on deposit in the Reserve Account and the Yield Supplement Account. The Class B Noteholders will not receive any principal payments until the Class A Notes have been paid in full.

    The outstanding principal amount, if any, of the Class A-2 Notes will be payable in full on the Class A-2 Note Final Scheduled Distribution Date from funds available therefor (including any amounts on deposit in the Reserve Account and the Yield Supplement Account), the outstanding principal amount, if any, of the Class A-3 Notes will be payable in full on the Class A-3 Note Final Scheduled Distribution Date from available funds therefor (including any amounts on deposit in the Reserve Account and the Yield Supplement Account) and the outstanding principal amount, if any, of the Class B Notes will be payable in full on the Class B Note Final Scheduled Distribution Date from available funds therefor (including any amounts on deposit in the Reserve Account and the Yield Supplement Account).

    In addition, following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in the acceleration of the Notes, the Class A Noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B Noteholders. Following the occurrence of any other Event of Default which has resulted in an acceleration of the Notes, interest on the Class A Notes and the Class B Notes must be paid on each Distribution Date prior to the distribution of principal on the Class A Notes on such Distribution Date.

    OPTIONAL PREPAYMENT. The Class A-3 Notes and the Class B Notes will be prepaid in whole, but not in part, at the Class A-3 Note Prepayment Price and the Class B Note Prepayment Price, respectively, on any Distribution Date after the Class A-1 Notes and the Class A-2 Notes have been paid in full, if the Servicer exercises its option to purchase the Receivables for a purchase price at least equal to the sum of the Class A-3 Note Prepayment Price and the Class B Note Prepayment Price. Such option may be exercised when the Pool Balance has been reduced to 10% or less of the Initial Pool Balance and the aggregate Purchase Amount for the Receivables, after payment of the Servicing Fee, is an amount at least equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon. The prepayment price for the Class A-3 Notes (the "CLASS A-3 NOTE PREPAYMENT PRICE") will be equal to the unpaid principal balance of the Class A-3 Notes, plus accrued and unpaid interest thereon at the Class A-3 Note Rate plus, to the extent permitted by law, interest on any past due interest at the Class A-3 Note Rate. The prepayment price for the Class B Notes (the "CLASS B NOTE PREPAYMENT PRICE") will be equal to the unpaid principal balance of the Class B Notes, plus accrued and unpaid interest thereon at the Class B Note Rate plus, to the extent permitted by law, interest on any past due interest at the Class B Note Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

    THE INDENTURE TRUSTEE. The First National Bank of Chicago is the Indenture Trustee under the Indenture. The First National Bank of Chicago is a national banking association and its corporate trust offices are located at One First National Plaza, Chicago, Illinois 60603. In the ordinary course of their business, the Indenture Trustee and its affiliates have engaged and may in the future engage in commercial banking or financial advisory transactions with CFSC and its affiliates.

THE INDENTURE

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A Notes or the Class B Notes if a default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor trustee to be appointed for one or both of the Class A Notes and Class B Notes in order that there be separate trustees for each of the Class A Notes and the Class B Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the Class A Noteholders will have the right to exercise remedies under the Indenture (but the Class B Noteholders will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described herein), and only the Class A Noteholders will have the right to direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Class B Notes. Any resignation of the original Indenture Trustee as described above with respect to any Class of Notes will become effective only upon the appointment of a successor trustee for such Class of Notes and such successor's acceptance of such appointment.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued by the Trust pursuant to the Trust Agreement. The Seller will initially purchase the entire principal amount of the Fixed-Rate Certificates and the entire notional amount of the Interest Only Certificates and expects to convey the Residual Certificate to an unaffiliated holder. The Fixed-Rate Certificates and the Interest Only Certificates will be entitled to distributions as described in the Transfer and Servicing Agreements (as defined below).

    Distributions on the Fixed-Rate Certificates and Interest Only Certificates will be subordinate in priority of payment to interest and principal due on the Notes. Funds on deposit in the Reserve Account and the Yield Supplement Account will not be available to cover scheduled payments with respect to the Fixed-Rate Certificates and Interest Only Certificates while the Notes are outstanding, except as specified in the Transfer and Servicing Agreement. It is not anticipated that the Residual Certificate will receive distributions of interest or principal.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following, as well as other information included elsewhere in this Prospectus Supplement and in the Prospectus, summarizes the material terms of the Sale and Servicing Agreement, the Purchase Agreement, the Administration Agreement, and the Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS," forms of which have been filed as exhibits to the Registration Statement). Copies of the Transfer and

Servicing Agreements will be filed with the Commission following the issuance of the Securities. The following summary does not purport to be complete and is subject to, and qualified by reference to, the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    Certain information with respect to the conveyances on the Closing Date of the Receivables from CFSC to the Seller pursuant to the Purchase Agreement and from the Seller to the Trust pursuant to the Sale and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus. Under certain circumstances relating to breaches of representations and warranties, CFSC will be required to purchase Receivables from the Trust. See "Weighted Average Life of the Notes" herein and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

ACCOUNTS

    In addition to the Trust Accounts referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts," (i) the Indenture Trustee will create an administrative subaccount within the Collection Account for the benefit of the Noteholders and Certificateholders entitled the Principal Distribution Account (such subaccount, the "PRINCIPAL DISTRIBUTION ACCOUNT"), (ii) the Seller will establish and will maintain with the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders and (iii) the Seller will establish and will maintain with the Indenture Trustee the Yield Supplement Account, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee Rate with respect to the Servicing Fee to be paid to the Servicer with respect to each Collection Period will be 1.0% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Total Distribution Amount. If CFSC or an affiliate is no longer the Servicer, the Servicing Fee will be paid prior to the distribution of any portion of the Total Distribution Amount to the Class A Noteholders or the Class B Noteholders, and except under certain circumstances, deposits into the Collection Account shall be made net of such amounts. The Servicer shall also be entitled to any Servicer's Yield, and deposits into the Collection Account shall be made net of such amounts. Payments by or on behalf of Obligors will be allocated first to any overdue scheduled payments (including taxes and miscellaneous billables), second to the current scheduled payments (including taxes and miscellaneous billables) and third to late fees. In addition, to the extent described in the Transfer and Servicing Agreements, the Servicer shall be entitled to certain Investment Earnings on the Trust Accounts and Liquidation Proceeds in excess of the outstanding Contract Balance of any Receivable received during the related Collection Period. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Transfer and Servicing Agreements--Net Deposits" herein and in the Prospectus.

RIGHTS UPON SERVICER DEFAULT

    In the event a Servicer Default occurs, the Indenture Trustee or the Class A Noteholders evidencing not less than 25% of the outstanding principal amount of the Class A Notes may remove the Servicer without the consent of the Owner Trustee or any of the Class B Noteholders. The Owner Trustee or the Class B Noteholders will not have the ability to remove the Servicer if a Servicer Default occurs until the Class A Notes have been paid in full.

WAIVER OF PAST DEFAULTS

    In the event a Servicer Default occurs, the Class A Noteholders evidencing more than 50% of the outstanding principal amount of the Class A Notes may, with certain specified exceptions, waive any Servicer Defaults, without the consent of the Owner Trustee or any of the Class B Noteholders. The related Owner Trustee or the Class B Noteholders will not have the right to determine whether any Servicer Default should be waived until the Class A Notes have been paid in full.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. By the fifth business day prior to a Distribution Date (each, a "DETERMINATION DATE"), the Servicer will provide the Indenture Trustee with certain information, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables required to be repurchased by the Seller or required to be purchased by the Servicer with respect to the related Collection Period for such Distribution Date.

    Unless the Servicer has been making deposits of collections throughout the related Collection Period, on or before the business day preceding each Distribution Date the Servicer will cause the Total Available Amount to be deposited into the Collection Account.

    The "TOTAL AVAILABLE AMOUNT" for a Distribution Date shall be the sum of the aggregate collections (including any Liquidation Proceeds, any Purchase Amounts paid by the Seller and the Servicer and any amounts received from Dealers with respect to Receivables) received in respect of the Receivables during the related Collection Period, the Yield Supplement Deposit Amount, if any, for such Distribution Date and Investment Earnings on the Trust Accounts during such Collection Period. The Total Available Amount on any Distribution Date shall exclude all payments and proceeds (including any Liquidation Proceeds and any amounts received from Dealers with respect to Receivables) of (i) any Receivables the Purchase Amount of which has been included in the Total Available Amount in a prior Collection Period, (ii) any Liquidated Receivable after and to the extent of the reassignment of such Liquidated Receivable by the Trust to the Seller and (iii) any Servicer's Yield.

    "LIQUIDATED RECEIVABLES" means defaulted Receivables in respect of which the Financed Equipment has been sold or otherwise disposed of, and "LIQUIDATION PROCEEDS" means all proceeds relating to the Liquidated Receivables (including proceeds of sale of the Financed Equipment), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables.

    MONTHLY WITHDRAWALS FROM COLLECTION ACCOUNT. Prior to each Distribution Date, the Servicer shall instruct the Indenture Trustee to make deposits and distributions for receipt by the Servicer or Administrator or for deposit in the applicable Trust Account on the following Distribution Date.

    Distributions of the Total Distribution Amount shall be made in the following order of priority (except as described herein):

           (i)
           to the Servicer (if CFSC or an affiliate is not the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection
    Periods;

          (ii)
           to the Class A Noteholders, the Class A Noteholders' Interest Distributable Amount;

         (iii)
           to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

          (iv)
           to the Class B Noteholders, the Class B Noteholders' Interest Distributable Amount;

           (v)
           to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

          (vi)
           to the Yield Supplement Account, the amount equal to the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the Yield Supplement Account on such Distribution Date;

         (vii)
           to the Reserve Account, an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the
    Reserve Account on such Distribution Date;

        (viii)
           if any Class of Notes is outstanding prior to giving effect to distributions on such Distribution Date to the Principal Distribution
    Account, the Regular Principal Distribution Amount;

          (ix)
           to the Servicer (if CFSC or an affiliate is the Servicer), the Servicing Fee and all unpaid Servicing Fees from prior Collection
    Periods; and

           (x)
           to the Certificate Distribution Account, for application in the manner set forth in the Trust Agreement, the remaining Total
    Distribution Amount.

    Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default relating to default in the payment of principal or default for five days or more in the payment of interest on any Note which has resulted in the acceleration of the Notes, the Class A Noteholders will be entitled to be paid in full before any distributions of interest or principal may be made to the Class B Noteholders. Following the occurrence of any other Event of Default which has resulted in an acceleration of the Notes, interest on Class A Notes and the Class B Notes must be paid on each Distribution Date prior to the distribution of principal on the Class A Notes on such Distribution Date.

    Funds will be withdrawn (to the extent available) from amounts on deposit in the Reserve Account and deposited into the Collection Account on any Distribution Date to the extent that (i) the Total Required Payment exceeds (ii) the Total Available Amount. Additionally, funds will be withdrawn (to the extent available) from amounts on deposit in the Yield Supplement Account and deposited into the Collection Account on any Distribution Date to the extent that (i) the excess of (a) the Total Required Payment over (b) the Total Available Amount exceeds (ii) the amount on deposit in the Reserve Account (prior to giving effect to the above withdrawals).

    "APR" means, with respect to any Receivable related to an Installment Sales Contract, the annual percentage rate of interest borne by such Receivable, and with respect to any Receivable related to a Lease, the Implicit Interest Rate for such Lease. The APR of any subsidized Receivable does not take into account any amounts paid to CFSC by Caterpillar with respect thereto at its origination.

    "CERTIFICATE BALANCE" equals, on the Closing Date, $16,388,534 and, thereafter, equals $16,388,534, reduced by all amounts allocable to principal previously distributed to holders of the Fixed-Rate Certificates.

    "CLASS A NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class A Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and (2) any outstanding Class A Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class A Noteholders on such preceding Distribution Date, and (ii) interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the applicable interest rate or rates borne by such Class A Notes from such preceding Distribution Date through such current Distribution Date.

    "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class A Noteholders' Interest Carryover Shortfall for such Distribution Date.

    "CLASS A NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate amount of interest accrued on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes at their respective interest rates from and including the preceding Distribution Date (or, in the case of the initial Distribution Date, with respect to the Class A-1 Notes, from and including the Closing Date, and with respect to the Class A-2 Notes and the Class A-3 Notes, from and including July 25, 1998), to but excluding such Distribution Date (with respect to the Class A-1 Notes, based on a 360-day year and the actual number of days elapsed, and with respect to the Class A-2 Notes and the Class A-3 Notes, in each case based on a 360-day year of twelve 30-day months).

    "CLASS A-1 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the July 1999 Distribution Date.

    "CLASS A-2 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the September 2001 Distribution Date.

    "CLASS A-3 NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the April 2003 Distribution Date.

    "CLASS B NOTE FINAL SCHEDULED DISTRIBUTION DATE" means the July 2004 Distribution Date.

    "CLASS B NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the sum of (i) the excess, if any, of (A) the sum of (1) the Class B Noteholders' Monthly Interest Distributable

Amount for the preceding Distribution Date and (2) any outstanding Class B Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed to the Class B Noteholders on such preceding Distribution Date, and (ii) interest on such excess, to the extent permitted by law, at the Class B Note Rate.

    "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Class B Noteholders' Interest Carryover Shortfall for such Distribution Date.

    "CLASS B NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, an amount equal to the aggregate interest accrued on the Class B Notes at the Class B Note Rate from and including the preceding Distribution Date (or from and including July 25, 1998 in the case of the initial Distribution Date) to but excluding such Distribution Date (based on a 360-day year of twelve 30-day months).

    "COLLECTION PERIOD" means, with respect to the first Distribution Date, the calendar month ending on July 31, 1998, and with respect to each subsequent Distribution Date, the preceding calendar month.

    "CUT-OFF DATE APR" is 7.53%, which is the weighted average APR of the Receivables (based on their respective Contract Balances) as of the Cut-off Date.

    "FINAL SCHEDULED DISTRIBUTION DATE" means the Class A-1 Note Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled Distribution Date and the Class A-3 Note Final Scheduled Distribution Date, as applicable.

    "FIRST PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes on such preceding Distribution Date) over (ii) the Pool Balance at the end of the Collection Period preceding such Distribution Date; PROVIDED, HOWEVER, that the First Priority Principal Distribution Amount shall not be less than the aggregate of (i) on and after the Class A-1 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero, (ii) on and after the Class A-2 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero, and (iii) on and after the Class A-3 Note Final Scheduled Distribution Date, the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero.

    "INITIAL POOL BALANCE" means $605,678,534, which is the sum of the Contract Balances of each Receivable as of the Cut-off Date.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Class A Noteholders' Interest Distributable Amount for such Distribution Date and (ii) the Class B Noteholders' Interest Distributable Amount for such Distribution Date.

    "POOL BALANCE" means, at any time, the aggregate Contract Balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts remitted by the Seller or the Servicer, as the case may be, for such Collection Period, Liquidation Proceeds (not in excess of the Contract Balance of any Liquidated Receivable) received with respect to any Liquidated Receivable during such Collection Period and to all Realized Losses on Liquidated Receivables during such Collection Period.

    "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Distribution Date.

    "REALIZED LOSSES" means, with respect to any Collection Period, the excess of the Contract Balance of the Liquidated Receivables over Liquidation Proceeds for such Collection Period to the extent allocable to principal.

    "REGULAR PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount not less than zero equal to (i) the excess of (A) the sum of the aggregate outstanding principal amount of the Notes and the Certificate Balance as of the preceding Distribution Date (in each case, after giving effect to any principal payments made on the Notes and Certificates on such preceding Distribution Date) over (B) the Pool Balance at the end of the Collection Period preceding such Distribution Date, minus (ii) the sum of (A) the First Priority Principal Distribution Amount and (B) the Second Priority Principal Distribution Amount for such Distribution Date.

    "SECOND PRIORITY PRINCIPAL DISTRIBUTION AMOUNT" means, for any Distribution Date, an amount not less than zero, equal to (i) the excess, if any, of (A) the aggregate outstanding principal amount of the Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Notes on such preceding Distribution Date) over (B) the Pool Balance at the end of the Collection Period preceding such Distribution Date, minus (ii) the First Priority Principal Distribution Amount for such Distribution Date; PROVIDED, HOWEVER, that on and after the Class B Note Final Scheduled Distribution Date, the Second Priority Principal Distribution Amount shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

    "TOTAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the sum of (i) the Total Available Amount for such Distribution Date, (ii) the amount, if any, withdrawn from the Reserve Account and deposited into the Collection Amount on such Distribution Date, and (iii) the amount, if any, withdrawn from the Yield Supplement Account and deposited into the Collection Account on such Distribution Date (excluding any Yield Supplement Deposit Amount included in the Total Available Amount).

    "TOTAL REQUIRED PAYMENT" means, with respect to any Distribution Date, the sum of (i) if CFSC or an affiliate is not the Servicer, the Servicing Fee, (ii) the Class A Noteholders' Interest Distributable Amount, (iii) the First Priority Principal Distribution Amount, (iv) the Class B Noteholders' Interest Distributable Amount, and (v) the Second Priority Principal Distribution Amount.

    On each Distribution Date, all amounts on deposit in the Principal Distribution Account will be paid in the following order of priority:

           (i)
           to the Class A-1 Noteholders in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

          (ii)
           to the Class A-2 Noteholders in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

         (iii)
           to the Class A-3 Noteholders in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full;

          (iv)
           to the Class B Noteholders in reduction of principal until the principal amount of the Class B Notes has been paid in full; and

           (v)
           to the Certificate Distribution Account, for application in the manner set forth in the Trust Agreement, any funds remaining on deposit in the Principal Distribution Account.

YIELD SUPPLEMENT ACCOUNT

    The Seller will establish and maintain in the name of the Indenture Trustee a yield supplement account (the "YIELD SUPPLEMENT ACCOUNT") into which funds will be deposited on the Closing Date as described herein. The Yield Supplement Account is designed to supplement the interest collections on those Receivables (the "DISCOUNT RECEIVABLES") that have APRs which are less than the sum of (i) the Maximum Note Rate and (ii) the Servicing Fee Rate (the "REQUIRED RATE"). The "MAXIMUM NOTE RATE" means the maximum of the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate and the Class B Note Rate.

    The Yield Supplement Account will be funded on or prior to the Closing Date by the Seller in an amount (the "YIELD SUPPLEMENT ACCOUNT DEPOSIT") to be specified in the Sale and Servicing Agreement. The Yield Supplement Account Deposit will equal the aggregate amount as of the Cut-off Date by which interest on the Contract Balance of each Discount Receivable for the remaining term of such Receivable (assuming no prepayments or delinquencies) at a rate equal to the Required Rate exceeds interest on such Contract Balance at the APR of such Receivable; PROVIDED, that such aggregate amount may be discounted at a rate to be specified in the Sale and Servicing Agreement. The Yield Supplement Account will be augmented on each Distribution Date to the extent described herein by the deposit of the Total Distribution Amount remaining after payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), distributions of interest to the Class A Noteholders, the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account, distributions of interest to the Class B Noteholders, and the deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account, up to an amount equal to the excess of the Specified Yield Supplement Account Balance over the amount on deposit in the Yield Supplement Account.

    On or before the business day preceding each Distribution Date, the Servicer shall cause to be withdrawn from the amount on deposit in the Yield Supplement Account, for deposit in the Collection Account, the sum of (i) the amount by which one month's interest on each Class of Notes at a rate equal to the applicable Note Rate, exceeds one month's interest on such Class computed based on a rate equal to the weighted average APR of the Receivables reduced by the Servicing Fee Rate and (ii) certain other amounts as specified in the Transfer and Servicing Agreements (the "YIELD SUPPLEMENT DEPOSIT AMOUNT"). In addition, funds will be withdrawn (to the extent available) from amounts on deposit in the Yield Supplement Account and deposited into the Collection Account to the extent that the excess of (a) the Total Required Payment over (b) the Total Available Amount exceeds the amount on deposit in the Reserve Account (prior to giving effect to any withdrawals). See "--Distributions" herein.

    All or a portion of the amount on deposit in the Yield Supplement Account may be invested in Eligible Investments. All income and gain realized on such investments shall be deposited in the Yield Supplement Account and shall be remitted to the Collection Account or, generally, released to the Seller or its designee or otherwise applied as described herein. If on any Distribution Date amounts on deposit in the Reserve Account are at least equal to the Specified Reserve Account Balance and amounts on deposit in the Yield Supplement Account are in excess of the Specified Yield Supplement Account Balance after giving effect to all distributions to be made on such Distribution Date, such excess will generally be paid to the Seller or its designee and the Noteholders will have no further rights in, or claims to, such amounts. The "SPECIFIED YIELD SUPPLEMENT ACCOUNT BALANCE" for any Distribution Date will equal the aggregate amount, as of the last day of the related Collection Period, by which (i) interest on the Contract Balance of each Discount Receivable (other than any such Receivable that is a Defaulted Receivable) for the remaining term of such Receivable (assuming no prepayments or delinquencies) at the Required Rate exceeds (ii) interest on such Contract Balance at the APR for each such Receivable; PROVIDED, that such amount may be discounted at a rate to be specified in the Sale and Servicing Agreement. Any amount on deposit in the Yield Supplement Account upon the termination of the Trust pursuant to its terms generally will be paid to the Seller or its designee. Additionally, upon notification in writing by each Rating Agency that such action will not result in a reduction or withdrawal by such Rating Agency of the rating of any Class of Notes rated by such Rating Agency (the "RATING AGENCY CONDITION") and satisfaction of certain other conditions, the Seller may eliminate the Yield Supplement Account and replace it with an alternative arrangement satisfying such conditions, in which case funds on deposit in the Yield Supplement Account generally would be released to the Seller or its designee and no further funds would be deposited in the Yield Supplement Account.

RESERVE ACCOUNT

    The rights of the Class B Noteholders to receive distributions with respect to the Receivables generally will be subordinated to the rights of the Class A Noteholders in the event of defaults and delinquencies on the Receivables, as provided in the Indenture, the Trust Agreement and the Sale and Servicing Agreement. The protection afforded to the Class A Noteholders through subordination will be effected by the preferential right of the Class A Noteholders to receive both current distributions with respect to the Receivables and withdrawals from the Reserve Account. The Reserve Account will be created with an initial deposit by the Seller on the Closing Date of at least $7,570,982 (the "RESERVE ACCOUNT INITIAL DEPOSIT") and will be augmented on each Distribution Date to the extent described herein by the deposit of the Total Distribution

Amount remaining after the payment of the Servicing Fee (if CFSC or an affiliate is not the Servicer), distributions of interest to the Class A Noteholders, the deposit of the First Priority Principal Distribution Amount into the Principal Distribution Account, distributions of interest to the Class B Noteholders, the deposit of the Second Priority Principal Distribution Amount into the Principal Distribution Account and deposit of any amount sufficient to restore the amount on deposit in the Yield Supplement Account to the Specified Yield Supplement Account Balance, up to an amount equal to the excess of the Specified Reserve Account Balance over the amount on deposit in the Reserve Account, as described above under "--Distributions."

    The "SPECIFIED RESERVE ACCOUNT BALANCE," with respect to any Distribution Date, will be equal to the lesser of (a) the outstanding principal balance of the Notes and (b) $7,570,982 (which is equal to 1.25% of the Initial Pool Balance).

    On each Distribution Date, if the amount on deposit in the Reserve Account (after giving effect to all deposits or withdrawals therefrom on such Distribution Date, other than withdrawals described in this sentence) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer shall instruct the Indenture Trustee generally to distribute all of the amount of the excess to the Seller or its designee. Upon any distribution to the Seller of amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

    Funds will be withdrawn (to the extent available) from amounts on deposit in the Reserve Account and deposited into the Collection Account on any Distribution Date to the extent that (a) the Total Required Payment exceeds (b) the Total Available Amount.

    The availability of funds in the Reserve Account and the Yield Supplement Account and the overcollateralization provided by the Certificates is intended to enhance the likelihood of receipt by the Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the subordination of the Class B Notes to the Class A Notes is intended to provide the Class A Noteholders with these same protections. However, because in certain circumstances the Reserve Account and the Yield Supplement Account could be depleted and/or the aggregate amount of Realized Losses could exceed the outstanding principal amount of the Class B Notes and the overcollateralization provided by the Certificates, these protections are limited. Upon satisfaction of the Rating Agency Condition and satisfaction of certain other conditions, the Seller may eliminate the Reserve Account and replace it with an alternative arrangement satisfying such conditions, in which case funds on deposit in the Reserve Account generally would be released to the Seller or its designee and no further funds would be deposited in the Reserve Account.

NET DEPOSITS

    As an administrative convenience, the Servicer will be permitted to make the deposit of collections and Purchase Amounts required to be remitted by the Servicer for or with respect to each Collection Period net of distributions to be made to the Servicer (including any Servicer's Yield and the Servicing Fee to the extent of amounts available for the payment thereof) with respect to such Collection Period; PROVIDED, that if the Servicer is required to remit collections daily, deposits of such amounts may only be made net of the Servicer's Yield and may not be made net of the Servicing Fee. See "Description of the Transfer and Servicing Agreements--Net Deposits" in the Prospectus. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders as if the Servicing Fees were distributed individually.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

    The transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to the Trust, and the granting of a security interest in the Receivables by the Trust to the Indenture Trustee, will in each case be perfected by the Custodian, on behalf of the applicable assignee, taking possession of the Installment Sales Contracts and the Leases and any related Dealer Agreements pursuant to the Custodial Agreement. The Custodian will maintain possession of the Receivables Files in a space leased by the Custodian proximate to the principal executive office of the Seller. CFSC will indicate on its computer records that the Receivables have been sold to the Seller and by the Seller to the Trust. Each Receivables File will contain the single original related Installment Sales Contract or Lease (as represented by CFSC in the Purchase Agreement). UCC financing statements will not be filed to perfect these transfers of ownership or such grant of a security interest in the Receivables, and CFSC will not stamp the physical Receivables Files or the Installment Sales Contracts and Leases. See "Risk Factors--RISKS OF UNPERFECTED SECURITY INTERESTS IN RECEIVABLES" herein and in the Prospectus. Although steps will be taken to ensure that the Seller (an affiliate of CFSC) does not obtain possession or control of the Installment Sales Contracts or Leases, should a court find that the Seller did have possession or control of such Installment Sales Contracts or Leases, the interests of the Trust and the Indenture Trustee in the Receivables would in all likelihood be unperfected.

DEALER RECOURSE RECEIVABLES

    The terms of a limited number of Receivables provide that CFSC has recourse to the related Dealer for all or a portion of the losses CFSC may incur. However, in the event of a Dealer's bankruptcy, a bankruptcy trustee, a creditor or the Dealer as debtor in possession might attempt to characterize recourse sales of Receivables to CFSC as loans to the Dealer from CFSC secured by the Receivables; such an attempt, if successful, could result in payment delays or losses on the affected Receivables. This right of recourse has been assigned to the Seller, the Trust and the Indenture Trustee.

CROSS-COLLATERALIZATION

    Because CFSC on occasion cross-collateralizes its installment sales contracts (whether at origination or pursuant to an adjustment to such installment sales contract) with a particular Obligor with other equipment of such Obligor financed by CFSC, it is possible that (i) an item of Financed Equipment may secure more than one contract with such Obligor, and each of those contracts may not be included in the Trust as a Receivable and (ii) a Receivable may be secured by a first priority lien on the related Financed Equipment and a lien on financed equipment unencumbered or related to contracts with such Obligor not included in the Trust. In any event, the aggregate principal amount of CFSC's cross-collateralized installment sales contracts with respect to any one Obligor, whether or not all are included in the Trust as Receivables, will not, at the time of origination of any such cross-collateralized contracts, exceed the aggregate current appraised value of all the financed equipment serving as security for such contracts, and the Trust will either have a first priority lien in the related Financed Equipment or CFSC may be required to repurchase the related Receivable under certain circumstances. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the Prospectus.

    Pursuant to the Purchase Agreement, CFSC, as holder of a junior lien on an item of Financed Equipment, will agree not to exercise its right to foreclose upon such junior lien until (i) the related Receivable has been paid in full or
(ii) the related first priority lien on the Financed Equipment has been foreclosed upon or released. Therefore, there is no risk to the Trust that CFSC, as junior lienholder, would foreclose upon Financed Equipment, possibly resulting in a substitution of the related Obligor.

    The Trust shall have the right to foreclose upon all liens, junior or otherwise, that it holds with respect to any Receivable, whether on the related Financed Equipment or on equipment the first priority lien on which has not been assigned to the Trust. If the Trust forecloses on a junior lien on any equipment in which it does not have a first priority lien, such foreclosure would be subject to the senior liens not held by the Trust. In addition, any junior liens held by the Trust may be eliminated should any more senior liens not held by the Trust foreclose upon the related equipment.

    CFSC does not maintain statistical data with respect to the portion of each retail installment sales contract secured by related Financed Equipment and the portion of such contract secured by the cross-collateralized liens. However, because the existence of such cross-collateralized liens will not place the Trust in a different credit position than that of CFSC should CFSC retain the Receivables, and in light of CFSC's credit loss experience with respect to the U.S. ISC Portfolio, the Seller believes that such statistical data with respect to the cross-collateralization of the Receivables is not material to investors in the Securities.

                                LEGAL INVESTMENT

    The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

       FEDERAL INCOME TAX CONSEQUENCES AND TREATMENT OF TRUST AS A FASIT

    The Seller intends to cause an election to be made under the Code whereby the Trust will qualify as one or more "financial asset securitization investment trusts" or "FASITS" under the relevant provisions of the Code (the "FASIT PROVISIONS"). Under the FASIT Provisions, a FASIT avoids federal income taxation (other than tax imposed on "prohibited transactions," which is not expected to be material) and can issue "regular interests," which are treated as debt for federal income tax purposes. See "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--TREATMENT OF THE NOTES AS INDEBTEDNESS" in the Prospectus. Further, Special Tax Counsel is of the opinion that the Trust will constitute one or more FASITs for federal income tax purposes and the Notes will constitute "regular interests" in a FASIT. Accordingly, Special Tax Counsel also is of the opinion that, for federal income tax purposes, the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be classified as debt.

    Although the Seller anticipates that the Trust will continue to qualify as one or more FASITs and has obtained under the relevant documents from the Servicer and Owner Trustee undertakings with respect to maintaining the continuing qualification of the Trust as such, such continuing qualification is dependent upon the compliance with all provisions of the Trust Agreement and related documents, compliance with statutory changes in the future and with compliance regulations not yet issued, as to each of which Special Tax Counsel renders no opinion. If an entity electing to be treated as a FASIT fails to comply with one or more of the ongoing requirements of the Code for FASIT status during any taxable year, the Code provides that the entity will not be treated as a FASIT after the date of such cessation. In such event, an entity electing to be treated as a FASIT may be taxable as a corporation and the regular interests issued by such entity may not be treated as debt for federal income tax purposes. See "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES" in the Prospectus. In the case of an inadvertent termination of FASIT status, the Code provides the Treasury Department with authority to provide relief. Any such relief, however, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

    More specifically, Noteholders should also be aware that, under the Code, amounts includible with respect to regular interests in a FASIT are required to be determined under the accrual method of accounting and, accordingly, Noteholders are required to report taxable income prior to the receipt of cash paid in respect of a Note. Additionally, investors which are "pass-thru entities" under the FASIT Provisions (generally including regulated investment companies, real estate investment trusts, partnerships and certain other entities) which issue securities "supported" by Notes having yields generally exceeding the sum of the "applicable Federal rate" and 5% could be subject to tax with respect to their income from Notes. The Seller and the Trustee will treat the Notes as debt of the holder of the "ownership interest" in the FASIT issuing the regular interests corresponding to the Notes, for purposes of determining the applicability of exemption from federal income tax withholding (in particular the rules regarding related parties). See "Federal Income Tax Consequences--Tax Consequences to Holders of the Notes--FOREIGN HOLDERS" in the Prospectus. No guidance has yet been issued by the U.S. Treasury Department under the FASIT Provisions, and accordingly various issues remain unresolved. Prospective Noteholders should consult their tax advisors with regard to the effects of investing in the Notes in their particular circumstances.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary with respect to such Plan Assets.

    Subject to the considerations described below, the Notes are eligible for purchase with Plan Assets of any Plan.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    Any fiduciary or other Plan investor considering whether to purchase the Notes with Plan Assets of any Plan should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, any Certificateholder or any other parties may be deemed to be benefiting from the issuance of the Notes and are Parties in Interest with respect to the investing Plan. In particular, the Notes may not be purchased with Plan Assets of any Plan if any of the Seller, the Servicer, the Indenture Trustee, the Owner Trustee, any Certificateholder or any of their respective affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. Each purchaser of the Notes will be deemed to have represented and warranted that its purchase of the Notes or any interest therein does not violate the foregoing limitations.

    Any such fiduciary or other Plan investor should also consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment and the availability of any prohibited transaction exemption, E.G., U.S. Department of Labor (the "DOL") Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above exemptions are met, the scope of the relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In addition, investors other than Plan investors should be aware that a prohibited transaction could be deemed to occur if any holder of the Certificates or any of its respective affiliates is or becomes a Party in Interest with respect to any Plan that purchases and holds the Notes without being covered by one or more of the above exemptions.

    In addition, under Section 2510.3-101 of the regulations of the DOL (the "PLAN ASSET REGULATION"), the purchase with Plan Assets of equity interests in the Trust could, in certain circumstances, cause the Receivables and other assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Nevertheless, because the Notes (a) should be treated as indebtedness under local law and debt, rather than equity, for tax purposes (without regard to the FASIT election to be made as described herein under "Federal Income Tax Consequences and Treatment of Trust as a FASIT"), and (b) should not be deemed to have any "substantial equity features," purchases of the Notes with Plan Assets should not be treated as equity investments and, therefore, the Receivables and other assets included as assets of the Trust should not be deemed to be Plan Assets of the Plans investing in the Notes. Those conclusions are based, in part, upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes (which are highly rated by the Rating Agencies) will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Before purchasing the Notes, a fiduciary or other Plan investor should itself confirm that the Notes constitute indebtedness, and have no substantial equity features, for purposes of the Plan Asset Regulation.

    For further information see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "CLASS A NOTE UNDERWRITING AGREEMENT"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "CLASS A NOTE UNDERWRITERS"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Notes set forth opposite its name below:

                                                          PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                          AMOUNT OF       AMOUNT OF       AMOUNT OF
                                                          CLASS A-1       CLASS A-2       CLASS A-3
UNDERWRITERS                                                NOTES           NOTES           NOTES
                                                        --------------  --------------  --------------
Goldman, Sachs & Co...................................   $               $               $
Chase Securities Inc..................................
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...............................
                                                        --------------  --------------  --------------
          Total.......................................   $164,000,000    $218,000,000    $183,114,000
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------

    In the Class A Note Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions therein, to purchase all of the Class A Notes offered hereby if any of such Class A Notes are purchased. The Seller has been advised by the Underwriters that they propose initially to offer the Class A-1 Notes, the Class A-2 Notes and the the Class A-3 Notes to the public at the prices set forth herein, and to certain dealers at such prices
less a concession not in excess of   % per Class A-1 Note,   % per Class A-2
Note and   % per Class A-3 Note. The Underwriters may allow and such dealers may
reallow a concession not in excess of   % per Class A-1 Note,   % per Class A-2
Note and   % per Class A-3 Note to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

    Subject to the terms and conditions set forth in an underwriting agreement (the "CLASS B NOTE UNDERWRITING AGREEMENT" and together with the Class A Note Underwriting Agreement, the "UNDERWRITING AGREEMENTS"), the Seller has agreed to cause the Trust to sell to Goldman, Sachs & Co. (the "CLASS B NOTE UNDERWRITER" and together with the Class A Note Underwriters, the "UNDERWRITERS"), and the Class B Note Underwriter has agreed to purchase, the entire principal amount of the Class B Notes.

    In the Class B Note Underwriting Agreement, the Class B Note Underwriter has agreed, subject to the terms and conditions therein, to purchase all of the Class B Notes offered hereby if any of such Class B Notes are purchased. The Seller has been advised by the Class B Note Underwriter that it proposes to initially offer the Class B Notes to the public at the price set forth herein,
and to certain dealers at such price less a concession not in excess of   % per
Class B Note. The Class B Note Underwriter may allow and such dealers may
reallow a concession not in excess of   % per Class B Note to certain other
dealers. After the initial public offering, such prices and concessions may be changed.

    Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, Goldman, Sachs & Co. ("GOLDMAN SACHS"), on behalf of the Underwriters, is permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes in accordance with Regulation M under the Exchange Act.

    Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Goldman Sachs to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction.

    Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer, the Seller, CFSC, nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Issuer, the Seller, CFSC nor any of the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    The Underwriting Agreements provide that the Seller and CFSC will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Notes.

    Chase Securities Inc., an Underwriter, is an affiliate of the Owner Trustee.

    The Indenture Trustee and the Owner Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

    The closings of the sale of the Notes and Certificates are conditioned on the closing of the sale of each other.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Notes and the Certificates will be passed upon for the Trust, the Seller and the Servicer by Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and by Richards Layton & Finger, Wilmington, Delaware, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust and the Seller by Orrick, Herrington & Sutcliffe LLP. Certain Tennessee state tax matters will be passed upon for the Trust and the Seller by Tuke Yopp & Sweeney, PLC, Nashville, Tennessee.

ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Caterpillar
Financial Asset Trust 1998-A Class A-1      % Asset Backed Notes, Class A-2
     % Asset Backed Notes, Class A-3      % Asset Backed Notes and the Class B
     % Asset Backed Notes (collectively, the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action was taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities who is not a U.S. Person (as defined below) generally will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. PERSON" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia) or (iii) an estate or trust, the income of which is includible in gross income for United States tax purposes, regardless of its source. The U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Terms" in the Prospectus.

Administration Agreement.......................................................           S-17
Administration Fee.............................................................           S-17
Administrator..................................................................           S-17
APR............................................................................           S-39
Caterpillar....................................................................           S-33
Cede...........................................................................            S-3
Cedel..........................................................................            A-1
Certificate Balance............................................................     S-10, S-39
Certificates...................................................................       S-1, S-5
CFSC...........................................................................            S-4
Class A Note Underwriters......................................................           S-47
Class A Note Underwriting Agreement............................................           S-47
Class A Noteholders............................................................            S-7
Class A Noteholders' Interest Carryover Shortfall..............................     S-10, S-39
Class A Noteholders' Interest Distributable Amount.............................     S-10, S-39
Class A Noteholders' Monthly Interest Distributable Amount.....................     S-11, S-39
Class A Notes..................................................................       S-1, S-4
Class A-1 Note Final Scheduled Distribution Date...............................      S-8, S-39
Class A-1 Note Pool Factor.....................................................           S-32
Class A-1 Note Rate............................................................      S-6, S-33
Class A-1 Noteholders..........................................................            S-7
Class A-1 Notes................................................................       S-1, S-4
Class A-2 Note Final Scheduled Distribution Date...............................      S-8, S-39
Class A-2 Note Pool Factor.....................................................           S-32
Class A-2 Note Rate............................................................      S-6, S-34
Class A-2 Noteholders..........................................................            S-7
Class A-2 Notes................................................................       S-1, S-4
Class A-3 Note Final Scheduled Distribution Date...............................      S-8, S-39
Class A-3 Note Pool Factor.....................................................           S-32
Class A-3 Note Prepayment Price................................................      S-9, S-36
Class A-3 Note Rate............................................................      S-6, S-34
Class A-3 Noteholders..........................................................            S-7
Class A-3 Notes................................................................       S-1, S-4
Class B Note Final Scheduled Distribution Date.................................      S-8, S-39
Class B Note Pool Factor.......................................................           S-32
Class B Note Prepayment Price..................................................      S-9, S-36
Class B Note Rate..............................................................      S-6, S-34
Class B Note Underwriter.......................................................           S-47
Class B Note Underwriting Agreement............................................           S-47
Class B Noteholders............................................................            S-7
Class B Noteholders' Interest Carryover Shortfall..............................     S-11, S-39
Class B Noteholders' Interest Distributable Amount.............................     S-11, S-40
Class B Noteholders' Monthly Interest Distributable Amount.....................     S-11, S-40
Class B Notes..................................................................       S-1, S-4
Closing Date...................................................................            S-1
Code...........................................................................           S-18
Collection Account.............................................................           S-15
Collection Period..............................................................     S-11, S-40

Commission.....................................................................            S-3
Contract Balance...............................................................      S-6, S-23
Custodial Agreement............................................................           S-17
Custodian......................................................................           S-17
Cut-off Date...................................................................      S-5, S-22
Cut-off Date APR...............................................................      S-6, S-40
Dealers........................................................................            S-5
Determination Date.............................................................           S-38
Discount Receivables...........................................................     S-13, S-41
                                                                                     S-1, S-7,
Distribution Date..............................................................           S-33
DOL............................................................................           S-46
DTC............................................................................       S-3, A-1
ERISA..........................................................................     S-18, S-45
Euroclear......................................................................            A-1
Exchange Act...................................................................            S-3
FASIT..........................................................................     S-18, S-45
FASIT Provisions...............................................................           S-45
Final Maturity Date............................................................           S-16
Final Scheduled Distribution Date..............................................             40
Financed Equipment.............................................................       S-2, S-5
First Priority Principal Distribution Amount...................................     S-11, S-40
Fixed Rate Certificates........................................................       S-1, S-5
Global Securities..............................................................            A-1
Goldman Sachs..................................................................           S-47
Indenture......................................................................       S-2, S-4
Indenture Trustee..............................................................       S-2, S-4
Initial Pool Balance...........................................................      S-5, S-40
Installment Sales Contracts....................................................            S-5
Interest Only Certificates.....................................................       S-1, S-5
Issuer.........................................................................       S-1, S-4
Leases.........................................................................            S-5
Liquidated Receivables.........................................................           S-38
Liquidation Proceeds...........................................................           S-38
Maximum Note Rate..............................................................     S-13, S-41
Moody's........................................................................      S-2, S-19
Net Investment.................................................................        S-6, 23
Noteholders....................................................................            S-7
Noteholders' Interest Distributable Amount.....................................           S-40
Notes..........................................................................       S-1, S-4
Obligors.......................................................................            S-5
Owner Trustee..................................................................       S-2, S-4
Parties in Interest............................................................           S-46
Plan Asset Regulation..........................................................           S-46
Plan Assets....................................................................     S-18, S-45
Plans..........................................................................     S-18, S-45
Pool Balance...................................................................      S-6, S-40
Principal Distribution Account.................................................           S-37
Principal Distribution Amount..................................................     S-12, S-40
Purchase Agreement.............................................................            S-5
Rating Agency..................................................................      S-2, S-19
Rating Agency Conditions.......................................................     S-14, S-42
Realized Losses................................................................      S-6, S-40
Receivables....................................................................       S-2, S-5

Receivables Files..............................................................     S-17, S-20
Receivables Pool...............................................................           S-22
Record Date....................................................................            S-7
Regular Principal Distribution Amount..........................................     S-12, S-40
Required Rate..................................................................     S-13, S-41
Reserve Account................................................................           S-14
Reserve Account Initial Deposit................................................     S-14, S-42
Residual Certificate...........................................................       S-1, S-5
S&P............................................................................      S-2, S-19
Sale and Servicing Agreement...................................................            S-5
Second Priority Principal Distribution Amount..................................     S-12, S-41
Seller.........................................................................            S-4
Servicer.......................................................................            S-4
Servicing Fee..................................................................           S-16
Servicing Fee Rate.............................................................           S-16
Special Tax Counsel............................................................           S-18
Specified Reserve Account Balance..............................................     S-15, S-43
Specified Yield Supplement Account Balance.....................................           S-42
Tennessee Tax Counsel..........................................................           S-18
Total Available Amount.........................................................     S-12, S-38
Total Distribution Amount......................................................     S-12, S-41
Total Required Payment.........................................................     S-13, S-41
Transfer and Servicing Agreements..............................................           S-36
Trust..........................................................................       S-1, S-4
Trust Agreement................................................................            S-4
U.S. ISC Portfolio.............................................................           S-27
U.S. Lease Portfolio...........................................................           S-27
U.S. Portfolio.................................................................           S-27
U.S. Person....................................................................            A-3
Underwriters...................................................................           S-47
Underwriting Agreements........................................................           S-47
Variable Frequency Receivables.................................................           S-24
Yield Supplement Account.......................................................     S-13, S-41
Yield Supplement Account Deposit...............................................     S-13, S-41
Yield Supplement Deposit Amount................................................     S-14, S-42

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JULY 23, 1998.
PROSPECTUS

                       CATERPILLAR FINANCIAL ASSET TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
               CATERPILLAR FINANCIAL FUNDING CORPORATION, SELLER
              CATERPILLAR FINANCIAL SERVICES CORPORATION, SERVICER
                                 --------------

    The Asset Backed Notes (the "NOTES") and the Asset Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series (each, a "SERIES"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each Series of Securities, which will include one or more classes of Notes and may include one or more classes of Certificates (each, a "CLASS"), will be issued by a limited purpose Delaware business trust to be formed with respect to such Series (each, a "TRUST"). Each Trust will be formed pursuant to a Trust Agreement to be entered into between Caterpillar Financial Funding Corporation, as seller (the "SELLER"), and the owner trustee specified in the related Prospectus Supplement (the "OWNER TRUSTEE"). The Notes of each Series will be issued and secured pursuant to an Indenture between a Trust and the indenture trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. The Certificates of each Series, if any, will represent fractional undivided beneficial equity interests in the related Trust. The property of each Trust will include a pool of retail installment sales contracts and/or equipment finance lease contracts, including the rights to receive certain payments made with respect to such contracts (collectively, the "RECEIVABLES") secured by new and/or used machinery manufactured primarily by Caterpillar Inc. or its affiliate Mitsubishi Caterpillar Forklift America Inc. (the "FINANCED EQUIPMENT"), certain monies due or received thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement, security interests in such Financed Equipment and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established in the name of the Indenture Trustee on behalf of the related Securityholders, which will be used to purchase additional Receivables (the "SUBSEQUENT RECEIVABLES") from the Seller from time to time during the Funding Period specified in the related Prospectus Supplement.

    To the extent provided in the related Prospectus Supplement, each Class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates, on the terms and in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or

                                                   (CONTINUED ON FOLLOWING PAGE)

POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY        REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.
                              -------------------

                  The date of this Prospectus is July   , 1998

(CONTINUED FROM PREVIOUS PAGE)

subordinate to the rights of one or more of the other Classes of such Series to the extent described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Notes and may include Certificates which differ as to the timing and priority of payments, allocations of losses, interest rate or amount of or method of distributions in respect of principal or interest or both. A Series may also include one or more Classes of Notes or Certificates entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to distributions in respect of interest, with disproportionate, nominal or no principal distributions. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance (as defined herein) of the Certificates of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment on the related Receivables lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement.

    The Notes of a given Series will represent obligations of, and the Certificates of such Series will represent fractional undivided beneficial equity interests in, the related Trust only and will not represent obligations of or interests in, and will not be guaranteed or insured by, Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates. Prospective investors should consider the factors set forth under "Risk Factors" herein and in the related Prospectus Supplement.

    Each Series of Notes or Class offered hereby will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                 REPORTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

    Unless and until Definitive Notes or Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables of the related Trust will be prepared by the Servicer and sent on behalf of such Trust to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of the related Securities. To the extent specified in the related Prospectus Supplement, such periodic and annual unaudited reports will also be sent on behalf of any such Trust to any registered holders of the Securities. See "Issuance of the Securities--Book-Entry Registration" and "Description of the Transfer and Servicing Agreements--Reports to Securityholders" herein. Such reports will not constitute financial statements that have been examined and reported upon by, with an opinion expressed by, an independent public accountant or certified public accountant. Each Trust will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "EXCHANGE ACT") or as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                             AVAILABLE INFORMATION

    The Seller, as originator of each Trust, has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Midwest Regional Office at 500 West Madison Street, Chicago, Illinois 60661-2511; and at the Commission's Northeast Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Seller and each Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with the Commission by the Seller, as originator of any Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of the Securities made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

    The Servicer on behalf of any Trust will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically requested. Such written or oral requests should be directed to the Servicer at: Caterpillar Financial Services Corporation, 3322 West End Avenue, Nashville, Tennessee 37203-1071,
Attention: Treasurer (Telephone: (615) 386-5800).

                                SUMMARY OF TERMS

    The following summary is qualified by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer............................  With respect to each Series of Securities, the Delaware business trust formed by the Seller and the Owner
                                    Trustee specified in the related Prospectus Supplement
                                    pursuant to a Trust Agreement (as amended and
                                    supplemented from time to time, a "TRUST AGREEMENT")
                                    between the Seller and such Owner Trustee, acting
                                    thereunder not in its individual capacity but solely as
                                    Owner Trustee for such trust (the "TRUST" or the
                                    "ISSUER").
Seller............................  Caterpillar Financial Funding Corporation (the
                                    "SELLER"), a Nevada corporation and a wholly-owned
                                    subsidiary of Caterpillar Financial Services
                                    Corporation. The principal executive offices of the
                                    Seller are located at Greenview Plaza, 2950 East
                                    Flamingo Road, Suite C-3B, Las Vegas, Nevada 89121 and
                                    its telephone number is (702)735-2514.
Servicer..........................  Caterpillar Financial Services Corporation (the
                                    "SERVICER" or "CFSC"), a Delaware corporation and a
                                    wholly-owned subsidiary of Caterpillar Inc.
Indenture Trustee.................  With respect to each Series of Securities, the Indenture
                                    Trustee specified in the related Prospectus Supplement.
Owner Trustee.....................  With respect to each Series of Securities, the Owner
                                    Trustee specified in the related Prospectus Supplement.
The Notes.........................  Each Series of Securities will include one or more
                                    Classes of Notes, which will be issued pursuant to an
                                    indenture between the related Trust and Indenture
                                    Trustee (as amended and supplemented from time to time,
                                    an "INDENTURE").
                                    Notes will be available for purchase in denominations
                                    specified in the related Prospectus Supplement. If so
                                    specified in the related Prospectus Supplement, Notes
                                    will be available in book-entry form only and holders of
                                    Notes ("NOTEHOLDERS") will be able to receive Definitive
                                    Notes only under the limited circumstances described
                                    herein or in the related Prospectus Supplement. See
                                    "Issuance of the Securities--Definitive Securities."
                                    To the extent specified in the related Prospectus
                                    Supplement, each Class of Notes will have a stated
                                    principal amount specified in the related Prospectus
                                    Supplement and will bear interest at a rate or at rates
                                    (with respect to each Class of Notes, the "INTEREST
                                    RATE") specified in the related Prospectus Supplement.
                                    Each Class of Notes may have a different Interest Rate,
                                    which may be a fixed, variable or adjustable Interest
                                    Rate, or any combination of the foregoing. The related
                                    Prospectus Supplement will specify the Interest Rate for
                                    each Class of Notes, or the method for determining the
                                    Interest Rate.
                                    With respect to a Series that includes two or more
                                    Classes of Notes, each Class may differ as to the timing
                                    and priority of

                                    payments, seniority, allocations of losses, Interest
                                    Rate or amount of or method of determining payments of
                                    principal or interest as described in the related
                                    Prospectus Supplement. Payments of principal or interest
                                    in respect of any such Class or Classes may or may not
                                    be made upon the occurrence of specified events or on
                                    the basis of collections from designated portions of the
                                    Receivables in the related Trust. In addition, a Series
                                    may include one or more Classes of Notes ("STRIP NOTES")
                                    entitled to (i) principal payments with
                                    disproportionate, nominal or no interest payments or
                                    (ii) interest payments with disproportionate, nominal or
                                    no principal payments.
                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust in the manner and on the
                                    respective terms and conditions described under
                                    "Description of the Transfer and Servicing
                                    Agreements--Termination," the related outstanding Notes
                                    will be prepaid on the terms specified in the related
                                    Prospectus Supplement. In addition, if the related
                                    Prospectus Supplement provides that the property of a
                                    Trust will include a Pre-Funding Account, the
                                    outstanding Notes may be subject to partial prepayment
                                    on or immediately following the end of the related
                                    Funding Period (as such term is defined in the related
                                    Prospectus Supplement, the "FUNDING PERIOD") in an
                                    amount and manner specified in the related Prospectus
                                    Supplement. In the event of a partial prepayment, the
                                    Noteholders may, but will not necessarily, be entitled
                                    to receive a prepayment premium from the related Trust,
                                    in the amount and to the extent provided in the related
                                    Prospectus Supplement.
The Certificates..................  Each Series of Securities may include one or more
                                    Classes of Certificates, which, if issued, will be
                                    issued pursuant to a Trust Agreement.
                                    The Prospectus Supplement related to each Series will
                                    specify whether the related Certificates, if any, will
                                    be issued in fully registered, certificated form to
                                    holders of Certificates ("CERTIFICATEHOLDERS" and,
                                    together with the Noteholders, "SECURITYHOLDERS") or
                                    their nominee, or if such Certificates will be avail-
                                    able in book-entry form only. See "Issuance of the
                                    Securities-- Definitive Securities" and "--Book-Entry
                                    Registration" herein.
                                    To the extent specified in the related Prospectus
                                    Supplement, each Class of Certificates, if any, will
                                    have a stated Certificate Balance specified in the
                                    related Prospectus Supplement (the "CERTIFICATE
                                    BALANCE") and will accrue interest on such Certificate
                                    Balance at the rate (with respect to each Class of
                                    Certificates, the "PASS-THROUGH RATE") specified in the
                                    related Prospectus Supplement. Each Class of
                                    Certificates may have a different Pass-Through Rate,
                                    which may be a fixed, variable or adjustable
                                    Pass-Through Rate, or any combination of the foregoing.
                                    The related Prospectus Supplement will specify the
                                    Pass-Through Rate for each Class of Certificates or the
                                    method for determining the Pass-Through Rate.
                                    With respect to a Series that includes two or more
                                    Classes of Certificates, each Class may differ as to
                                    timing and priority of
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                                    distributions, seniority, allocations of losses,
                                    Pass-Through Rates or amount of or method of determining
                                    distributions in respect of principal or interest.
                                    Distributions of principal or interest in respect of any
                                    such Class or Classes may or may not be made upon the
                                    occurrence of specified events or on the basis of
                                    collections from designated portions of the Receivables
                                    in the related Trust. In addition, a Series may include
                                    one or more Classes of Certificates ("STRIP
                                    CERTIFICATES") entitled to (i) distributions in respect
                                    of principal with disproportionate, nominal or no
                                    interest distributions or (ii) distributions in respect
                                    of interest with disproportionate, nominal or no
                                    principal distributions.
                                    To the extent specified in the related Prospectus
                                    Supplement, distributions in respect of the Certificates
                                    may be subordinated in priority of payment to payments
                                    on the Notes.
                                    If the Servicer exercises its option to purchase the
                                    Receivables of a Trust, in the manner and on the
                                    respective terms and conditions described under
                                    "Description of the Transfer and Servicing
                                    Agreements--Termination" herein, the related
                                    Certificateholders will receive as a prepayment an
                                    amount in respect of the Certificates as specified in
                                    the related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account, Certifi-
                                    cateholders may receive a partial prepayment of
                                    principal on or immediately following the end of the
                                    Funding Period in an amount and manner specified in the
                                    related Prospectus Supplement. In the event of such
                                    partial prepayment, such Certificateholders may, but
                                    will not necessarily, be entitled to receive a
                                    prepayment premium from such Trust, in the amount and to
                                    the extent provided in the related Prospectus
                                    Supplement.
The Trust Property................  The property of each Trust will include a pool of
                                    Receivables which may consist of (i) fixed or variable
                                    rate retail installment sales contracts (each, an
                                    "INSTALLMENT SALES CONTRACT") and/or equipment finance
                                    lease contracts (each, a "LEASE") secured by new and/or
                                    used machinery manufactured primarily by Caterpillar
                                    Inc. ("CATERPILLAR") or its affiliate Mitsubishi
                                    Caterpillar Forklift America Inc. (the "FINANCED
                                    EQUIPMENT"), including rights to receive certain
                                    payments made with respect to such contracts
                                    (collectively, the "RECEIVABLES") and all monies
                                    (including accrued interest) due or received thereunder
                                    on or after the applicable Cut-off Date and (ii)
                                    security interests in the Financed Equipment and in
                                    certain other cross-collateralized equipment. With
                                    respect to each Trust as to which the related Trust
                                    Property includes both Installment Sales Contracts and
                                    Leases, the related Prospectus Supplement will set forth
                                    the percentages of the related Receivables constituting
                                    Installment Sales Contracts and Leases. CFSC and the
                                    Seller will represent that all Leases are "net leases"
                                    and contain provisions which unconditionally obligate
                                    each Obligor thereunder to make all payments scheduled
                                    under its Lease without any right of setoff. No Lease
                                    contract requires any additional performance obligations
                                    by CFSC.
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                                    The property of each Trust will also include (i) amounts
                                    on deposit in certain trust accounts, including a
                                    related Collection Account, any Reserve Account, any
                                    Pre-Funding Account and any other account identified in
                                    the related Prospectus Supplement, and the proceeds
                                    thereof, (ii) the rights to proceeds from claims on
                                    physical damage, credit life, liability, and disability
                                    insurance policies, if any, covering Financed Equipment
                                    or Obligors, as the case may be, (iii) any proceeds of
                                    repossessed Financed Equipment, (iv) the rights of the
                                    Seller under the related Purchase Agreement (as defined
                                    below), (v) the interest of the Seller in any proceeds
                                    from recourse to Dealers on such Receivables, (vi) the
                                    interest earned on short-term investments made by such
                                    Trust and (vii) any proceeds of the foregoing. On or
                                    prior to the Closing Date specified in the Prospectus
                                    Supplement with respect to a Trust, the Seller will
                                    purchase Receivables from CFSC pursuant to a Purchase
                                    Agreement (the "PURCHASE AGREEMENT"), between CFSC and
                                    the Seller, and the Seller will sell the Receivables to
                                    the related Trust pursuant to a Sale and Servicing
                                    Agreement (the "SALE AND SERVICING AGREEMENT") among the
                                    Seller, the Servicer and such Trust. Such Receivables
                                    (the "INITIAL RECEIVABLES") shall have an aggregate
                                    principal balance specified in the related Prospectus
                                    Supplement as of a date specified therein (such date,
                                    the "INITIAL CUT-OFF DATE").
                                    If and to the extent provided in the related Prospectus
                                    Supplement, the Seller will be obligated to sell, and
                                    the related Trust will be obligated to purchase (subject
                                    to the availability of Receivables, and to the
                                    satisfaction of certain conditions described in the
                                    related Sale and Servicing Agreement), the Subsequent
                                    Receivables from time to time during the Funding Period
                                    specified in the related Prospectus Supplement, which
                                    Subsequent Receivables will have an aggregate principal
                                    balance as of the date determined therein (each, a
                                    "SUBSEQUENT CUT-OFF DATE", and together with the Initial
                                    Cut-off Date, a "CUT-OFF DATE") not in excess of the
                                    amount on deposit in the Pre-Funding Account (the
                                    "PRE-FUNDED AMOUNT") on the related Closing Date. If the
                                    related Prospectus Supplement so provides for a
                                    Pre-Funding Account, the funds on deposit in such
                                    Pre-Funding Account on the related Closing Date will not
                                    exceed 25% of the related Trust Property, and the
                                    related Funding Period shall not exceed three months
                                    from the related Closing Date.
                                    The Receivables will arise from loans and/or leases
                                    originated in connection with retail sales and leases by
                                    Caterpillar dealers (the "DEALERS") of Financed
                                    Equipment to retail purchasers (the "OBLIGORS") and will
                                    be either originated by CFSC, or acquired from such
                                    Dealers by CFSC, in the ordinary course of its business.
                                    The Receivables sold to a Trust will be selected from
                                    the portfolio of installment sales contracts and finance
                                    leases owned by CFSC based on the criteria specified in
                                    the related Purchase Agreement and described herein and
                                    in the related Prospectus Supplement.
Credit and Cash Flow Enhancement..  If and to the extent provided in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any Class or
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                                    Classes of Securities may include any one or more of the
                                    following: subordination of one or more Classes of
                                    Securities to other Classes of Securities, Reserve
                                    Accounts, over-collateralization, letters of credit,
                                    credit or liquidity facilities, surety bonds, guaran-
                                    teed investment contracts, swaps or other interest rate
                                    protection agreements, repurchase obligations, other
                                    agreements with respect to third party payments or other
                                    support, cash deposits or other arrangements. Any form
                                    of credit enhancement may have certain limitations and
                                    exclusions from coverage thereunder, which will be
                                    described in the related Prospectus Supplement, and may
                                    be replaced with another form of credit enhancement,
                                    provided that the Rating Agencies confirm in writing
                                    that such substitution will not result in a reduction or
                                    withdrawal of the rating of any Class of Securities. See
                                    "Description of the Transfer and Servicing
                                    Agreements--Credit and Cash Flow Enhancement" herein.
Reserve Account...................  If so specified in the related Prospectus Supplement, a
                                    Reserve Account will be established and maintained by
                                    the Seller for each Trust in the name of the related
                                    Indenture Trustee with an initial deposit, if any, by
                                    the Seller of cash or certain investments having a value
                                    equal to the amount specified in the related Prospectus
                                    Supplement. To the extent specified in the related
                                    Prospectus Supplement, funds in the Reserve Account will
                                    thereafter be supplemented by the deposit of amounts
                                    remaining on any Distribution Date after making all
                                    other distributions required on such date and, if
                                    applicable, any amounts deposited from time to time from
                                    the Pre-Funding Account in connection with the purchase
                                    of Subsequent Receivables. Amounts in the Reserve
                                    Account may be available to cover shortfalls in amounts
                                    due to the holders of those Classes of Securities
                                    specified in the related Prospectus Supplement in the
                                    manner and under the circumstances specified therein.
                                    The related Prospectus Supplement will also specify to
                                    whom and the manner and circumstances under which
                                    amounts on deposit in the Reserve Account (after giving
                                    effect to all other required distributions to be made by
                                    the related Trust) in excess of the "SPECIFIED RESERVE
                                    ACCOUNT BALANCE" (as defined in the related Prospectus
                                    Supplement) will be distributed.
Principal and Interest Funding      If the Distribution Dates for a Series or Class occur
Accounts..........................  less frequently than monthly, collections or other amounts (or the portion thereof) allocable to such
                                    Series or Class may be deposited on a monthly basis in
                                    one or more trust accounts established for the benefit
                                    of Securityholders and used to make interest payments
                                    and principal payments to Securityholders of such Series
                                    or Class on a following Distribution Date.
Pre-Funding Account...............  If so specified in the related Prospectus Supplement, the related Trust Property may include monies on deposit
                                    in a trust account (the "PRE-FUNDING ACCOUNT") to be
                                    established and maintained by the Seller in the name of
                                    the Indenture Trustee on behalf of the related
                                    Securityholders, which monies will be used to purchase
                                    Subsequent Receivables from the Seller from time to time
                                    during the Funding Period specified in the related
                                    Prospectus
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                                    Supplement. The amount that may be initially deposited
                                    into a Pre-Funding Account, and the length of a Funding
                                    Period, shall be limited as described herein.
Transfer and Servicing              With respect to each Trust, pursuant to a Purchase
Agreements........................  Agreement, the Seller will purchase Receivables from
                                    CFSC and, pursuant to the Sale and Servicing Agreement,
                                    the Seller will sell the related Receivables, together
                                    with its rights under the Purchase Agreement, to such
                                    Trust. In addition, the Servicer will agree with such
                                    Trust to be responsible for servicing, managing and
                                    making collections on the Receivables. The rights and
                                    benefits of the Seller under the Purchase Agreement and
                                    of such Trust under the Sale and Servicing Agreement
                                    will be assigned to the related Indenture Trustee as
                                    collateral for the Notes. The obligations of the Seller
                                    and the Servicer under such Transfer and Servicing
                                    Agreements include those specified below. With respect
                                    to each Trust, unless the related Prospectus Supplement
                                    provides for the filing of Uniform Commercial Code
                                    ("UCC") financing statements to perfect the interests
                                    described herein, a custodian (the "CUSTODIAN") will be
                                    responsible for maintaining custody of the related
                                    Receivables Files (as defined herein) pursuant to a
                                    Custodial Agreement (the "CUSTODIAL AGREEMENT") among
                                    CFSC, the Seller, the Issuer, the Indenture Trustee and
                                    such Custodian. See "Risk Factors--Risk of Unperfected
                                    Security Interests in Receivables" and "--Risk of
                                    Unperfected Security Interests in Financed Equipment"
                                    herein.
                                    If so specified in the related Prospectus Supplement,
                                    the Seller will be obligated to repurchase any
                                    Receivable if (i) the interest of the related Trust
                                    therein is materially adversely affected by a breach of
                                    any representation or warranty made by the Seller or
                                    CFSC with respect to such Receivable (other than certain
                                    specified representations and warranties) and (ii) such
                                    breach has not been cured within the time period
                                    specified herein following the discovery by or notice to
                                    the Seller of the breach. See "Description of Transfer
                                    and Servicing Agreements--Sale and Assignment of
                                    Receivables" herein. If such breach arises from a repre-
                                    sentation or warranty made by CFSC in the Purchase
                                    Agreement, CFSC will be obligated to repurchase such
                                    Receivable from the Seller pursuant to the related
                                    Purchase Agreement contemporaneously with the Seller's
                                    repurchase from such Trust. The obligation of the Seller
                                    to repurchase any Receivable with respect to which CFSC
                                    has breached a representation or warranty is subject to
                                    CFSC's repurchase of such Receivable.
                                    Consistent with its normal servicing procedures, the
                                    Servicer may, in its discretion, arrange with the
                                    Obligor on a Receivable to extend or modify its payment
                                    schedule; provided, however, that no such modifications
                                    may reduce the underlying APR or Principal Balance of
                                    such Receivable, reduce the aggregate amount of
                                    scheduled payments or the amount of any scheduled
                                    payment due under such Receivable, release or modify
                                    CFSC's security interest in the Financed Equipment
                                    securing such Receivable or otherwise amend or modify
                                    such Receivable in a manner that
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                                    would have a material adverse effect on the interests of
                                    the related Securityholders. To the extent provided in
                                    the related Prospectus Supplement, some of such
                                    extensions may not be permitted or may result in the
                                    Servicer's repurchasing such Receivable.
                                    To the extent specified in the related Prospectus
                                    Supplement, the Servicer shall receive a servicing fee
                                    for each Collection Period (the "SERVICING FEE"), which
                                    Servicing Fee shall equal (a) a fixed percentage per
                                    annum to be specified in the related Prospectus
                                    Supplement (the "SERVICING FEE RATE") of the Pool
                                    Balance as of the first day of such Collection Period,
                                    plus (b) any late fees, extension fees, property and
                                    sales taxes (with respect to Leases) and other
                                    administrative fees or similar charges allowed by appli-
                                    cable law with respect to such Receivables
                                    (collectively, the "SERVICER'S YIELD"). With respect to
                                    each Trust, the Servicing Fee for each Collection Period
                                    will decline over the term of the related Securities as
                                    the aggregate principal balance of the related Re-
                                    ceivables decreases. See "Description of the Transfer
                                    and Servicing Agreements--Servicing Compensation and
                                    Payment of Expenses" herein and in the related
                                    Prospectus Supplement.
Administration Agreement..........  With respect to each Trust, CFSC, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an
                                    agreement (an "ADMINISTRATION AGREEMENT") with such
                                    Trust and the related Indenture Trustee pursuant to
                                    which the Administrator will agree, to the extent
                                    provided in such Administration Agreement, to provide
                                    the notices and to perform certain other administrative
                                    obligations required by the related Indenture. As
                                    compensation for the performance of the Administrator's
                                    obligations under its Administration Agreement and as
                                    reimbursement for its expenses related thereto, the
                                    Administrator will be entitled to a monthly admin-
                                    istration fee in an amount to be set forth in the
                                    related Prospectus Supplement (the "ADMINISTRATION
                                    FEE").
Certain Legal Aspects of the        With respect to any Trust, unless the related Prospectus
Receivables; Repurchase             Supplement provides that such interests will be
Obligations.......................  perfected by filing UCC financing statements, the transfer of ownership of the Receivables from CFSC to
                                    the Seller and from the Seller to such Trust, and the
                                    granting of the security interest in such Receivables by
                                    such Trust to the related Indenture Trustee, will, in
                                    each case, be perfected by the related Custodian, on
                                    behalf of the applicable assignee, taking possession of
                                    the Installment Sales Contracts and/or Leases and any
                                    related Dealer Agreements (the "RECEIVABLES FILES"). The
                                    related Custodian will maintain possession of such
                                    Receivables Files in a space leased by such Custodian,
                                    which space may, if so specified in the related
                                    Prospectus Supplement, be proximate to the principal
                                    executive offices of the Seller. Although steps will be
                                    taken to ensure that the Seller does not obtain
                                    possession or control of any Receivables Files, should a
                                    court find that the Seller did have possession or
                                    control of such Receivables Files, the interests of the
                                    related Trust and the related Indenture Trustee in such
                                    Receivables may be unperfected under certain
                                    circumstances, and distributions to Securityholders may
                                    be adversely affected. If so specified in the related
                                    Prospectus Supplement, UCC financing statements will not
                                    be filed to perfect such transfers of ownership or such
                                    grant of a security interest.
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                                    If UCC financing statements are filed to perfect such
                                    transfers of ownership or grants of security interests,
                                    to facilitate servicing and reduce administrative costs,
                                    the Receivables Files will be retained by the Servicer
                                    and will not be physically segregated from other similar
                                    documents that are in the Servicer's possession or
                                    otherwise stamped or marked to reflect the transfer to
                                    the related Trust so long as CFSC is servicing the
                                    Receivables. However, UCC financing statements will be
                                    filed reflecting the sale and assignment of the
                                    Receivables by CFSC to the Seller, and by the Seller to
                                    the related Trust, and the Servicer's accounting records
                                    and computer files will be marked to reflect such sales
                                    and assignments. Because the Receivables Files will
                                    remain in the Servicer's possession and will not be
                                    stamped or otherwise marked to reflect the assignment to
                                    the related Indenture Trustee, if a subsequent purchaser
                                    were able to take physical possession of the Receivables
                                    Files without knowledge of such assignment, such
                                    Indenture Trustee's interest in the Receivables could be
                                    defeated. In such event, distributions to
                                    Securityholders may be adversely affected. See "Risk
                                    Factors--Risk of Unperfected Security Interests in
                                    Receivables" herein.
                                    With respect to each Series of Securities, in connection
                                    with the sale of the Receivables to the related Trust,
                                    security interests in the Financed Equipment and certain
                                    other cross-collateralized equipment securing the
                                    Receivables will be assigned by CFSC to the Seller and
                                    by the Seller to such Trust. The Seller will be
                                    obligated to repurchase any Receivable sold to the
                                    related Trust (subject to CFSC's repurchase thereof) in
                                    the event it is determined that a first perfected
                                    security interest in the name of CFSC in the Financed
                                    Equipment securing such Receivable did not exist as of
                                    the related Closing Date or, if applicable, any related
                                    Subsequent Closing Date, if (i) such breach shall
                                    materially adversely affect the interest of such Trust
                                    in such Receivable and (ii) such failure or breach shall
                                    not have been cured by the last day of the second (or,
                                    if the Seller elects, the first) month following the
                                    discovery by or notice to the Seller of such breach, and
                                    CFSC will be obligated to repurchase such Receivable
                                    from the Seller contemporaneously with the Seller's
                                    repurchase from such Trust. To the extent the security
                                    interest of CFSC in the related Financed Equipment is
                                    perfected, subject to the exceptions set forth in the
                                    following sentence, such Trust will have a prior claim
                                    over subsequent purchasers of such Financed Equipment
                                    and holders of subsequently perfected security
                                    interests. However, as against liens for repairs
                                    ("MECHANICS' LIENS") on an item of Financed Equipment or
                                    for taxes unpaid by an Obligor under a Receivable, or
                                    through fraud or negligence of CFSC or (in certain
                                    circumstances) the related Dealer, such Trust could lose
                                    the priority of its security interest or its security
                                    interest in the related Financed Equipment. Neither the
                                    Seller nor the Servicer will have any obligation to
                                    repurchase a Receivable if liens for repairs or taxes
                                    unpaid by an Obligor result in such Trust losing the
                                    priority of its security interest or its security
                                    interest in such Financed Equipment after the related
                                    Closing Date or, if applicable, any related Subsequent
                                    Closing Date. Federal and state consumer protection laws
                                    impose requirements upon creditors in connection with
                                    extensions of credit and collections relating to
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                                    retail installment sales contracts and finance leases,
                                    and certain of these laws make an assignee of such a
                                    contract liable to the obligor thereon for any violation
                                    by the lender. To the extent specified in the related
                                    Prospectus Supplement, under certain circumstances the
                                    Seller will be obligated to repurchase any Receivable
                                    (subject to CFSC's repurchase thereof) which fails to
                                    comply with such requirements, and CFSC will be
                                    obligated to repurchase such Receivable from the Seller
                                    contemporaneously with the Seller's repurchase from such
                                    Trust.
Tax Status........................  In connection with the issuance of each Series of
                                    Securities, to the extent specified in the related
                                    Prospectus Supplement, Orrick, Herrington & Sutcliffe
                                    LLP, as special tax counsel to the related Trust, is of
                                    the opinion that, for federal income tax purposes: (i)
                                    the Notes of such Series will be characterized as debt
                                    and (ii) such Trust will not be characterized as an
                                    association (or a publicly traded partnership) taxable
                                    as a corporation. Each Noteholder, by the acceptance of
                                    a Note of a given Series, will agree to treat such Note
                                    as indebtedness, and, unless the related Prospectus
                                    Supplement indicates that the Trust will qualify as a
                                    "financial asset securitization investment trust," each
                                    Certificateholder, by the acceptance of a Certificate of
                                    a given Series, will agree to treat the related Trust as
                                    a partnership in which the related Certificateholders
                                    are partners for federal income purposes. Alternative
                                    characterizations of such Trust and such Certificates
                                    are possible, but should not result in materially
                                    adverse tax consequences to Certificateholders. See
                                    "Federal Income Tax Consequences" for additional
                                    information concerning the application of federal tax
                                    laws.
                                    Upon the issuance of each Series of Securities, if so
                                    specified in the related Prospectus Supplement, Tuke
                                    Yopp & Sweeney, PLC, as Tennessee tax counsel to the
                                    related Trust ("TENNESSEE TAX COUNSEL"), will deliver
                                    its opinion that, with respect to corporate
                                    Certificateholders and Noteholders, the same tax
                                    characterizations should apply for purposes of Tennessee
                                    income tax as for federal income tax purposes.
                                    Non-corporate Certificateholders and Noteholders who are
                                    residents of Tennessee will be subject to taxation on
                                    income distributions with respect to the Certificates
                                    and the Notes of a given Series at the rate of six
                                    percent (6%). In the opinion of Tennessee Tax Counsel,
                                    the related Trust should not be subject to taxation in
                                    Tennessee. See "Certain State Tax Considerations" herein
                                    for additional information concerning the application of
                                    Tennessee tax laws to any Trust and the related
                                    Securities.
ERISA Considerations..............  A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income
                                    Security Act of 1974, as amended ("ERISA"), or Section
                                    4975 of the Internal Revenue Code of 1986, as amended
                                    (the "CODE"), should carefully review with its legal
                                    advisors whether the purchase or holding of any Class of
                                    Securities could give rise to a transaction prohibited
                                    or not otherwise permissible under ERISA or the Code.
                                    See "ERISA Considerations" herein and in the related
                                    Prospectus Supplement.
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                                  RISK FACTORS

    Investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus Supplement and the following risk factors in connection with the purchase of the Securities of any Series.

    SUBORDINATION OF SECURITIES.  To the extent specified in the related
Prospectus Supplement, distributions of interest and principal on the Securities of any Class of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Securities of such Series. For such Series, the related Securityholders will not receive any distributions with respect to a Distribution Date until the full amount of interest on and/or principal of the related senior Securities for such Distribution Date has been deposited in the related Note Distribution Account or Certificate Distribution
Account.

    LIMITED ASSETS. No Trust will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent set forth in the related Prospectus
Supplement, the Trust Accounts. The Notes of a Series will represent obligations solely of, and the Certificates of such Series will represent fractional undivided beneficial equity interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will be insured or guaranteed by Caterpillar, CFSC, the Seller, the Servicer, the related Owner Trustee, the related Indenture Trustee or any other person or entity. Consequently, holders of the Securities of a Series must rely for repayment upon payments received by the Servicer relating to the related Receivables and, if and to the extent available, amounts on deposit in the Reserve Account (if any), the Pre-Funding
Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. Amounts to be deposited in any Reserve Account with respect to any Trust will be limited in amount, and the amount required to be on deposit in such Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in any such Reserve Account will be available on each Distribution Date to cover shortfalls in distributions of interest and principal on the related Securities. If such Reserve Account is depleted, the related Trust will depend solely on current payments on its Receivables to make payments on the related Securities. Although each Trust will covenant to sell the Receivables if directed to do so by the related Indenture Trustee in accordance with the related Indenture following an acceleration of the related
Notes upon an Event of Default, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the aggregate principal amount of such outstanding Notes. Therefore, upon an Event of Default with respect to the Notes of any Series, there can be no assurance that sufficient funds will be available to repay the related Noteholders, particularly any junior Noteholders, in full. In addition, the amount of principal required to be distributed to Noteholders under each Indenture will generally be limited to amounts available therefor in the related Note
Distribution Account, and the failure to pay principal on the Notes of any Series may not result in the occurrence of an Event of Default until the final scheduled Distribution Date of such Notes. To the extent specified in the related Prospectus Supplement, the Securities of any Class of any Series may be subordinated to one or more other Classes of Securities of such Series, and any such Class may not be entitled to exercise any or all of its rights under the circumstances described herein. See "--SUBORDINATION OF SECURITIES" above.

    MATURITY AND PREPAYMENT UNCERTAINTY.  All the Receivables relating to
Installment Sales Contracts will be prepayable at any time by their terms.
Although the Receivables relating to Leases are generally not optionally prepayable by their terms, Obligors generally are permitted to prepay a Lease upon payment of the aggregate remaining Lease Scheduled Payments due (which amount would include an implicit interest amount). Each prepayment will shorten the weighted average remaining term of the Receivables of any Trust and the weighted average life of the related Securities. If the related Prospectus
Supplement provides for the distribution to Noteholders and/or
Certificateholders of amounts on account of principal in excess of the Principal
Distribution Amount on any Distribution Date (each as defined in the related
Prospectus Supplement), this effect would be greater upon the prepayment of a Lease, since the amount prepaid would be greater than the related Principal
Balance. (For this purpose the term "prepayments" includes voluntary prepayments, liquidations due to default, receipts of proceeds from insurance policies and Receivables purchased for administrative or other reasons, and the term "weighted average life" means the average amount of time in which each dollar of principal is repaid.) With respect to any Trust, the related
Prospectus

                                       13

Supplement will set forth the allocations of prepayments of principal among the related Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements--Distributions" in the related Prospectus Supplement.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. In addition, under certain circumstances, CFSC will be obligated to repurchase Receivables pursuant to the Purchase Agreement, and the Seller will be obligated to repurchase Receivables pursuant to the Sale and Servicing Agreement, in each case as a result of breaches of representations and warranties, and under certain circumstances specified in the related Prospectus Supplement, the Servicer will be obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. The rate of prepayment on the Receivables may also be influenced by programs offered by providers of financing (including
CFSC) that solicit or make available credit that may be used to prepay Receivables. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor respecting a Receivable to extend or modify the related payment schedule to the extent specified in the related Prospectus Supplement. Any such extensions or modifications may increase the weighted average remaining term of the Receivables and the weighted average life of the related Securities. Although each Sale and Servicing Agreement will restrict the ability of the Servicer to otherwise modify a Receivable as described herein and in the related Prospectus Supplement, the Servicer will be permitted to refinance an existing Receivable for an Obligor, so long as the proceeds of such refinanced receivable would be used to prepay such existing Receivable in full and any such refinanced receivable is evidenced by a new Lease or Installment Sales Contract. Any such new receivable resulting from a refinancing would not be the property of the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures" herein. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the Receivables more quickly than expected and thereby reduce anticipated aggregate interest payments respecting the related Securities. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the related Securityholders as set forth in the priority of distributions in the related Prospectus Supplement. Such reinvestment risks may include the risk that interest rates are lower at the time such holders receive payments from the related Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time. See "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables of a Trust.

    If the related Prospectus Supplement provides for a Reserve Account, and if the amount required to be withdrawn from such Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in such Reserve Account, a temporary shortfall in the amounts distributed to the Securityholders of the related Series could result, which could, in turn, increase the average life of such Securities.

    Securityholders of any Series should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Receivables could result in an actual yield that is less than the anticipated yield.

    RISK OF UNPERFECTED SECURITY INTERESTS IN RECEIVABLES. With respect to any Trust, unless the related Prospectus Supplement provides that such interests will be perfected by filing Uniform Commercial Code ("UCC") financing statements, the transfer of ownership of the Receivables from CFSC to the Seller and from the Seller to such Trust, and the granting of the security interest in such Receivables by such Trust to the related Indenture Trustee, will in each case be perfected by the related Custodian, on behalf of the applicable assignee, taking possession of the Installment Sales Contracts and/or Leases and any related Dealer Agreements (the "RECEIVABLES FILES") pursuant to the related Custodial Agreement. The related Custodian will maintain possession of such Receivables Files in a space leased by such Custodian which may, if so specified in the related Prospectus Supplement, be proximate to the principal executive offices of the Seller. Although steps will be taken to ensure that the Seller does not obtain possession or control of the Receivables Files, should a court find that the Seller did have possession or control of such Receivables Files, the interests of the related Trust and the related Indenture Trustee in such Receivables may be unperfected under certain circumstances, and distributions to Securityholders may be adversely affected. If so specified in the related Prospectus Supplement, UCC financing statements will not be filed to perfect these transfers of ownership or such grant of a security interest.

    Should the related Indenture Trustee's security interest and/or the related Trust's or the Seller's ownership interest in the Receivables be found to be unperfected, such interests may potentially be inferior to the interests of (i) the Seller or CFSC, (ii) any creditors of such Trust, the Seller or CFSC, or
(iii) in the event such Trust, the Seller or CFSC fraudulently or inadvertently sells a Receivable to a purchaser who had no notice of the prior transfers thereof to such Indenture Trustee, such Trust or the Seller and such purchaser takes possession of all of the originals of the related installment sales contract or lease evidencing such Receivable, such purchaser. As a result of such lack of perfection, the Seller, such Trust and the related Securityholders may not be entitled to receive all or a portion of the distributions relating to, or have any other rights with respect to, such Receivables.

    If UCC financing statements are filed to perfect such transfers of ownership or grants of security interests, to facilitate servicing and reduce administrative costs, the Receivables Files will be retained by the Servicer and will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as CFSC is servicing the Receivables. However, UCC financing statements will be filed reflecting the sale and assignment of the Receivables by CFSC to the Seller, and by the Seller to the related Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Receivables Files will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the related Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables Files without knowledge of such assignment, such Indenture Trustee's interest in the Receivables could be defeated. In such event, distributions to Securityholders may be adversely affected.

    RISK OF UNPERFECTED SECURITY INTERESTS IN FINANCED EQUIPMENT. In connection with the sale of the Receivables of any Trust, CFSC's security interests in Financed Equipment, together with security interests in certain other cross-collateralized equipment securing the Receivables, will be assigned by CFSC to the Seller and by the Seller to such Trust. The Seller will be obligated to repurchase any Receivable sold to any Trust (subject to CFSC's repurchase thereof) in the event it is determined that a first perfected security interest in the name of CFSC in the Financed Equipment securing such Receivable did not exist as of the related Closing Date or, if applicable, any related Subsequent Closing Date if (i) such breach shall materially adversely affect the interest of such Trust in such Receivable and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, and CFSC will be obligated to repurchase such Receivable from the Seller contemporaneously with the Seller's repurchase from such Trust. If there is any Financed Equipment as to which CFSC failed to perfect its security interest, CFSC's security interest, and the security interests of the Seller and the related Trust, would be subordinate to, among others, subsequent purchasers of the Financed Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of CFSC in the related Financed Equipment is perfected, subject to the exceptions set forth in the following sentence, the related Trust will have a prior claim over subsequent purchasers from the Obligor of such Financed Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes unpaid by an Obligor under a Receivable, or in the event of fraud or negligence of CFSC or (in certain circumstances) the related Dealer, such Trust could lose the priority of its security interest or its security interest in such Financed Equipment following the pledge of the related Receivable. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable if any of the occurrences described in the foregoing sentence (other than fraud or negligence of CFSC) result in such Trust's losing the priority of its security interest or its security interest in such Financed Equipment after the related Closing Date or, if applicable, any Subsequent Closing Date.

    RISK OF SUBSTANTIVE CONSOLIDATION OF CFSC AND THE SELLER. The Seller has taken and will take steps in structuring the transactions contemplated hereby and in any related Prospectus Supplement that are intended to ensure that a voluntary or involuntary petition for relief by or against CFSC under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will not result in the substantive consolidation of the assets and liabilities of the Seller with those of CFSC. These steps include the creation and maintenance of the Seller as a separate, limited-purpose entity pursuant to Articles of Incorporation containing (i) certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors) and (ii) a requirement that at least one of the Seller's directors be independent of CFSC and its affiliates. However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be substantively consolidated with those of CFSC in a proceeding under any Insolvency Law.

    TRUE SALE RISKS. With respect to any Trust, CFSC will warrant to the Seller in the related Purchase Agreement that the sale of the related Receivables by it to the Seller is an absolute sale of such Receivables to the Seller. In addition, CFSC and the Seller will treat the transactions described herein and in the related Prospectus Supplement as a sale of the related Receivables to the Seller, and the Seller has taken and will take all actions that are required to perfect and maintain the perfection of the Seller's ownership interest in such Receivables by the Seller taking possession of the related Receivables Files through a custodian (unless the related Prospectus Supplement provides that such interests will be perfected by filing UCC financing statements). Notwithstanding the foregoing, if CFSC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of CFSC or CFSC itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of CFSC, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments, or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a sale, the related Receivables would not be part of CFSC's bankruptcy estate and would not be available to CFSC's creditors.

    The U.S. Court of Appeals for the Tenth Circuit issued an opinion in OCTAGON GAS SYSTEMS, INC. V. RIMMER (IN RE MERIDIAN RESERVE, INC.) (decided May 27,
1993) in which it concluded (noting that its position is in contrast to that taken by another court) that "accounts" (as defined under the UCC) sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables relating to any Series are likely to be viewed as "chattel paper," as defined under the UCC, rather than as accounts, the rationale behind the OCTAGON ruling could be applied to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known, and the extent to which the OCTAGON decision will be followed by other courts or outside of the Tenth Circuit, if at all, is not certain. If the holding in the OCTAGON case were applied in a CFSC bankruptcy, however, even if the transfers of Receivables to the Seller and to a Trust were treated as sales, the related Receivables could be considered part of CFSC's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Seller and holders of the related Securities, or a reduction in the amount of Receivables supporting such Securities, could result. The Seller will warrant in each Sale and Servicing Agreement that the sale of the Receivables to the related Trust is an absolute sale of such Receivables to such Trust. For a further discussion of certain consequences of characterization of the transaction as a sale or a pledge, see "Certain Legal Aspects of the Receivables--Bankruptcy" herein.

    RISK OF COMMINGLING. With respect to each Trust, unless the related Prospectus Supplement provides for more frequent deposits (as described below), then for so long as CFSC is the Servicer and provided that (i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the related Collection Account until on or before the business day preceding each related Distribution Date. If the related Prospectus Supplement so provides, or if the above described conditions are not met, the Servicer will deposit all such amounts collected during each Collection Period into the related Collection Account within two business days of receipt and identification thereof. Normally, collections are identified within one day of receipt. The Servicer will also deposit any Purchase Amounts (as defined herein) when due. Pending deposit into such Collection Account, the Servicer will be under no obligation to segregate collections from its funds and such collections may be invested by the Servicer at its own risk, for its own benefit and without being subject to any investment restrictions and will not be segregated from the funds of the Servicer. If the Servicer were unable to remit such funds, or if the Servicer became insolvent, the holders of Securities might incur a loss with respect to collections not deposited in the Collection Account. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements for monthly remittances described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    RISK OF SERVICER DEFAULT. In the event a Servicer Default occurs, the related Indenture Trustee or Noteholders of the related Series evidencing not less than 25% of the outstanding principal amount of the Notes with respect to such Series (without the consent of the related Indenture Trustee), as described under "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default" herein, may remove the Servicer without the consent of the related Owner Trustee or any of the related Certificateholders. Neither the related Owner Trustee nor the related Certificateholders will have the ability to remove the Servicer if a Servicer Default occurs. In addition, Noteholders of such Series evidencing not less than a majority of the outstanding principal amount of the related Notes will have the ability (without the consent of the related Indenture Trustee), with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults" herein.

    RELIANCE ON THE SELLER, CFSC AND CATERPILLAR INC. None of the Seller, CFSC or Caterpillar will generally be obligated to make any payments in respect of the Notes, the Certificates, if any, or the Receivables of a given Trust. However, if CFSC were to cease acting as Servicer, delays in processing payments on the Receivables of the related Trust and information in respect thereof could occur and result in delays in payments and distribution of reports to the Noteholders and the Certificateholders of such Trust. In addition, under certain circumstances the Servicer may be required to purchase Receivables, and therefore if CFSC were to cease acting as Servicer, delays in repurchases and consequently the receipt by such Trust of funds respecting such Receivables could result.

    In connection with the sale of Receivables by CFSC to the Seller, CFSC will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, CFSC and the Seller will be required to repurchase Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

    If the related Prospectus Supplement provides for a Pre-Funding Account, the Seller will be required to sell to the related Trust Subsequent Receivables in an amount up to the amount then on deposit in the Pre-Funding Account (the "PRE-FUNDED AMOUNT"). The ability of the Seller to convey Subsequent Receivables on Subsequent Closing Dates will be completely dependent on the generation of additional receivables by CFSC. The ability of CFSC to generate receivables in turn will depend on the sales of equipment manufactured or distributed by Caterpillar and/or Mitsubishi Caterpillar Forklift America Inc., as applicable. If, during the related Funding Period, Caterpillar were temporarily or permanently no longer manufacturing or distributing equipment, the rate of sales of equipment manufactured or distributed by Caterpillar would decrease, adversely affecting the ability of the Seller to sell Subsequent Receivables to the related Trust. The use of incentive programs (e.g., manufacturer's rebate programs) may also affect retail sales. There can be no assurance, therefore, that CFSC will continue to generate receivables at the same rate as in prior years or that Subsequent Receivables will be generated in an amount up to the original Pre-Funded Amount. If the related Prospectus Supplement provides for a Pre-Funding Account, the funds on deposit in such Pre-Funding Account on the related Closing Date will not exceed 25% of the related Trust Property, and the related Funding Period shall not exceed three months from the related Closing Date.

    For additional information regarding Caterpillar and CFSC, see "The Seller, Caterpillar and the Servicer" herein and in the related Prospectus Supplement. Caterpillar and CFSC are subject to the information requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and will be publicly available through the Commission's web site (http://www.sec.gov).

    RISK OF UNENFORCEABLE LEASE PROVISIONS. Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, with respect to each Lease conveyed to a Trust, CFSC will represent that (i) such Lease is not a "consumer lease" and (ii) to the best of its knowledge, the related Obligor has accepted the related Financed Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified CFSC of any defects therein. Article 2A also recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

    RISK OF NON-COMPLIANCE WITH LENDING LAWS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and in respect of collections on retail installment sales contracts and finance leases, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation by the lender. If so specified in the related Prospectus Supplement, under certain circumstances the Seller will be obligated to repurchase any Receivable (subject to CFSC's repurchase thereof) which fails to comply with such requirements, and CFSC will be obligated to repurchase such Receivable from the Seller contemporaneously with the Seller's repurchase from the related Trust.

    BOOK-ENTRY REGISTRATION. As may be set forth in the related Prospectus Supplement, certain of the Notes and Certificates may be initially represented by one or more physical notes and certificates registered in the name of Cede or any successor nominee for DTC and will not be registered in the names of the beneficial owners of such Notes and Certificates or their nominees. Accordingly, unless and until Definitive Notes or Definitive Certificates are issued for such Securities, holders of beneficial interests in such Notes and Certificates will not be recognized by the applicable Trustees as Noteholders and Certificateholders and will only be able to exercise the rights of Noteholders and Certificateholders indirectly through DTC and its Participants. See "Issuance of the Securities--Book-Entry Registration" herein.

    RISK OF YEAR 2000. Many existing computer programs use only two digits to identify a year in the date field. These programs could fail or produce erroneous results during the transition from the year 1999 to the year 2000.

    The Servicer has evaluated the impact of preparing its systems for the year 2000. It has identified areas of potential impact and is implementing conversion efforts. The Servicer's target is to have all systems ready for the year 2000 by December 31, 1998.

    If the Servicer, the Owner Trustee or the Indenture Trustee of any Series do not have by the year 2000 computerized systems which are year 2000 compliant, the ability to service the Receivables (in the case of the Servicer), to make distributions to Certificateholders (in the case of the Owner Trustee) and to make distributions to the Noteholders (in the case of the Indenture Trustee) may be materially and adversely affected.

                                   THE TRUSTS

GENERAL

    With respect to each Series of Securities, the Seller will establish a separate Trust for the transactions described herein and in the related Prospectus Supplement. After its formation, each Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of such Trust and proceeds therefrom, (ii) issuing and making payments on the related Notes, (iii) issuing and making payments on the related Certificates representing fractional undivided beneficial equity interests in such Trust and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. On the related Closing Date, simultaneously with the issuance of the Notes and the Certificates of a given Series, the Seller will sell the Initial Receivables and its security interests in any Financed Equipment to the related Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables may, if at all, be conveyed to the related Trust as frequently as daily during the related Funding Period. Any Subsequent Receivables so conveyed also will be assets of the related Trust, subject to the prior rights of the related Indenture Trustee and Noteholders therein. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Funding Period, shall be limited as described herein.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify whether CFSC, the Seller, the Servicer, the related Trust and the related Indenture Trustee will enter a Custodial Agreement to appoint a Custodian to maintain physical possession of the related Receivables Files and other documents related thereto so as to perfect the transfer of the Receivables from CFSC to the Seller, or if instead, a UCC financing statement is to be filed to perfect the transfer from CFSC to the Seller. If the Receivables Files are not delivered to a Custodian, then, to facilitate servicing and to minimize administrative burden and expense, the Servicer will maintain possession of the related Receivables Files as custodian on behalf of such Trust and the related Indenture Trustee; in such case, UCC financing statements will be filed to perfect the transfer of the Receivables from the Seller to the Trust and from the Trust to the Indenture Trustee. The related Installment Sales Contracts and/or Leases will not be stamped to reflect the assignment of the receivables to the Seller, to the Trust and to the Indenture Trustee. Accordingly, if a subsequent purchaser were able to take physical possession of the Receivables Files without knowledge of such assignments, the Indenture Trustee's interest in the Receivables could be defeated. In such event, distributions to Securityholders may be adversely affected. UCC financing statements previously filed to perfect the security interests in the Financed Equipment in favor of CFSC will not be assigned to such Trust or amended. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

    If the credit enhancement provided to the investment of the Noteholders of a given Series by the subordination of the related Certificates and the protection provided to the holders of the Securities by the availability of the funds in the related Reserve Account or any other credit enhancement is insufficient, the related Trust and such Securityholders must rely solely on the payments from the Obligors on the related Receivables, and the proceeds from the repossession and sale of Financed Equipment and certain other cross-collateralized equipment which secure defaulted Receivables. In such event, certain factors, such as such Trust's not having first perfected security interests in some of the Financed Equipment and the risk of fraud or negligence of CFSC or (under certain circumstances) the related Dealer, may affect such Trust's ability to realize on the collateral securing the Receivables, and thus the proceeds to be distributed to Securityholders with respect to the Securities, may be reduced. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein and "Description of the Transfer and Servicing Agreements--Distributions" in the related Prospectus Supplement.

    The principal offices of each Trust and of the related Owner Trustee will be specified in the related Prospectus Supplement.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. An Owner Trustee's liability in connection with the issuance and sale of the Securities of the related Series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement and the related Sale and Servicing Agreement. An Owner Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor owner trustee. The Administrator of a Trust may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an Owner Trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                               THE TRUST PROPERTY

    The Notes of any Series will be collateralized by the assets of the related Trust (the "TRUST PROPERTY") and each Certificate will represent a fractional undivided beneficial equity interest in such Trust. The Trust Property of any Trust will include (i) the Receivables, (ii) all monies (including accrued interest) due or received thereunder on or after the applicable Cut-off Date,
(iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Sale and Servicing Agreement, as described below and in the related Prospectus Supplement, (iv) security interests in the Financed Equipment and in certain other cross-collateralized equipment, (v) the rights to proceeds from claims on physical damage, credit life, liability and disability insurance policies, if any, covering such Financed Equipment or Obligors, as the case may be, (vi) the proceeds of any repossessed Financed Equipment, (vii) the rights of the Seller under the related Purchase Agreement, (viii) the interest of the Seller in any proceeds from recourse to Dealers with respect to Receivables, (ix) the interest earned on short-term investments made by such Trust and (x) any proceeds of the foregoing. The Receivables will either be originated by the Dealers and purchased by CFSC pursuant to agreements with the Dealers ("DEALER AGREEMENTS") or originated directly by CFSC in connection with retail sales by the Dealers. Subject to the provisions of the related Sales and Servicing Agreement, the related Receivables will continue to be serviced by the Servicer and will evidence direct or indirect financing made available by CFSC to the Obligors. If so specified in the related Prospectus Supplement, the related Reserve Account, if any, and any other Trust Accounts, shall be maintained in the name of the Indenture Trustee on behalf of the Securityholders of the related Series.

                             THE RECEIVABLES POOLS

    The Receivables of any Trust will either be purchased by CFSC from the Dealers which originated the Receivables in the ordinary course of business in connection with retail sales or leases by them, or will be originated by CFSC in the ordinary course of its and the Dealers' sale or leasing business. CFSC purchases or originates contracts in accordance with its credit standards which are based upon the Obligor's ability to repay the obligation, the Obligor's credit history and, as described below, the equity position, if any, with respect to the related Financed Equipment.

    The Receivables to be held by each Trust will be selected from the U.S. Portfolio of Installment Sales Contracts and/or Leases not previously sold meeting several criteria. As of the applicable Cut-off Date, among the criteria to be met (except as described under "Certain Legal Aspects of the Receivables" herein) are that each Receivable: (i) will be secured by a first priority perfected security interest in the related Financed Equipment (which Financed Equipment is located in the United States), (ii) will have been originated in the United States, (iii) will have an Obligor which has a United States billing address, (iv) in the case of an Installment Sales Contract, will provide for scheduled payments that fully amortize the amount financed over its original term to maturity, (v) will not be more than 31 days past due, and (vi) will satisfy the other criteria, if any, set forth in the related Prospectus Supplement. As of the applicable Cut-off Date, no Obligor on any related Receivable will be noted on the related records of the Servicer as being in default under the related Installment Sales Contract or Lease or as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to the Securityholders of any Series will be used in selecting the related Receivables.

    Information with respect to each pool of Receivables will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of the Receivables, the distribution by annual percentage rate ("APR") (as such term is defined in the related Prospectus Supplement), type of equipment, Principal Balance of the Receivables and the geographic location of each Obligor of the Receivables, and percentages of new and used equipment, industry application, original loan-to-value ratio and payment frequency. See "The Receivables Pool" in the related Prospectus Supplement.

    If the related Prospectus Supplement provides for a Pre-Funding Account, each Subsequent Receivable of the related Trust must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement at the time of its addition. The ratings on any applicable Series of Securities will be based, in part, upon such eligibility criteria and the purchase of Subsequent Receivables meeting the criteria specified in the related Sale and Servicing Agreement will not result in a downgrade or withdrawal of the ratings on such Securities. However, except for such criteria, there will be no required characteristics of such Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the related Trust, the characteristics of the entire Receivables Pool (as defined in the related Prospectus Supplement) included in such Trust may vary from those of the Initial Receivables.

THE RETAIL EQUIPMENT FINANCING BUSINESS

    GENERAL. CFSC purchases installment sales contracts and leases (collectively, "RECEIVABLES") from Dealers and originates receivables directly with users of Caterpillar products. References herein to the financing of equipment, unless otherwise specified, shall also include the leasing of equipment pursuant to finance leases. The construction equipment financed by CFSC is used for the building of housing, industrial buildings and warehouses, as well as for the construction of highways, bridges, water and sewer systems and other heavy applications. In the mining industry, CFSC finances equipment used to mine coal, metals, non-metals and oil and gas. CFSC also finances engines manufactured by Caterpillar and turbines manufactured by Solar Turbines, a subsidiary of Caterpillar. These engines and turbines are used in various applications including equipment manufactured by other manufacturers, marine (including both commercial and pleasure) craft, in the generation of electric power, and in the production of petroleum and natural gas. Machinery financed by CFSC is manufactured primarily by Caterpillar, except for lift trucks, which are manufactured primarily by Mitsubishi Caterpillar Forklift America Inc., an affiliate of Caterpillar. CFSC finances both new and used equipment, with used equipment financings generally having shorter terms and higher interest rates and requiring higher down payments.

    ORIGINATION PROCESS. CFSC provides Dealers with printed retail forms of installment sales contracts and leases which generally are used by the Dealers to arrange transactions and originate receivables. In addition to receivables it originates directly, CFSC acquires individual receivables from Dealers which generally meet the following criteria: (i) are current in payment, (ii) have no payment thereon that has been past due more than 60 days since such receivable was originated, (iii) have not been extended for more than one month in the last six months or for more than two months in the last twelve months, and (iv) have a remaining financed value of at least $10,000 and a remaining term to maturity of at least 12 months. Acquisitions of finance leases from Dealers take place in conjunction with CFSC's acquisition of the related financed equipment. A credit application containing basic obligor information is required for each receivable financed by CFSC, which application may be submitted verbally to CFSC by the Dealer or in writing completed by the Dealer, obligor or applicable CFSC territory manager. The application is processed by one of CFSC's regional offices in the United States, and additional information is obtained in order to evaluate the prospective obligor's creditworthiness. The extent of the additional information required varies based on the amount of financing requested and the extent of information available. In most cases, CFSC obtains a credit bureau report on the obligor from an independent credit bureau and credit references provided by the obligor. The credit references provided by the obligor, which are typically banks, finance companies or suppliers that have furnished credit to such obligor, are checked. Whenever possible, audited or certified financial statements of the obligor are obtained when the aggregate amount of such obligor's financed contracts exceed $100,000. Individual finance leases for lift trucks generally do not exceed $100,000 in aggregate Lease Scheduled Payments (as defined below). CFSC also maintains payment histories on many past and present CFSC customers which, if available, are reviewed before any financing is approved.

    Creditworthiness of an obligor is evaluated based on criteria established by CFSC's management. The same credit criteria are applied regardless of which of CFSC's regional offices reviews the application and regardless of whether CFSC originates the receivable directly or acquires the receivable from a Dealer after origination. In the event that the aggregate amount of receivables of any obligor financed by CFSC exceeds the approval limits of the regional office staff, a credit narrative is forwarded to CFSC headquarters for review and concurrence. In assessing the credit quality of a potential receivable, where the obligor's equity position in the related financed equipment is not significant, CFSC's credit decision relies more on its evaluation of the creditworthiness of the prospective obligor, rather than the collateral value of the financed equipment. Finance leases generally do not require trade-ins or down payments, and thus may not have significant equity positions in the related financed equipment. Installment sales contracts also may be originated without trade-ins or with low or no down payments.

    DEALER AGREEMENTS. In the case of receivables not originated directly by CFSC, at the time CFSC approves an application for credit and fully executed copies of all required agreements and instruments are delivered by the Dealer to CFSC, the related receivable is sold by the Dealer to CFSC pursuant to an assignment agreement between CFSC and such Dealer (a "DEALER AGREEMENT"). With respect to any Trust, the Seller will assign to such Trust all of its rights under the Dealer Agreements for the related receivables (including its right to recourse against the Dealers, if any, for losses due to defaults or prepayments or for unearned prepaid finance charges). The level of recourse to Dealers varies and may be subject to certain conditions. In order to compensate the related Dealer for negotiating a favorable interest rate on a receivable, the amount paid by CFSC to a Dealer for a receivable may sometimes be greater than such receivable's stated principal balance. Neither the Seller nor the Servicer makes any representation as to the financial condition of any of the Dealers, and there can be no assurances as to the ability of any Dealer to perform its obligations under any Dealer Agreement. See "Certain Legal Aspects of the Receivables-- Dealer Recourse Receivables" in the related Prospectus Supplement.

    INSTALLMENT SALES CONTRACTS--CONTRACT TERMS. CFSC offers installment sales contracts with a variety of repayment schedules tailored to the obligor's anticipated cash flows, such as annual, semi-annual, quarterly and monthly payments. However, a "skip payments" schedule, under which payments, generally up to three predetermined consecutive months, are "skipped" to coincide with an obligor's cash flow patterns, can be selected by a qualifying obligor at the time the installment sales contract is originated. CFSC will take into account the related obligor's equity position in its financed equipment at origination before approving a "skip payments" schedule.

    The maximum amount that CFSC will finance under an installment sales contract varies based on the obligor's credit history, the type of equipment financed, whether the equipment is new or used, the payment schedule and the length of the contract (which generally ranges at origination from 12 to 72 months). The amount financed is calculated as a percentage of the value of the related financed equipment, which percentage ranges generally from 75% to 90% for new equipment and from 65% to 80% for used equipment. These percentages, however, may vary, depending on the obligor's credit history and the type of financed equipment. The value of new equipment is based on its original list price, and the value of used equipment is generally based on its "as is" value as derived from appropriate market references. At origination or acquisition from a Dealer of a receivable, CFSC confirms the applicable loan-to-value ratio.

    Obligors are required to obtain and maintain physical damage insurance covering the financed equipment under installment sales contracts naming CFSC as loss payee. The regional offices are responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Subsequent follow-up on insurance coverage during the term of financing is provided by an independent supplier of this service. Also, at the time the receivable is originated, physical damage insurance and term life insurance that can be financed under the contract may be made available.

    The installment sales contracts provide for allocation of payments according to the actuarial method and commence accruing interest on their origination date. As such, an installment sales contract provides for amortization of the amount financed over a series of fixed level payment installments. Each installment, other than the installment representing the final scheduled payment on such an installment sales contract, consists of an amount of interest equal to one-twelfth of the annual percentage rate stated on an installment sales contract (or a larger fraction based on the number of months since the last payment if a "skip payments" schedule is in place) multiplied by the unpaid principal balance of such an installment sales contract, and an amount of principal equal to the remainder of the installment. The obligor pays a fixed monthly installment until the final scheduled payment date of such an installment sales contract, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance thereof plus accrued interest thereon.

    If such an installment sales contract is prepaid in part, unless CFSC and the related obligor agree to an amendment of the payment schedule, prepayments are held for application to the next succeeding scheduled payment or payments, and the unpaid principal balance (and the interest accrued thereon) is not adjusted downward until the actual date of the scheduled payment. If an installment sales contract is prepaid in full, the obligor receives a rebate of any unearned portion of interest thereon computed on an actuarial basis.

    LEASES--CONTRACT TERMS. CFSC offers finance leases with a variety of payment schedules designed to meet an obligor's needs. The initial term of a finance lease generally ranges from one to six years. Generally, each finance lease provides for the monthly payment of rent in advance. Such periodic payments are referred to herein as "LEASE SCHEDULED PAYMENTS." Lease Scheduled Payments represent the amortization, generally on a level basis, of the total amount that a lessee is required to pay throughout the term of a finance lease. Lease Scheduled Payments are separated by CFSC for its internal records into interest and principal components based on the Implicit Interest Rate for such finance leases. The "IMPLICIT INTEREST RATE" for each finance lease is determined by CFSC.

    Finance leases are recorded by CFSC under generally accepted accounting principles ("GAAP") as direct financing leases. As direct financing leases, the finance leases to be included as Receivables in the Trusts are "net leases" and the related Obligor assumes responsibility for the financed items, including delivery, installation, operation, maintenance and return of the related financed equipment. Except for the accommodation billing program described below, no finance lease imposes any affirmative obligation on CFSC, and such finance leases are non-cancelable by the lessees. The related Obligor further agrees to indemnify CFSC for any liabilities arising out of the finance lease. CFSC is also authorized to perform the related Obligor's obligations under each finance lease, at the related Obligor's expense, if it so elects in cases where the related Obligor has failed to perform. In addition, finance leases contain clauses unconditionally obligating the related Obligor to make periodic payments, without any right of setoff, at the times and on the dates specified in the finance lease. Other than a warranty of quiet enjoyment, CFSC makes no express or implied warranties with respect to the Financed Equipment.

    Obligors under any finance lease are required to obtain and maintain physical damage insurance and comprehensive public liability insurance covering the financed equipment in the name of CFSC for not less than $500,000 combined coverage. All such insurance must be in a form and with companies as CFSC shall approve and shall be primary, without right of contribution from any other insurance carried by CFSC. The regional offices are responsible for verifying insurance coverage on the equipment at the time the receivable is originated or acquired. Subsequent follow-up on insurance coverage during the term of financing is provided by an independent supplier of this service. Also, at the time the receivable is originated, physical damage insurance and term life insurance that can be financed under the receivable may be made available.

    Under an accommodation billing system, obligors may aggregate with their Lease Scheduled Payment the periodic payment for a maintenance contract, which maintenance would be performed by a Dealer or other service provider and not by CFSC. Upon receipt of funds by CFSC, CFSC would then forward the appropriate amount to the service provider; provided, that CFSC will not forward any such amount until it has received the Lease Scheduled Payment in full. As described above, failure to perform by a Dealer or any such service provider is not a defense to payment by such obligor under the related finance lease.

    If CFSC receives a payment or payments in advance for a finance lease, such advance payments are held for application to the next succeeding payment or payments, and no adjustment in the Lease Scheduled Payments outstanding takes place until the due date of each such payment. Although finance leases are not prepayable by their terms, CFSC will generally agree to terminate a finance lease upon payment by the related obligor of the aggregate Lease Scheduled Payments outstanding thereunder.

    The Leases included as Receivables of any Trust will constitute only leases intended for security as defined in Section 1-201(37) of the UCC. As leases intended for security, the Dealer or CFSC, as applicable, in effect finances the "purchase" of the Financed Equipment by the related Obligor and retains a security interest in the Financed Equipment. The related Obligor retains the Financed Equipment for substantially all its economic life and CFSC retains no significant residual interest. These leases are considered conditional sales-type leases for federal tax purposes, and, accordingly, CFSC does not take any federal tax benefits. End of lease options for such finance leases generally provide for purchase of the Financed Equipment at a prestated price intended to be significantly below market value.

    Obligors under any finance lease may alter or modify the Financed Equipment relating to CFSC's finance lease only if such alteration or modification does not impair its originally intended function or use or reduce its value. In addition, the related Obligor shall not make any "non-reversible" addition (as defined for federal income tax purposes) to an item of Financed Equipment without the prior written consent of CFSC. Upon the prior written consent of CFSC, the related Obligor may sublease or relocate the Financed Equipment. The right to receive such notice and to grant or deny such consent will be exercised by the Servicer pursuant to the authority delegated to it in the related Sale and Servicing Agreement. Finance leases generally do not permit the related obligor to assign its rights in the finance lease without the prior written consent of CFSC.

    CROSS-COLLATERALIZATION. In the course of its business of financing machinery, receivables are occasionally "cross-collateralized," with CFSC taking first, second or more junior liens on units in addition to the principal financed equipment, and obligors of receivables granting first, second or more junior liens to CFSC on previously financed equipment to finance purchases of additional machinery. See "Certain Legal Aspects of the Receivables--Cross-Collateralization" in the related Prospectus Supplement. CFSC takes the value of these liens into account when calculating the amount it will finance under a receivable.

    EXTENSION/REVISION PROCEDURES. Receivables may be extended or modified when payment delinquencies result from temporary interruptions in an obligor's cash flow. An extension provides for one or more payments to be moved to a future date either within the original maturity or lease term of the receivable or beyond the original maturity or lease term. A modification is a restructuring of the entire receivable normally with lower payments and a longer term. A receivable modification with respect to an installment sales contract can also involve institution of a "skip payments" schedule if CFSC determines that "skip payments" are appropriate given the obligor's yearly cash flow pattern. CFSC charges the obligor a nominal extension fee, which is payable at the time a receivable is extended. In addition, the obligor is required to pay to CFSC an extension charge equal to interest accrued on the unpaid balance of the receivable during the period that payments are not required to be made as a result of the extension. The length of an extension generally does not exceed six months. In determining whether a receivable should be extended or modified, CFSC will consider (i) the obligor's equity in the financed equipment, (ii) the obligor's financial status and prospects and (iii) the reason for the obligor's deferral. CFSC, as Servicer, to the extent specified in the related Prospectus Supplement, is not permitted to make certain revisions to a Receivable assigned to a Trust, and if CFSC, as servicer, extends, modifies or revises a receivable it may be required to repurchase the related Receivable from the related Trust. In addition, CFSC in the ordinary course of business may refinance a receivable for an obligor. The proceeds of such refinancing would be used to prepay such existing receivable in full. Any such new receivable resulting from a refinancing would not be the property of a Trust. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

    While the terms and conditions of the finance leases do not permit cancellation by the related Obligor, it is not uncommon for finance leases to be modified or terminated before the end of the lease term. Modifications generally involve repricing a finance lease or modification of the lease term. Modifications to a finance lease term and early lease terminations often are permitted by CFSC because they are generally associated with additional financing opportunities from the same Obligor. CFSC expects, as Servicer, to continue to allow these modifications and terminations with respect to the Leases included in the related Trust pursuant to the authority delegated to it in the related Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "Description of the Transfer and Servicing Agreements--Servicing Procedures" herein.

    BILLING AND COLLECTION PROCEDURES. Payments received more than 10 days after their due date may be assessed a late fee where permitted by law. A monthly payment is deemed to be "31-60" days past due if it is not collected by the last day of the succeeding month (I.E., a payment due any time in January is not considered "31-60" days past due unless it remains uncollected as of February 28). 60, 90 and 120 day accounts are similarly defined. Receivables over 14 days delinquent are considered "delinquent," and collection activity commences at such time.

    REPOSSESSION/WRITEOFF PROCEDURES. The applicable regional offices make the determination as to whether to repossess the financed equipment related to a delinquent receivable. After such determination is made, the obligor and any guarantor are sent "default letters."

    Within 20 days of repossession, the regional office submits an appraisal and inspection report of the related financed equipment to CFSC's headquarters. It is at that time that the related receivable is written down to its appraised value, and if necessary, a write-off or loss is taken. Financed equipment put up for sale is advertised or sold through a variety of means.

    DELINQUENCIES, REPOSSESSIONS AND NET LOSSES. Certain information concerning the experience of CFSC pertaining to delinquencies, repossessions and net losses with respect to its entire United States portfolio of installment sales contracts and/or its entire United States portfolio of finance leases, as applicable, serviced by CFSC (including receivables previously sold which CFSC continues to service) (respectively, the "U.S. ISC PORTFOLIO" and the "U.S. LEASE PORTFOLIO," and collectively, the "U.S. PORTFOLIO") will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Securities of any Series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of insurance premiums), liquidations due to default, and receipts of proceeds from physical damage and term life insurance policies and the repurchase of Receivables by the Seller or the Servicer pursuant to the Seller's option to purchase the Receivables or for other administrative reasons set forth herein). Installment Sales Contracts are prepayable at any time without penalty by their terms. Although Leases are generally not optionally prepayable by their terms, Obligors generally are permitted to prepay a Lease upon payment of the aggregate remaining Lease Scheduled Payments due (which amount would include an implicit interest amount). Each prepayment will shorten the weighted average remaining term of the Receivables of any Trust and the weighted average life of the related Securities. If the related Prospectus Supplement provides for the distribution to Noteholders and/or Certificateholders of amounts on account of principal in excess of the Principal Distribution Amount on any Distribution Date, this effect would be greater upon the prepayment of a Lease, since the amount prepaid would be greater than the related Principal Balance. The related Prospectus Supplement will set forth the allocation of prepayments among the various Classes of Securities of the related Series. See "Description of the Transfer and Servicing Agreements--Distributions" in the related Prospectus Supplement.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, financial, climatic and other factors. However, CFSC does not maintain historical prepayment data with respect to its portfolio of retail installment sales contracts and finance leases. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement, as a result of breaches of representations and warranties, and under certain circumstances specified in the related Prospectus Supplement, the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Sale and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Termination" herein regarding the Servicer's option to purchase the Receivables from a Trust. Consistent with its normal servicing procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor respecting a Receivable to extend or modify the related payment schedule to the extent specified in the related Prospectus Supplement. Although each Sale and Servicing Agreement will restrict the ability of the Servicer to otherwise modify a Receivable as described herein and in the related Prospectus Supplement, the Servicer will be permitted to refinance an existing Receivable for an Obligor, so long as the proceeds of such refinanced receivable would be used to prepay such existing Receivable in full and any such refinanced receivable is evidenced by a new Lease or Installment Sales Contract. Any such new receivable resulting from a refinancing would not be property of the related Trust. Any such extensions or modifications may increase the weighted average remaining term of the Receivables and the weighted average life of the related Securities. See "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures" herein.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Securities of a given Series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders of a given Series, as set forth in the related Prospectus Supplement. Such reinvestment risks may include the risk that interest rates are lower at the time such holders receive payments from the related Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

    The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables and any Class of Securities of the related Series.

                      POOL FACTORS AND TRADING INFORMATION

    The Noteholders of record will receive reports on or about each Distribution Date concerning the Receivables, the "POOL BALANCE" (as such term is defined in the related Prospectus Supplement), each Note Pool Factor and various other items of information, and the Certificateholders of record will receive reports on or about each Distribution Date concerning the Receivables, the Pool Balance, each Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Issuance of the Securities--Reports to Securityholders" herein.

    With respect to each Series of Securities, the related Prospectus Supplement will set forth the calculation of each "NOTE POOL FACTOR" and each "CERTIFICATE POOL FACTOR", as applicable, with respect to each Class of related Securities.

                                USE OF PROCEEDS

    To the extent provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a given Series will be applied by the related Trust (i) to the purchase of the Receivables from the Seller, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the

Pre-Funded Amount into the Pre-Funding Account, if any. The amount that may be initially deposited into a Pre-Funding Account, and the length of a Funding Period, are limited as described herein. To the extent specified in the related Prospectus Supplement, the Seller will use that portion of such net proceeds paid to it with respect to any such Trust to purchase the related Receivables from CFSC.

                    THE SELLER, CATERPILLAR AND THE SERVICER

CATERPILLAR FINANCIAL FUNDING CORPORATION

    The Seller is a wholly-owned subsidiary of CFSC. The Seller was incorporated in the State of Nevada on July 20, 1995. The Seller is organized for the limited purpose of purchasing wholesale and retail receivables from CFSC, transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of the foregoing purposes. The principal executive offices of the Seller are located at Greenview Plaza, 2950 East Flamingo Road, Suite C-3B, Las Vegas, Nevada 89121 and its telephone number is
(702) 735-2514.

    The Seller has taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that a voluntary or involuntary petition for relief by or against CFSC under any Insolvency Law will not result in the substantive consolidation of the assets and liabilities of the Seller with those of CFSC. These steps include the creation of the Seller as a separate, limited-purpose entity pursuant to Articles of Incorporation containing (i) certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors) and (ii) a requirement that at least one of the Seller's directors be independent of CFSC and its affiliates. However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be substantively consolidated with those of CFSC in a proceeding under any Insolvency Law. See "Risk Factors--Risk of Substantive Consolidation of CFSC and the Seller" herein.

    In addition, the Owner Trustee, the Indenture Trustee, all Noteholders and all Certificateholders of each Series will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    CFSC will warrant to the Seller in each Purchase Agreement that the sale of the related Receivables by it to the Seller is an absolute sale of such Receivables to the Seller. In addition, CFSC and the Seller will treat the transactions described herein and in the related Prospectus Supplement as a sale of the related Receivables to the Seller, and the Seller will take all actions that are required to perfect and maintain perfection of the Seller's ownership interest in the Receivables by the Seller's taking possession of the related Receivables Files through a custodian (unless the related Prospectus Supplement provides that such interests will be perfected by filing UCC financing statements). Notwithstanding the foregoing, if CFSC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of CFSC or CFSC itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of CFSC, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of such trustee, debtor or creditor, reductions in the amount of such payments or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a sale, the related Receivables would not be part of CFSC's bankruptcy estate and would not be available to CFSC's creditors. See "Risk Factors--True Sale Risks" herein.

CATERPILLAR INC.

    Caterpillar, together with its consolidated subsidiary companies, operates in three principal business segments: (a) Machinery--design, manufacture, and marketing of earthmoving, construction, and materials handling machinery, (b) Engines--design, manufacture, and marketing of engines, and (c) Financial Products--providing through CFSC financing alternatives for Caterpillar and non-competitive related equipment sold through Caterpillar dealers, extending loans to Caterpillar customers and dealers, and providing various forms of insurance for Caterpillar dealers, suppliers and end-users. The principal executive office of Caterpillar is located at 100 NE Adams Street, Peoria, Illinois 61629. As used herein, the term "CATERPILLAR" means Caterpillar Inc. and its consolidated subsidiary companies, unless the context otherwise requires.

    Caterpillar is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. For further information regarding Caterpillar, reference is made to such reports and other information which are available as described under "Available Information" herein. Certain current information regarding Caterpillar will be set forth in the related Prospectus Supplement.

CATERPILLAR FINANCIAL SERVICES CORPORATION

    CFSC is a wholly-owned finance subsidiary of Caterpillar. CFSC and its wholly-owned subsidiaries are principally engaged in the business of financing sales and leases of Caterpillar products and non-competitive related equipment through Caterpillar Dealers and are also engaged in extending loans to Caterpillar customers and Dealers.

    CFSC's business is largely dependent upon the ability of Caterpillar Dealers to generate sales and leasing activity, the willingness of the customers and the Dealers to enter into financing transactions with CFSC, and the availability of funds to CFSC to finance such transactions.

    CFSC currently offers the following types of retail financing plans: (1) installment sales contracts; (2) non-tax oriented (financing) leases; (3) tax-oriented leases; (4) customer loans; (5) dealer loans; and (6) governmental lease-purchase contracts. CFSC also currently offers wholesale financing to Caterpillar Dealers for their inventory and rental fleets.

    CFSC is a Delaware corporation which was incorporated in 1981 and is the successor to a company formed in 1954. CFSC has wholly-owned finance subsidiaries in Canada, Australia, Germany, France, the United Kingdom, Spain, Sweden, Ireland, Mexico, Chile, Singapore and Poland. Unless the context otherwise requires, the term "CFSC" includes its predecessor and subsidiary companies (other than the Seller). The principal executive office of CFSC is located at 3322 West End Avenue, Nashville, Tennessee 37203-1071, and its telephone number is (615) 386-5800.

    Certain current information regarding CFSC will be set forth in the related Prospectus Supplement.

                            DESCRIPTION OF THE NOTES

GENERAL

    With respect to each Trust, one or more Classes of Notes of a given Series will be issued pursuant to the terms of an indenture between the related Trust and the related indenture trustee (the "INDENTURE TRUSTEE"), which Indenture will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms generally applicable to the Notes, but does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Notes and the Indenture.

    If so specified in the related Prospectus Supplement, each Class of Notes will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by the related Trust, the "DEPOSITORY") except as set forth below. The Notes will be available for purchase in denominations specified in the related Prospectus Supplement and, if so specified in the related Prospectus Supplement, will be available in book-entry form only. See "Issuance of the Securities--Definitive Securities" and "--Book-Entry Registration" herein.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payments, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be as described in the related Prospectus Supplement. The rights of Noteholders to receive payments of principal and interest may be senior or subordinate to the rights of Noteholders of another Class or Series, as described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Strip Notes entitled to
(i) principal payments with disproportionate, nominal or no interest payments or
(ii) interest payments with disproportionate, nominal or no principal payments. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain Classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes of a given Series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities." One or more Classes of Notes of a Series may be prepayable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the Receivables of the related Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" herein.

    To the extent specified in any Prospectus Supplement, one or more Classes of Notes of a given Series may have fixed principal payment schedules. Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

    Under certain circumstances, the amount available for payments to Noteholders in respect of interest could be less than the amount of interest payable on the Notes on any of the dates specified for payments on Notes and Certificates in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"), in which case, if so provided in the related Prospectus Supplement, each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements--Distributions" in the related Prospectus Supplement.

    In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

    If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements-- Termination" herein, the related outstanding Notes will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, the related outstanding Notes may be subject to partial prepayment on or immediately following the end of the related Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Noteholders of the related Series may be entitled to receive a prepayment premium from the related Trust, in the amount and to the extent provided in the related Prospectus Supplement. See "Weighted Average Life of the Securities" herein.

THE INDENTURE

    MODIFICATION OF INDENTURE. With respect to each Trust, with the consent of the holders of a majority of the outstanding principal amount of the Notes of the related Series, the related Indenture Trustee and the related Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

    Notwithstanding the foregoing, without the consent of the holder of each outstanding Note of the related Series affected thereby, no supplemental indenture shall (i) change the due date of any installment of principal of or interest on any Note of such Series or reduce the principal amount thereof, the interest rate specified thereon or the prepayment price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment,
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the related Trust, the Seller, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes of such Series the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the related Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the related Indenture or certain of the Transfer and Servicing Agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    The related Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders, including curing any ambiguity or correcting or supplementing any inconsistent provision therein; PROVIDED, HOWEVER, that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any such Noteholder.

    In addition, the related Trust and the related Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, to substitute credit enhancement for any Class of Notes, provided the Rating Agencies confirm in writing that such substitution will not result in the reduction or withdrawal of the rating for such Class of Notes or any other Class of Securities of the related Series.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Class and Series, an "EVENT OF DEFAULT" with respect to such Notes will be defined in the related Indenture as being: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the related Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the related Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by such Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the related Trust. However, the amount of principal required to be distributed to the Noteholders of such Series under the related Indenture will be generally limited to amounts available therefor in the related Note Distribution Account absent acceleration of such Notes, and will be distributed to the Noteholders of each Class in the manner set forth in the related Prospectus Supplement. Therefore, the failure to pay principal on such Notes may not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date.

    If an Event of Default should occur and be continuing with respect to the Notes of any Series or any Class thereof, the related Indenture Trustee or holders of a majority in principal amount of such Notes of such Series then outstanding may declare the principal of the Notes of such Series to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    Subject to the conditions specified below, if the Notes of any Series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, to the extent permitted by applicable law, either sell the related Receivables or elect to have the related Trust maintain possession of such Receivables and continue to apply distributions on such Receivables as if there had been no declaration of acceleration. The related Indenture Trustee is prohibited from selling the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any such Note, unless (i) all the holders of the outstanding Notes of such Series consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of such Series at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the related Receivables may not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes.

    Subject to the provisions of the related Indenture relating to the duties of the related Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, such Indenture Trustee shall be under no obligation to exercise any of the rights or powers under such Indenture if requested or directed by any of the holders of such Notes if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority (or
66 2/3% if an Event of Default has occurred and is continuing) in principal amount of the outstanding Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

    No Noteholder of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such Noteholder previously has given to the related Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such Series have made written request of such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

    Notwithstanding anything herein to the contrary, if junior Notes of a Series are issued, the rights of the junior Noteholders of any Class of such Series to consent to or direct any action may be limited as set forth in the related Indenture and as described in the related Prospectus Supplement.

    In addition, with respect to any Trust, the related Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against such Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of such Trust contained in the related Indenture.

    CERTAIN COVENANTS. With respect to any Trust, the related Indenture will provide that such Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the ratings of neither the Notes nor the Certificates of such Series would be reduced or withdrawn by the applicable Rating Agencies as a result of such merger or consolidation, (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to such Trust or to any related Noteholder or Certificateholder, (vi) any action as is necessary to maintain the lien and security interest created by the related Indenture shall have been taken and
(vii) such Trust has received an opinion of counsel and officer's certificate each stating that such consolidation or merger satisfies all requirements under the related Indenture.

    Each Trust will not, among other things, (i) except as expressly permitted by the related Indenture, the related Transfer and Servicing Agreements or certain related documents (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part or (iv) (y) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (z) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof, except as may be created by the terms of the related Indenture.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "Formation of the Trust--The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    If so specified in the related Prospectus Supplement, the related Trust will not make any payments, distributions or dividends to Certificateholders in respect of their Certificates for any Collection Period unless the conditions set forth in such Prospectus Supplement have been satisfied.

    Each Trust will or will cause the Servicer to deliver to the related Indenture Trustee on each Determination Date the servicer's certificate as required by the related Sale and Servicing Agreement.

    LIST OF NOTEHOLDERS. Three or more holders of the Notes of any Series (each of whom has owned a Note for at least six months) may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders of such Series maintained by such Indenture Trustee for the purpose of communicating with other Noteholders of such Series with respect to their rights under such Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of such Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of record.

    ANNUAL COMPLIANCE STATEMENT. The Administrator on behalf of each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. If required by law, the Indenture Trustee for each Trust will mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as the Indenture Trustee under the related Indenture, any amounts advanced by it under such Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to such Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the Trust Property securing the related Notes upon the delivery to such Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

    THE INDENTURE TRUSTEE. The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor Indenture Trustee for such Series. A Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Trust will be obligated to appoint a successor Indenture Trustee for the related Series of Notes. If the related Prospectus Supplement provides that a given Class of Notes is junior in priority to one or more other Classes of Notes, pursuant to the Trust Indenture Act of 1939, as amended, the related Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of such Classes if an Event of Default occurs under the Indenture. In such cases, the related Indenture will provide for a successor trustee to be appointed for one or more of such Classes of Notes. In these circumstances, the related Indenture will set forth the rights of senior Noteholders and junior Noteholders, which may be different, to consent to or direct actions by the related Indenture Trustee. Any resignation or removal of an Indenture Trustee and appointment of a successor Indenture Trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor Indenture Trustee for such Series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more Classes of Certificates of a given Series may be issued pursuant to the terms of a Trust Agreement between the Seller and the related Owner Trustee, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary, as well as other pertinent information included elsewhere in this Prospectus and in the related Prospectus Supplement, describes the material terms of the Certificates and each Trust Agreement, but does not purport to be complete and is subject to, and is qualified by reference to, all of the provisions of the related Certificates and the related Trust Agreement.

    With respect to any Series of Certificates, the related Prospectus Supplement will specify whether each Class of Certificates will be represented by one or more Certificates in fully registered, certificated form or registered in the name of the Depository (except as set forth below); provided, that any Certificates purchased by the Seller will be issued in fully registered, certificated form.

    With respect to a Class of Certificates issued in fully registered, certificated form, such Certificates will be available for purchase in the minimum and integral denominations specified in the related Prospectus Supplement. See "Issuance of the Securities--Definitive Securities" and "--Book-Entry Registration" herein.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each Class of Certificates of a given Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) distributions in respect of interest with disproportionate, nominal or no principal distributions. Each Class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain Classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each Class of Certificates of a given Series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. If so specified in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series will be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

    In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

    If the Servicer exercises its option to purchase the Receivables of a Trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements-- Termination" herein, related Certificateholders will receive as prepayment an amount in respect of such Certificates as specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, related Certificateholders may receive a partial prepayment of principal on or immediately following the end of the Funding Period in an amount and manner specified in the related Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the related Trust, in the amount and to the extent provided in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

    Three or more Certificateholders of any Series or one or more
Certificateholders evidencing not less than 25% of the Certificate Balance of such Series may, by written request to the related Owner Trustee, obtain access to the list of all Certificateholders of such Series for the purpose of communicating with such Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Each Class of Securities (other than certain Classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the related Prospectus Supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the related Prospectus Supplement. Interest on each Class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months or such other basis as may be set forth in the related Prospectus Supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest" herein.

FLOATING RATE SECURITIES

    Each Class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (with respect to a Class of Floating Rate Securities, the "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the related Prospectus Supplement as being applicable to such Class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the related Prospectus Supplement as being applicable to such Class.

    The related Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR (as defined in such Prospectus Supplement), commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in such Prospectus Supplement.

    As specified in the related Prospectus Supplement, Floating Rate Securities of a given Class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any Class of Floating Rate Securities, the interest rate applicable to any Class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a Class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such Class of Floating Rate Securities issued with respect thereto. The related Prospectus Supplement will set forth the identity of the Calculation Agent for each such Class of Floating Rate Securities of a given Series, which may be either the Owner Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given Class. To the extent specified in the related Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

INDEXED SECURITIES

    To the extent so specified in the related Prospectus Supplement, any Class of Securities of a given Series may consist of Securities ("INDEXED SECURITIES") in which the principal amount payable at the final scheduled Distribution Date for such Class (the "INDEXED PRINCIPAL AMOUNT") is determined by reference to a measure (the "INDEX") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "INDEXED CURRENCY") specified in the related Prospectus Supplement (such Indexed Securities, the "CURRENCY INDEXED SECURITIES"); (ii) the difference in the price of a specified commodity (the "INDEXED COMMODITY") on specified dates (such Indexed Securities, "COMMODITY INDEXED SECURITIES"); (iii) the difference in the level of a specified stock index (the "STOCK INDEX"), which may be based on U.S. or foreign stocks on specified dates (such Indexed Securities, "STOCK INDEXED SECURITIES"); or (iv) such other objective price or economic measures as are described in the related Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the related Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the related Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the related Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such

Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the related Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

    If so specified in the related Prospectus Supplement, interest on an Indexed Security will be payable based on the amount designated in the related Prospectus Supplement as the "FACE AMOUNT" of such Indexed Security. The related Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

                           ISSUANCE OF THE SECURITIES

DEFINITIVE SECURITIES

    The Prospectus Supplement related to a given Series will specify whether the Notes or the Certificates of such Series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" or "DEFINITIVE CERTIFICATES", respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to the Noteholders or Certificateholders or their respective nominees.

    Distributions of principal of and interest on such Definitive Securities will be made by the Indenture Trustee or Owner Trustee, as applicable (each, a "TRUSTEE") in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable "RECORD DATE" (as defined in the related Prospectus Supplement) specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a note or certificate registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY REGISTRATION

    The Prospectus Supplement related to a given Series will specify whether the holders of the Notes or Certificates of such Series may hold their respective Securities through DTC (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or Euroclear (as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems ("BOOK-ENTRY NOTES" or "BOOK-ENTRY CERTIFICATES," respectively, and collectively referred to herein as "BOOK-ENTRY SECURITIES").

    The Seller has been informed by DTC that DTC's nominee will be Cede or another nominee specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Securities of any Series held through DTC. Cede, as nominee for DTC, or such other nominee specified in the related Prospectus Supplement, will hold the global Securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received by Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    The Securityholders that are not Participants or Indirect Participants but who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the applicable Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. To the extent the related Prospectus Supplement provides that Book-Entry Securities will be issued, the only "NOTEHOLDER" or "CERTIFICATEHOLDER," as applicable, will be Cede, as nominee of DTC. Securityholders will not be recognized by the applicable Trustee as "NOTEHOLDERS" or "CERTIFICATEHOLDERS," as such term is used in the related Indenture or Trust Agreement, as applicable, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which the Securityholders have accounts with respect to their respective Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although the Securityholders will not possess their respective Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC will advise the Administrator in respect of each Trust that it will take any action permitted to be taken by a Securityholder under the related Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose accounts with DTC such Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters with respect to any Series of Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System ("EUROCLEAR" or the "EUROCLEAR SYSTEM") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

    The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in Cedel and in many domestic securities markets. Transactions may be settled in any of 34 settlement currencies. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Unless and until Definitive Securities are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Securityholder will be entitled to receive a physical certificate representing a Book-Entry Security. All references herein and in the related Prospectus Supplement to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to DTC or its nominee as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Book-Entry Securityholders in accordance with DTC's procedures with respect thereto.

    If (i) (A) the Administrator advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and (B) the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Securityholders of such Series, then any Securities held in book-entry form will be issued as Definitive Securities to the applicable Securityholders or their respective nominees.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Except as required by law, neither the Administrator nor the applicable Trustee with respect to any Trust will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary, as well as other pertinent information included elsewhere in this Prospectus and the related Prospectus Supplement, describes the material terms with respect to each Series of Securities relating to each of
(i) the Sale and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Seller and the Servicer will undertake to service such Receivables, (ii) the Purchase Agreement pursuant to which the Seller will purchase such Receivables from CFSC, (iii) the Administration Agreement pursuant to which CFSC will undertake certain administrative duties with respect to such Trust, (iv) the Trust Agreement pursuant to which such Trust will be created and the related Certificates will be issued and (v) the Custodial Agreement pursuant to which the related Custodian will maintain custody of the related Receivables Files on behalf of such Trust and the related Indenture Trustee (if UCC financing statements are not filed) (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the applicable provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On the initial Closing Date specified in the related Prospectus Supplement with respect to a Trust (the "CLOSING DATE"), CFSC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables (the "INITIAL RECEIVABLES"), including its security interests in the related Financed Equipment and in certain other cross-collateralized equipment, pursuant to a Purchase Agreement (the "PURCHASE AGREEMENT"). On such Closing Date, the Seller will sell and assign to the related Trust, without recourse, its entire interest in such Receivables, including its security interests in the related Financed Equipment and in such cross-collateralized equipment, pursuant to the related Sale and Servicing Agreement. Each such Receivable will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (a

"SCHEDULE OF RECEIVABLES"). The related Owner Trustee, on behalf of such Trust, will, concurrently with such sale and assignment on the related Closing Date, execute, authenticate and deliver the related Certificates and execute the related Notes, and the Indenture Trustee will authenticate and deliver the related Notes. The net proceeds received from the sale of such Notes and the Certificates will be applied to the purchase of the related Initial Receivables and, if so specified in the Prospectus Supplement, to make initial deposits to any Reserve Account or other specified account and to the deposit of the Pre-Funded Amount into the Pre-Funding Account.

    If applicable, the related Prospectus Supplement for a given Trust will specify the terms, conditions and manner under which subsequent Receivables ("SUBSEQUENT RECEIVABLES") will be sold by the Seller to the related Trust from time to time during the Funding Period (as such term is defined in the related Prospectus Supplement, the "FUNDING PERIOD") on each date specified as a transfer date in the related Prospectus Supplement (each, a "SUBSEQUENT CLOSING DATE"). Subsequent Receivables will be subject to the same underwriting criteria as the Initial Receivables. If the related Prospectus Supplement so provides for a Pre-Funding Account, the funds on deposit in such Pre-Funding Account on the related Closing Date will not exceed 25% of the related Trust Property, and the related Funding Period shall not exceed three months from the related Closing Date. The Prospectus Supplement with respect to any applicable Series will specify the amount of the deposit into the Pre-Funding Account on the Closing Date (the "ORIGINAL PRE-FUNDED AMOUNT") and the term or duration of the Funding Period. Funds on deposit in the Pre-Funding Account with respect to any applicable Series will be invested in Eligible Investments prior to being used to purchase Subsequent Receivables. Any amounts remaining on deposit in a Pre-Funding Account at the end of a Funding Period will be distributed to the holders of the applicable Series of Securities in the manner specified in the related Prospectus Supplement.

    In each Purchase Agreement, CFSC will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance and/or liability insurance, as applicable, covering the Financed Equipment in accordance with CFSC's normal requirements; (iii) as of the related Closing Date or related Subsequent Closing Date, if any, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened; (iv) as of the related Closing Date or related Subsequent Closing Date, if any, each of such Receivables is secured by a first perfected security interest in the Financed Equipment in favor of CFSC; (v) each Receivable, at the time it was originated, complied and, as of the related Closing Date or related Subsequent Closing Date, if any, complies in all material respects with applicable federal and state laws including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) each Lease, if any, (A) is a "lease intended as security" under the UCC, (B) is not a "consumer lease" within the meaning of Article 2A of the UCC in any jurisdiction where said Article 2A has been adopted and governs the construction thereof, and (C) constitutes "chattel paper", as defined under the UCC. If the related Prospectus Supplement specifies that the interests of the Seller, the related Trust and the related Indenture Trustee will be perfected by possession of the related Receivables Files by a custodian, CFSC will also represent that there is only one original of each related Installment Sales Contract and/or Lease. To the extent specified in the related Prospectus Supplement, if the Seller breaches any of its representations and warranties made in the related Sale and Servicing Agreement, and such breach has not been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of such breach, the Seller will repurchase any Receivable materially and adversely affected by such breach from the related Trust, and if such breach arises from the breach of a representation and warranty by CFSC in the related Purchase Agreement, CFSC will repurchase such Receivable from the Seller, in each case at a price (the "PURCHASE AMOUNT") at least equal to the "PRINCIPAL BALANCE" (as such term is defined in the related Prospectus Supplement) plus interest thereon at the respective "CUT-OFF DATE APR" (as such term is defined in the related Prospectus Supplement). The obligation of the Seller to repurchase any Receivable with respect to which any such representation or warranty of CFSC has been breached is subject to CFSC's repurchase of such Receivable for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee in respect of such Trust for any such uncured breach.

    Pursuant to the related Sale and Servicing Agreement and Custodial Agreement, unless the related Prospectus Supplement specifies that the interests of the Seller, the related Trust and the related Indenture Trustee will be perfected by filing UCC financing statements, the Seller, the related Trust and the related Indenture Trustee will appoint the Custodian as custodian of the related Receivables, and the ownership and security interests of the Seller, such Trust and such Indenture Trustee, as applicable, will be perfected by the Custodian's possession of the related physical Installment Sales Contracts and Leases on behalf of such parties. CFSC's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller and the sale and assignment by the Seller to each Trust, but the Installment Sales Contracts and/or Leases will not be stamped to reflect the sale and assignment of the Receivables to such Trust.

    If UCC financing statements are filed to perfect the interests of the Seller, the related Trust and the related Indenture Trustee, CFSC's accounting records and computer systems will reflect the sales and assignments described above, and the Servicer will maintain possession of the related Installment Sales Contracts and/or Leases to facilitate servicing and to minimize administrative burden and expense. The Servicer will not stamp the Installment Sales Contracts and/or Leases to reflect the sale and assignment of the Receivables to the related Trust or Indenture Trustee.

ACCOUNTS

    With respect to each Trust, the Servicer will establish and maintain at the office of the related Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (collectively, the "COLLECTION ACCOUNT"). The Servicer will also establish and maintain at the office of such Indenture Trustee one or more accounts, in the name of such Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and the Reserve Account, if any, or any other credit enhancement for payment to Noteholders will be deposited and from which all payments to Noteholders will be made (each, a "NOTE DISTRIBUTION ACCOUNT"). The Servicer will also establish and maintain at the office of the related Owner Trustee an account, in the name of such Owner Trustee, on behalf of the related Certificateholders, in which amounts released from the related Collection Account and the Reserve Account, if any, or any other credit enhancement for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). If so specified in the related Prospectus Supplement, the Seller may also establish and maintain a Pre-Funding Account, in the name of such Indenture Trustee on behalf of the related Securityholders, which will be used to purchase Subsequent Receivables from the Seller from time to time during the Funding Period. The amount that may be initially deposited into the Pre-Funding Account, and the length of a Funding Period, shall be limited as described herein.

    Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    With respect to any Series of Securities, funds in the Collection Account, the Note Distribution Account, the Certificate Distribution Account, any Reserve Account, any Pre-Funding Account and in any accounts identified as such in the related Prospectus Supplement (collectively, the "TRUST ACCOUNTS") shall be invested as provided in the related Sale and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the Rating Agencies as being consistent with the ratings of such Securities (and shall be defined in the related Sale and Servicing Agreement). Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the business day preceding the day of the next distribution. However, to the extent permitted by the Rating Agencies and provided in the related Sale and Servicing Agreement, funds in any Reserve Account may be invested in securities that will not mature prior to the next Distribution Date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time available for withdrawal may be less than the balance of the Reserve Account at such time. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders, as applicable, could result, which could, in turn, increase the average life of the related Securities. If so specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be deposited in the related Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts of all Series will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to any Series, (a) the corporate trust department of the related Indenture Trustee, the related Owner Trustee or such other institution acceptable to the Rating Agencies as being consistent with the ratings of the Securities, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation or (ii) (A) the parent corporation of which has either a long-term or short-term unsecured debt rating acceptable to the Rating Agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the related Sale and Servicing Agreement, will continue such collection procedures as the Servicer follows with respect to machinery retail installment sales contracts and finance leases it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the related payment schedule; provided, however, that no such modifications may reduce the underlying APR or Principal Balance of such Receivable, reduce the aggregate amount of scheduled payments or the amount of any scheduled payment due under such Receivable, release or modify CFSC's security interest in the Financed Equipment securing such Receivable or otherwise amend or modify such Receivable in a manner that would have a material adverse effect on the interests of the related Securityholders. To the extent provided in the related Prospectus Supplement, some of such extensions may not be permitted or may result in the Servicer's repurchasing such Receivable. Although each Sale and Servicing Agreement will restrict the ability of the Servicer to otherwise modify a Receivable as described herein, the Servicer will be permitted to refinance an existing Receivable for an Obligor, so long as the proceeds of such refinanced receivable would be used to prepay such existing Receivable in full and any such refinanced receivable is evidenced by a new Lease or Installment Sales Contract. Any such new receivable resulting from a refinancing would not be the property of the related Trust. The Servicer may sell the Financed Equipment securing the respective Receivable at a public or private sale, or take any other action permitted by applicable law. See "The Receivables Pools--The Retail Equipment Financing Business--EXTENSION/REVISION PROCEDURES" and "Certain Legal Aspects of the Receivables" herein.

PAYMENTS ON RECEIVABLES

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source, but subject to net deposits by the Servicer as described under "--Net Deposits" herein) and all proceeds of such Receivables collected during each Collection Period specified in the related Prospectus Supplement into the related Collection Account; PROVIDED, HOWEVER, that when a Receivable becomes a Liquidated Receivable (as defined in the related Prospectus Supplement), the Receivable will be reassigned to the Seller, and any proceeds after such date (deficiency proceeds) would not be proceeds of Receivables in the related Trust and the holders of Securities will in no event be entitled to distributions of such deficiency proceeds. Unless the related Prospectus Supplement provides for more frequent deposits (as described below), if (i) CFSC is the Servicer, (ii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, and

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
(iii) a Servicer Default (as described below) does not exist, CFSC as Servicer will be permitted to deposit all collections of Receivables into the related Collection Account on or before the business day preceding the related Distribution Date. If the related Prospectus Supplement so provides, or if the above described conditions are not met, the deposit of collections for a Collection Period will be made within two business days of receipt and identification thereof, and any Purchase Amounts will be deposited in the related Collection Account when due. Normally, collections are identified within one day of receipt. Pending deposit into the Collection Account, regardless of frequency of deposit, collections may be invested by the Servicer at its own risk, for its own benefit and without being subject to any investment restrictions, and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, or if the Servicer were to become insolvent, the Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above for monthly remittances, obtain a letter of credit or other security for the benefit of the related Trust to secure the timely remittances of collections on the related Receivables and the payment of the aggregate Purchase Amount with respect to such Receivables purchased by the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    To the extent specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a Servicing Fee for each Collection Period in an amount equal to a fixed percentage per annum (as specified in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of the related Collection Period (the "SERVICING FEE"). The Servicing Fee with respect to any Trust (together with any portion of such Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the funds available therefor as set forth in the related Prospectus Supplement under "Description of the Transfer and Servicing Agreements--Distributions." However, the Servicing Fee will be paid prior to the distribution of any portion of the "TOTAL DISTRIBUTION AMOUNT" (as such term is defined in the related Prospectus Supplement) to the related Noteholders or the related Certificateholders and prior to payment of the related Administration Fee. The Servicing Fee with respect to each Collection Period will decline over the life of the Securities as the Pool Balance decreases.

    If so specified in the Prospectus Supplement with respect to any Trust, the Servicer will also collect any late fees, extension fees, property and sales taxes (with respect to Leases) and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables (collectively, the "SERVICER'S YIELD"), and will be entitled to amounts of Servicer's Yield collected as such amounts are received. Payments by or on behalf of Obligors will be allocated first to any overdue scheduled payment (including taxes and miscellaneous billables), second to the current scheduled payment (including taxes and miscellaneous billables) and third, to late fees, all in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee with respect to any Trust will compensate the Servicer for performing the functions of a third party servicer of machinery receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults, and policing the collateral. Such Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing monthly and annual statements to the Seller, the related Owner Trustee and the related Indenture Trustee with respect to distributions and retaining the Custodian to hold custody of the related Receivables. Such Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables of each Trust.

    Under certain circumstances, the Servicer will be permitted to make deposits of collections into the Collection Account net of the Servicing Fee and the Servicer's Yield, as described below under "--Net Deposits."

DISTRIBUTIONS

    With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Trustee to the

Noteholders and the Certificateholders of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each Class of Noteholders and all distributions to each Class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Distribution Date, collections on the related Receivables will be transferred from the related Collection Account to the related Note Distribution Account and the related Certificate Distribution Account for distribution to Noteholders and Certificateholders of the related Series to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such Series may be subordinate to payments in respect of the Notes of such Series.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each Class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more Classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, credit enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities. In addition, if specified in the related Prospectus Supplement, credit enhancement for one or more Classes of Securities of a Series may cover all or a portion of the outstanding amount of such Classes or may cover losses incurred from all or a portion of the related Receivables.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of all or any portion of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. To the extent specified in the related Prospectus Supplement, the credit enhancement for all or any portion of a Class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.

    If so provided in the related Prospectus Supplement, the Seller may replace the credit enhancement for any Class of Securities with another form of credit enhancement without the consent of Securityholders, provided the applicable Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of such Class of Securities or any other Class of Securities of the related Series.

    RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement, the Seller will establish for a Series or Class of Securities an account, as specified in the related Prospectus Supplement (the "RESERVE ACCOUNT"), which will be maintained in the name of the related Indenture Trustee. If so provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit, if any, by the Seller on the related Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the "SPECIFIED RESERVE ACCOUNT BALANCE" (as such term is defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date after the payment of all other required payments and distributions on such date and, if applicable, any amounts deposited from time to time from the Pre-Funding Account in connection with the purchase of Subsequent Receivables. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Seller or to any transferee or assignee of the Seller.

    The Seller may at any time, without consent of the Securityholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Account, including interest earnings thereon, provided that (i) the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any Class of Securities, (ii) the Seller provides to the related Owner Trustee and the related Indenture Trustee an opinion of counsel from independent counsel that such action will not cause the related Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the Seller.

NET DEPOSITS

    As an administrative convenience, the Servicer will be permitted to make the deposit of collections and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period (including the Servicing Fee and any Servicer's Yield); PROVIDED, that if the Servicer is required to remit collections daily (see "--Payments on Receivables" above), deposits of such amounts may only be made net of the Servicer's Yield and may not be made net of the Servicing Fee. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually.

REPORTS TO SECURITYHOLDERS

    With respect to each Series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide (a) to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date and (b) to the related Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. With respect to each Series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

           (i)
           the amount of the distribution allocable to principal of each Class of Securities of such Series;

          (ii)
           the amount of the distribution allocable to interest on or with respect to each Class of Securities of such Series;

         (iii)
           the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv)
           the aggregate outstanding principal balance and the Note Pool Factor for each Class of such Notes, and the Certificate Balance and the
    Certificate Pool Factor for each Class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

           (v)
           the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

          (vi)
           the Interest Rate or Pass-Through Rate for the next period for any Class of Notes or Certificates of such Series with variable or adjustable rates;

         (vii)
           the amount of the Administration Fee paid to the Administrator in respect of the related Collection Period;

        (viii)
           the amount of the aggregate "REALIZED LOSSES" (as defined in the related Prospectus Supplement), if any, for such Collection Period;

          (ix)
           the aggregate Purchase Amounts for Receivables, if any, that were repurchased or purchased in such Collection Period;

           (x)
           the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, and the Specified Reserve Account Balance on such date;

          (xi)
           for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

         (xii)
           for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining
    Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (vii) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of times for tax reporting purposes after the end of each calendar year during the term of each Trust, the applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" herein.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each Distribution Date with respect to each Series of Securities, the Servicer will provide to the related Indenture Trustee and the related Owner Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under "--Reports to Securityholders" above.

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement as to compliance by the Servicer during the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related Closing Date to December 31 of the same year) with certain standards relating to the servicing of the related Receivables, the Servicer's accounting records with respect thereto (including, if necessary, any computer files) and certain other matters.

    Each Sale and Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, substantially simultaneously with the delivery of the accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months ended December 31 (or, in the case of the first such certificate, the period from the related Closing Date to December 31 of the same year) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer will agree to give each Indenture Trustee and each Owner Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement will provide that CFSC may not resign from its obligations and duties as Servicer thereunder, except upon determination that CFSC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed CFSC's servicing obligations and duties under such Sale and Servicing Agreement.

    Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the related Trust, the related Noteholders or the related Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in such Sale and Servicing Agreement (including confirmation by the Rating Agencies that such succession will not result in the reduction or withdrawal of the rating of any Class of Securities of the related Series), (a) any entity into which the Servicer may be merged or consolidated, (b) any entity resulting from any merger or consolidation to which the Servicer is a party, (c) any entity succeeding to the business of the Servicer or (d) any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Caterpillar, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement.

SERVICER DEFAULT

    With respect to each Trust, "SERVICER DEFAULT" under each Sale and Servicing Agreement will consist of (i) any failure by the Servicer (A) to deliver to the related Indenture Trustee for deposit in any of the related Trust Accounts any required payment or (B) to direct the related Indenture Trustee to make any required distributions therefrom, in either case which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Owner Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in any Transfer and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders of the related Series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by such Indenture Trustee or such Owner Trustee or (B) to the Servicer or the Seller, as the case may be, and to such Indenture Trustee and such Owner Trustee by holders of Notes or Certificates of such Series, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding Notes or Certificates of the related Series; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations (each, an "INSOLVENCY EVENT"); and (iv) with respect to any Trust, the additional event or events, if any, specified in the related Prospectus Supplement.

RIGHTS UPON SERVICER DEFAULT

    As long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or the Noteholders of the related Series (without the consent of the related Indenture Trustee) evidencing not less than 25% of the outstanding principal amount of such Notes (or such Class or Classes of Notes specified in the related Prospectus Supplement) may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of receivables similar to the related Receivables. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under such Sale and Servicing Agreement. Neither an Owner Trustee nor the related Certificateholders have the right to remove the Servicer if a Servicer Default occurs.

WAIVER OF PAST DEFAULTS

    With respect to each Trust, the holders of Notes evidencing not less than a majority of the outstanding principal amount of the then outstanding Notes of the related Series (or such Class or Classes of Notes specified in the related Prospectus Supplement) (or, if no Notes are outstanding the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Sale and Servicing Agreement. Therefore, all or some of the Noteholders of any Series have the ability, as limited above, to waive defaults by the Servicer which could materially and adversely affect the other related Noteholders and the related Certificateholders. With respect to any Series, no such waiver shall impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Each of the Transfer and Servicing Agreements (other than any Custodial Agreement) may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and the related Owner Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder or the tax characterization of the Notes or the Certificates. In addition, each of the Transfer and Servicing Agreements (other than any Custodial Agreement) may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, to substitute credit enhancement for any Class of Securities, provided the applicable Rating Agencies confirm in writing that such amendment will not result in a reduction or withdrawal of the rating of such Class of Securities or any Class of Securities of the related Series and an opinion of counsel satisfactory to the related Indenture Trustee and the related Owner Trustee is provided to the effect that such change will not adversely affect the tax characterization of the Notes or the Certificates. In addition, each of the Transfer and Servicing Agreements (other than any Custodial Agreement) may be amended by the Seller, the Servicer, the related Owner Trustee and the related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in the then outstanding principal amount of such Notes and the holders of Certificates evidencing at least a majority of the related Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of Noteholders or Certificateholders of the related Series; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or payments or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates of such Series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such Series. A Custodial Agreement may be amended by the parties thereto, provided the applicable Rating Agencies confirm in writing that such amendment will not result in a reduction or withdrawal of the rating of any related Class of Securities.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the related Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such Series, in each case under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Seller, the related Owner Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Receivables and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Noteholders and Certificateholders of the related Series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

    With respect to each Trust, if so provided in the related Prospectus Supplement and subject to such further conditions as may be specified therein, in order to avoid excessive administrative expense, if as of the last day of any Collection Period, the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% or less of the "INITIAL POOL BALANCE" (as such term is defined in the related Prospectus Supplement), the Servicer shall have the option to purchase all remaining related Receivables as of such last day at a price equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables but not including liquidated Receivables).

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related Series will be prepaid concurrently upon either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the related Trust Agreement will effect early retirement of the Certificates of such Series.

ADMINISTRATION AGREEMENT

    CFSC, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, the "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform on behalf of the related Trust certain other administrative obligations required by the related Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount to be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SALE AND TRANSFER OF RECEIVABLES

    Unless the related Prospectus Supplement provides that such transfers and grant will be perfected by filing UCC financing statements, the transfer of ownership of the Receivables of each Trust from CFSC to the Seller and from the Seller to such Trust, and the granting of a security interest in such Receivables by such Trust to the related Indenture Trustee, will in each case be perfected by the related Custodian, on behalf of the applicable assignee, taking possession of the related Receivables Files. The related Custodian will maintain its possession of the Receivables Files in a space leased by such Custodian which space may, if so specified in the related Prospectus Supplement, be proximate to the principal executive offices of the Seller. Although steps will be taken to ensure that the Seller does not obtain possession or control of the Receivables Files, should a court find that the Seller did have possession or control of such Receivables Files, the interests of the related Trust and the related Indenture Trustee in such Receivables may be unperfected under certain circumstances and distributions to Securityholders may be adversely affected. CFSC will indicate on its computer records that such Receivables have been sold, but, unless otherwise specified in the related Prospectus Supplement, UCC financing statements will not be filed to perfect such transfers of ownership or such grant of a security interest in such Receivables. If UCC financing statements are filed to perfect such transfers of ownership or grants of security interests, to facilitate servicing and reduce administrative costs, the Receivables Files will be retained by the Servicer and will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as CFSC is servicing the Receivables. However, UCC financing statements will be filed reflecting the sale and assignment of the Receivables by CFSC to the Seller, and by the Seller to such Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Receivables Files will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee, if a subsequent purchaser were able to take physical possession of the Receivables Files without knowledge of such assignment, the Indenture Trustee's interest in the Receivables could be defeated. In such event, distributions to Securityholders may be adversely affected.

BANKRUPTCY

    The Seller has taken and will take steps, in structuring the transactions contemplated hereby, that are intended to ensure that a voluntary or involuntary petition for relief by or against CFSC under any Insolvency Law will not result in the substantive consolidation of the assets and liabilities of the Seller with those of CFSC. These steps include the creation and maintenance of the Seller as a separate, limited-purpose entity pursuant to Articles of Incorporation containing (i) certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors) and (ii) a requirement that at least one of the Seller's directors be independent of CFSC and its affiliates. However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be substantively consolidated with those of CFSC in a proceeding under any Insolvency Law.

    CFSC will warrant to the Seller in each Purchase Agreement that the sale of the related Receivables by it to the Seller is an absolute sale of such Receivables to the Seller. In addition, CFSC and the Seller will treat the transactions described herein and in the related Prospectus Supplement as a sale of the related Receivables to the Seller, and the Seller has taken and will take all actions that are required to perfect and maintain the perfection of the Seller's ownership interest in such Receivables by the Seller taking possession of the related Receivables Files through the Custodian or, if so specified in the related Prospectus Supplement, by the Seller filing UCC financing statements. Notwithstanding the foregoing, if CFSC were to become a debtor in a bankruptcy case, and a creditor or trustee-in-bankruptcy of CFSC or CFSC itself were to take the position that a sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of CFSC, then delays in payments of collections of such Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments, or a reduction in the amount of Receivables securing such a borrowing, could result. If the transactions contemplated herein and in the related Prospectus Supplement are treated as a sale, the related Receivables would not be part of CFSC's bankruptcy estate and would not be available to CFSC's creditors.

    The U.S. Court of Appeals for the Tenth Circuit issued an opinion in OCTAGON GAS SYSTEMS, INC. V. RIMMER (IN RE MERIDIAN RESERVE, INC.) (decided May 27,
1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables related to any series are likely to be viewed as "chattel paper," as defined under the UCC, rather than as accounts, the rationale behind the OCTAGON ruling could be applied to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known, and the extent to which the OCTAGON decision will be followed by other courts or outside of the Tenth Circuit, if at all, is not certain. If the holding in the OCTAGON case were applied in a CFSC bankruptcy, however, even if the transfers of Receivables to the Seller and to a Trust were treated as sales, the related Receivables would be part of CFSC's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Seller and holders of the related Securities, or a reduction in the amount of Receivables supporting such Securities, could result. The Seller will warrant in each Sale and Servicing Agreement that the sale of the related Receivables to the related Trust is an absolute sale of such Receivables to such Trust.

SECURITY INTEREST IN EQUIPMENT

    The documents contained in the Receivables Files will constitute personal property security agreements and will include or constitute grants of security interests in the related Financed Equipment and certain other cross-collateralized equipment under the applicable UCC. Perfection of security interests in the equipment is generally governed by the laws of the state in which such equipment (or the Obligor, if the equipment constitutes mobile goods under the UCC) is located. The UCC generally governs the perfection of such interests.

    All of such Installment Sales Contracts and Leases originated or acquired by CFSC will name CFSC as obligee or assignee and as the secured party of a first priority security interest in the related Financed Equipment. Pursuant to the Transfer and Servicing Agreements, CFSC will contractually agree to take all actions necessary under the laws of the state in which the Financed Equipment is located to perfect its security interests in the Financed Equipment in its name, including the filing of UCC financing statements in the appropriate offices. Obligors will generally be notified of the sale of Receivables from the Dealers to CFSC. However, because the Servicer continues to service the Installment Sales Contracts and Leases, the Obligors will not be notified of the sale from CFSC to the Seller and, in the ordinary course, no action will be taken to record the transfer of the security interest from CFSC to the Seller by amendment or assignments of the UCC financing statements or otherwise.

    Pursuant to each Purchase Agreement, CFSC will sell and assign its security interests in the Financed Equipment and certain other cross-collateralized equipment securing Receivables to the Seller and, pursuant to each Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Equipment and such cross-collateralized equipment to the related Trust. However, because of the administrative burden and expense, none of the Seller, the Servicer, CFSC or the related Owner Trustee will amend or file any UCC financing statement to identify the related Trust as the new secured party on the financing statement relating to the Financed Equipment or such cross-collateralized equipment. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein. There are certain limited circumstances under the UCC and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the related Trust's interest. In addition, while CFSC is the Servicer, cash collections on the Receivables of any Trust will, under certain circumstances, be commingled with the funds of CFSC prior to deposit into the related Collection Account and, in the event of the bankruptcy of CFSC, such Trust may not have a perfected interest in such collections.

    In most states, an assignment of a security interest in Financed Equipment such as that under a Purchase Agreement and a Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any UCC financing statement relating to such Financed Equipment, and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying a Trust as the secured party on the financing statement, the security interest of such Trust in the related Financed Equipment could be defeated through fraud or negligence by CFSC or (under certain circumstances) the related Dealer. In the absence of error, fraud or forgery by the related Obligor or administrative error by state or local agencies, the proper initial filing of the financing statement relating to such Financed Equipment will be sufficient to protect a Trust against the rights of subsequent purchasers of such Financed Equipment or subsequent lenders who take a security interest in the Financed Equipment related to a Receivable. If there is any Financed Equipment as to which the original secured party, if any, failed to obtain and assign to CFSC a perfected security interest, the security interest of CFSC would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests. Such a failure, however, would constitute a breach of the warranties of CFSC under each Purchase Agreement and would create an obligation of CFSC to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to each Purchase Agreement to the related Trust. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

    Under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in each item of Financed Equipment and is obligated to repurchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on the equipment and liens for unpaid taxes may take priority over even a perfected security interest in such goods. The Servicer will represent that, as of the related Closing Date or Subsequent Closing Date, as applicable, each security interest in Financed Equipment is prior to all other present liens upon and security interests in such Financed Equipment. However, liens for repairs or taxes unpaid by an Obligor could arise at any time during the term of a Receivable. Neither the Seller nor the Servicer will have any obligation to repurchase a Receivable if any such lien results in a Trust losing the priority of its security interest or its security interest in the related Financed Equipment after the related Closing Date or, if applicable, any related Subsequent Closing Date. No notice will be given to the related Owner Trustee, Indenture Trustee, Noteholders or Certificateholders of any Series in the event such a lien arises.

REPOSSESSION

    In the event of default by the obligor, the holder of the retail installment sales contract or finance lease has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed equipment. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the equipment must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws generally require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor may cure the default or reinstate the retail installment sales contract or finance lease by payment of delinquent installments or the unpaid balance.

EXCESS PROCEEDS

    Occasionally, after resale of the equipment and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a junior lien with respect to the equipment or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the obligor.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

    CFSC will warrant under each Purchase Agreement that each Receivable complies with all requirements of applicable law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CFSC under the related Purchase Agreement and would create an obligation of CFSC to repurchase such Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

LEASES

    Certain states have adopted a version of Article 2A of the UCC ("ARTICLE 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, with respect to any Lease conveyed to a Trust, CFSC will represent in the related Purchase Agreement that
(i) such Lease contract is not a "consumer lease" and (ii) to the best of its knowledge, the related Obligor has accepted the related Financed Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified CFSC of any defects therein. Article 2A also recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Moreover, Article 2A recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary provisions of the law.

OTHER

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a case under the federal bankruptcy law, a court may prevent a lender from repossessing the equipment, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the equipment at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. For a discussion of other legal aspects relating to Receivables of a Trust, see "Certain Legal Aspects of the Receivables" in the related Prospectus Supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes the material United States federal income tax consequences of an investment in the Notes and Certificates as of the date hereof. Counsel to each Trust specified in the related Prospectus Supplement ("SPECIAL TAX COUNSEL") that this discussion of federal income tax consequences is accurate in all material respects. As more fully discussed below, Special Tax Counsel also is of the opinion that the Notes will be classified as debt for United States federal income tax purposes and that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for such purposes. Except to the extent provided in a related Prospectus Supplement, Special Tax Counsel will render no other opinions to a Trust with respect to the Notes, the Certificates or the Trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Notes and the Certificates to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service ("IRS") or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates described herein and in the related Prospectus Supplement. Accordingly, persons considering the purchase of Notes or Certificates should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the Notes or Certificates and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

    This summary is based on the Internal Revenue Code of 1986, as amended (the "CODE"), and existing final, temporary and proposed Treasury Regulations, Revenue Rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary deals only with Notes and Certificates held as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences relevant to a particular Securityholder in light of that Securityholder's circumstances, and some Securityholders (such as financial institutions, tax-exempt organizations, insurance companies, securities dealers, mutual funds, REITs, RICs, S corporations, estates and trusts, electing large partnerships, or investors holding Securities as part of a hedge, straddle, integrated or conversion transaction or whose "functional currency" is not the United States dollar) may be subject to special tax rules and limitations not discussed below. Except as otherwise indicated, this summary is addressed only to original purchasers of the Certificates who are "UNITED STATES PERSONS" (as defined in Code Section 7701(a)(30)).

    FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO THE TRUST, THE NOTES, THE CERTIFICATES AND RELATED TERMS, PARTIES AND DOCUMENTS SHALL BE DEEMED TO REFER, UNLESS OTHERWISE SPECIFIED HEREIN, TO EACH TRUST AND THE NOTES, CERTIFICATES AND RELATED TERMS, PARTIES AND DOCUMENTS APPLICABLE TO SUCH TRUST.

TAX CHARACTERIZATION OF THE TRUST

    Special Tax Counsel is of the opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with. If so specified in the related Prospectus Supplement, Special Tax Counsel also is of the opinion that the Trust will qualify as a "financial asset securitization investment trust" (a "FASIT") within the meaning of Sections 860H through 860L of the Code (the "FASIT PROVISIONS"). In any such case, the related Prospectus Supplement will set forth certain additional relevant material federal income tax consequences to Securityholders.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller and the Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for United States federal income tax purposes. Further, Special Tax Counsel is of the opinion that the Notes will be classified as debt for United States federal income tax purposes. The discussion below assumes that the characterization of the Notes as debt is correct. If an election to treat the Trust as a FASIT is made, the discussion below regarding the United States federal income tax treatment of the Notes will also be applicable to the Certificates.

    OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by their weighted average life, calculated using the prepayment assumption used in pricing the Notes and weighting each payment by reference to the number of complete years from the issue date to the day of such payment, all within the meaning of the OID Regulations). If these conditions are not satisfied with respect to any given Series of Notes, and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed below, the Notes will not be considered to have been issued with OID. Accordingly, the stated interest on a Note will be taxable to a Noteholder (i) as ordinary interest income at the time it accrues or is received in accordance with the Noteholder's regular method of accounting for tax purposes or (ii) if the Notes are issued by a Trust for which an election to be treated as a FASIT will be made, at the time it accrues regardless of the Noteholder's regular method of accounting. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    SALE OF THE NOTES. Upon the sale of a Note, the Noteholder will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest) and the Noteholder's adjusted tax basis in the Note. The Noteholder's adjusted tax basis in the Note will equal the cost of the Note to such Noteholder, increased by any market discount previously included in income by such Noteholder with respect to the Note, and decreased by the amount of any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except to the extent of accrued market discount not previously included in income (or, in the case of a prepayment or redemption, any OID not yet accrued).

    FOREIGN HOLDERS. Under United States federal income tax law now in effect, payments of interest by the Trust to a Noteholder who, as to the United States, is a nonresident alien individual, a foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Seller or the Trust (including in the absence of a FASIT election with respect to the Trust, a holder of 10% of the outstanding Certificates), is not for United States federal income tax purposes a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code, or is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the Notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States federal tax on the interest, gain or income at regular federal income tax rates.

    BACKUP WITHHOLDING. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Note, may be subject to "backup withholding" tax under Section 3406 of the Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

    NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more Classes of the Notes did not represent debt for United States federal income tax purposes, the Notes would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. As indicated above, Special Tax Counsel will deliver an opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. If an election to treat the Trust as a FASIT is not made, the Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from any Reserve Account and any other account specified in the related Prospectus Supplement that, in each case, constitute assets of the partnership and in which the Seller has an interest), and the Notes being debt of the partnership. The remainder of this discussion of the treatment of the Certificates assumes that no election to treat the Trust as a FASIT will be made. The proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. See "--Tax Consequences to Holders of the Notes" above. The following discussion assumes that the Certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated gross income of the Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. It is not expected that losses will be allocated to Certificateholders unless the Reserve Account (if any) is depleted and in such case losses would be allocated to the Certificateholders only to the extent that they are expected to bear the economic burden of such losses. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. If a Certificateholder is allocated income in excess of cash distributions, the Certificateholder's basis in the Certificates will be increased by the amount of such excess, which will reduce any gain or increase any loss upon a sale or other disposition of the Certificates, as discussed below under "--Sale of Certificates." If the Reserve Account becomes depleted and losses are allocated to the Certificates, such losses could be treated as capital losses, whereas any income allocated to the Certificates in respect of later payments to Certificateholders in repayment of those losses could be treated as ordinary income. In this regard, if a Certificateholder were allocated items of loss or deduction that are characterized as capital losses (including losses that are recognized upon the sale, extension, revision or, in certain circumstances, default of a Receivable), such losses would generally be deductible by such Certificateholder only against capital gain income (whether from the Trust or other sources). In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be "miscellaneous itemized deductions". Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Further, individual Certificateholders may be subject to other limitations on their ability to deduct losses and other deductions, including limitations applicable to investment interest, and should consult their own tax advisors regarding such limitations.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

    In lieu of the allocations described above, it is possible that the IRS would require the Trust to allocate to Certificateholders net income (instead of gross income) equal to the foregoing amounts, which allocations would comprise items of gross income and losses and deductions of the Trust. If the Trust were to allocate net income to Certificateholders, a Certificateholder's taxable income could exceed the amount of net income allocated because of limitations on the deductibility of capital losses and "miscellaneous itemized deductions" as discussed above. Alternatively, the IRS might treat Certificateholders as receiving guaranteed payments from the Trust, in which event the payments would be treated as ordinary income but not as interest income. The Seller is authorized to adjust the allocations described above to reflect the economic income, gain or loss to the Certificateholders (including the Seller) or as otherwise required by the Code.

    DISCOUNT AND PREMIUM. It is believed that the Receivables were (i) not issued with OID discount and (ii) not subject to the "imputed interest" rules of the Code, and, therefore, the Trust should not have OID. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis (as described below under "--Sale of Certificates") in the Certificates immediately before the distribution. A Certificateholder will recognize loss upon termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any gain or loss generally will be capital gain or loss.

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, a Trust will be deemed to terminate for United States federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminating partnership represented by the Trust would be considered to distribute its assets to its partners (I.E., the Certificateholders and any other equity holders in the Trust). The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, a Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data. Such deemed distribution and recontribution resulting from a Section 708 termination generally should not result in material adverse tax consequences to Certificateholders (although it may accelerate the recognition of income from the Trust for Certificateholders whose taxable year is different than the Trust's taxable year and result in a shorter holding period for Certificateholders in their Certificates to the extent the amount distributed to them in the deemed termination consists of money).

    SALE OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includable in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount, if any, on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the Certificateholder's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to such holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Certificateholders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Certificateholder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. Ownership of Certificates by foreign persons (as defined above) raises tax issues unique to such persons which may have adverse tax consequences to them, and which may subject the Trust to United States withholding tax and reporting requirements. For this reason, purchasers (including nominees of beneficial owners) of Certificates and their assignees must represent that the beneficial owners are United States persons (as defined above), and each purchaser must provide a certification of non-foreign status signed under penalties of perjury.

    NEW WITHHOLDING REGULATIONS. The Treasury Department has issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                        CERTAIN STATE TAX CONSIDERATIONS

    The following is a discussion of certain Tennessee state tax considerations. To the extent specified in the related Prospectus Supplement, Tuke Yopp & Sweeney, PLC of Nashville, Tennessee will act as special Tennessee tax counsel for the Trust regarding the state tax matters discussed below. In rendering their opinion, Tuke Yopp & Sweeney, PLC will rely upon Tennessee Revenue Ruling #92-06 (the "RULING"), issued by the Tennessee Department of Revenue (the "TDOR"). The Ruling involved the applicability of the Tennessee income tax (the "HALL TAX") and the Tennessee Franchise and Excise Tax (the "F&E TAX") to the securitization of finance leases. Except for the Ruling, there are no other rulings or reported cases involving Tennessee taxation with respect to similar transactions. The statutes and regulations regarding Tennessee taxation are subject to change (which change may be retroactive) and further interpretation by the TDOR and the courts. No formal ruling on any of the issues discussed below will be sought from the TDOR with respect to any Trust.

    FOR PURPOSES OF THE FOLLOWING SUMMARY, REFERENCES TO THE TRUST, THE NOTES, THE CERTIFICATES AND RELATED TERMS, PARTIES AND DOCUMENTS SHALL BE DEEMED TO REFER, UNLESS OTHERWISE SPECIFIED HEREIN, TO EACH TRUST AND THE NOTES, CERTIFICATES AND RELATED TERMS, PARTIES AND DOCUMENTS APPLICABLE TO SUCH TRUST.

    TENNESSEE TAX LAW GENERALLY. The State of Tennessee has two general tax laws which may affect the Trust, the Certificates or the Notes. The first of these is the Hall Tax, which generally imposes a tax of six percent (6%) upon individuals, partnerships, trusts and estates that are residents of or domiciled in Tennessee on: (1) income they receive by way of "dividends" from "stock;" and
(2) "interest" on "bonds." The second is the F&E Tax, which imposes an Excise Tax of six percent (6%) on the net income apportioned to Tennessee of a taxpayer which is not an individual "doing business" in Tennessee and a Franchise Tax of one-quarter of 1% on each $100 of the apportioned Franchise Tax base (the greater of adjusted net worth or tangible property) of a taxpayer "doing business" in Tennessee.

    APPLICABILITY TO CERTIFICATES AND NOTES. In the opinion of Tuke Yopp & Sweeney, PLC (1) the Certificates of each Series will be treated as "stock" and interim distributions by the Trust to the Certificateholders (other than distributions in liquidation) will be taxable as "dividends" under the Hall Tax, and (2) the Notes of each Series will be treated as "bonds" and the interest paid by such Trust to such Noteholders will be taxable under the Hall Tax. Liquidation distributions are exempt from the Hall Tax. Noteholders who are not residents of Tennessee are not subject to the Hall Tax.

    With respect to Certificateholders or Noteholders that are corporations subject to Tennessee taxation, the tax characterization of the Certificates or Notes and the distributions thereon will be the same as for federal income tax purposes.

    APPLICABILITY TO A TRUST. Each Trust will be a Delaware business trust. The activities to be undertaken by the Servicer, on behalf of each such Trust, in servicing and collecting the Receivables, will take place in Nevada and Tennessee. If a Trust were "doing business" in Tennessee, the Trust would be subject to the F&E Tax. In addition, if a Trust were a "resident" of or "domiciled" in Tennessee, a literal interpretation of the Hall Tax would subject such Trust to taxation thereunder. In the opinion of Tuke Yopp & Sweeney, PLC, based upon existing legal precedent, the activities of the Servicer on behalf of the Trust in Tennessee should not cause a Trust to be deemed either a "resident" of or "domiciled" or "doing business" in Tennessee. Tennessee has recently enacted legislation which has significantly expanded what constitutes "doing business" within Tennessee. Because the determination of what constitutes "doing business" involves qualitative and quantitative analysis of a taxpayer's activities in Tennessee, Tuke Yopp & Sweeney, PLC cannot state without qualification that a Trust will not be "doing business" in Tennessee. If a Trust is "domiciled" in Tennessee, the TDOR has ruled it can tax interest income of the Trust from obligations with maturities of longer than six months but has held in the Ruling income from finance leases is rental income and not subject to the Hall Tax. Furthermore, in the opinion of Tuke Yopp & Sweeney, PLC, the Hall Tax would not be applied to such Trust (even if "doing business" in Tennessee) because of federal constitutional limitations on unapportioned income taxes.

    If a Trust were subject to either the F&E Tax or the Hall Tax, such taxes would reduce the amounts otherwise available for distribution to the related Certificateholders. In the case of the F&E Tax, if so specified in the Prospectus Supplement, the amount of tax (and the resulting reduction in amounts available for distribution) would be DE MINIMIS because of the minimal amount of tax base that would be apportioned to Tennessee.

    BECAUSE EACH STATE'S INCOME TAX LAWS VARY, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE HOLDERS OF THE CERTIFICATES AND THE NOTES IN ALL OF THE STATE TAXING JURISDICTIONS IN WHICH SUCH HOLDERS WILL BE SUBJECT TO TAX. FURTHER, IT IS IMPOSSIBLE TO PREDICT THE INCOME TAX CONSEQUENCES TO THE TRUST IN ALL TAXING JURISDICTIONS. NOTEHOLDERS AND CERTIFICATEHOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX AND OTHER ADVISORS.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/ or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to such Plan Assets.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code, collectively, "PARTIES IN INTEREST") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY SECURITIES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THE RELATED PROSPECTUS SUPPLEMENT FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE SECURITIES OFFERED THEREBY.

    Certain employee benefit plans, such as "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Securities of any Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

    The Securities of each Series may be sold to or through underwriters (the "UNDERWRITERS") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be placed either directly or through agents. The Seller intends that the Securities will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Securities may be made through a combination of such methods.

    Each Prospectus Supplement will either (i) set forth the price at which each Class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

    Each Underwriting Agreement (as defined in the related Prospectus Supplement) will provide that the Seller and CFSC will indemnify the related Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

    Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of each Class of Securities will be contingent on the closing of the sale of all other such Classes. The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                    RATINGS

    Each Class of Securities of a Series offered pursuant to this Prospectus and a related Prospectus Supplement will be rated at its initial issuance in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "RATING AGENCY").

    A security rating is not a recommendation to buy, sell or hold Securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood of rate of principal prepayments.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Securities will be passed upon for each Trust, the Seller and the Servicer by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein:

Administration Agreement...........................................................     10, 49
Administration Fee.................................................................     10, 49
Administrator......................................................................     10, 49
APR................................................................................         21
Article 2A.........................................................................     18, 53
Base Rate..........................................................................         35
Book-Entry Certificates............................................................         36
Book-Entry Notes...................................................................         36
Book-Entry Securities..............................................................         36
Calculation Agent..................................................................         35
Caterpillar........................................................................      6, 28
Cede...............................................................................          3
Cedel..............................................................................         36
Cedel Participants.................................................................         37
Certificate Balance................................................................          5
Certificate Distribution Account...................................................         41
Certificate Pool Factor............................................................         26
Certificateholder..................................................................         37
Certificateholders.................................................................      5, 37
Certificates.......................................................................          1
CFSC...............................................................................      4, 28
Class..............................................................................          1
Closing Date.......................................................................         40
Code...............................................................................     12, 54
Collection Account.................................................................         41
Commission.........................................................................          3
Commodity Indexed Securities.......................................................         35
Currency Indexed Securities........................................................         35
Custodial Agreement................................................................          9
Custodian..........................................................................          9
Cut-off Date.......................................................................          7
Cut-off Date APR...................................................................         41
Dealer Agreement...................................................................         22
Dealer Agreements..................................................................         20
Dealers............................................................................          7
Definitive Certificates............................................................         36
Definitive Notes...................................................................         36
Definitive Securities..............................................................         36
Depositaries.......................................................................         37
Depository.........................................................................         28
Distribution Date..................................................................         29
DTC................................................................................          3
Eligible Deposit Account...........................................................         42
Eligible Institution...............................................................         42
Eligible Investments...............................................................         41
ERISA..............................................................................     12, 62
Euroclear..........................................................................         38
Euroclear Operator.................................................................         38
Euroclear Participants.............................................................         38
Euroclear System...................................................................         38

Event of Default...................................................................         30
Exchange Act.......................................................................          3
F&E Tax............................................................................         61
Face Amount........................................................................         36
FASIT..............................................................................         54
FASIT Provisions...................................................................         54
Financed Equipment.................................................................       1, 6
Fixed Rate Securities..............................................................         34
Floating Rate Securities...........................................................         35
foreign person.....................................................................         55
Funding Period.....................................................................          5
GAAP...............................................................................         23
Hall Tax...........................................................................         61
Implicit Interest Rate.............................................................         23
Indenture..........................................................................          4
Indenture Trustee..................................................................      1, 28
Index..............................................................................         35
Indexed Commodity..................................................................         35
Indexed Currency...................................................................         35
Indexed Principal Amount...........................................................         35
Indexed Securities.................................................................         35
Indirect Participants..............................................................         37
Initial Cut-off Date...............................................................          7
Initial Pool Balance...............................................................         49
Initial Receivables................................................................      7, 40
Insolvency Event...................................................................         48
Insolvency Laws....................................................................         16
Installment Sales Contract.........................................................          6
Interest Rate......................................................................          4
Interest Reset Period..............................................................         35
Investment Earnings................................................................         42
IRS................................................................................         54
Issuer.............................................................................          4
Lease..............................................................................          6
Lease Scheduled Payments...........................................................         23
Mechanics' Liens...................................................................         11
New Regulations....................................................................         56
Note Distribution Account..........................................................         41
Note Pool Factor...................................................................         26
Noteholder.........................................................................         37
Noteholders........................................................................      4, 37
Notes..............................................................................          1
Obligors...........................................................................          7
OID................................................................................         55
OID Regulations....................................................................         55
Original Pre-Funded Amount.........................................................         40
Owner Trustee......................................................................          1
Participants.......................................................................         37
Parties in Interest................................................................         62
Pass-Through Rate..................................................................          5
Plan Assets........................................................................         62
Plans..............................................................................         62
Pool Balance.......................................................................         26
Pre-Funded Amount..................................................................      7, 17

Pre-Funding Account................................................................       1, 8
Principal Balance..................................................................         41
Prospectus Supplement..............................................................          1
Purchase Agreement.................................................................      7, 40
Purchase Amount....................................................................         41
Rating Agency......................................................................         63
Realized Losses....................................................................         46
Receivables........................................................................       1, 6
Receivables Files..................................................................     10, 14
Record Date........................................................................         36
Registration Statement.............................................................          3
Related Documents..................................................................         32
Reserve Account....................................................................         45
Rules..............................................................................         38
Ruling.............................................................................         61
Sale and Servicing Agreement.......................................................          7
Schedule of Receivables............................................................         40
Securities.........................................................................          1
Securities Act.....................................................................          3
Securityholders....................................................................          5
Seller.............................................................................       1, 4
Series.............................................................................          1
Servicer...........................................................................          4
Servicer Default...................................................................         47
Servicer's Yield...................................................................     10, 43
Servicing Fee......................................................................     10, 43
Servicing Fee Rate.................................................................     10, 43
Special Tax Counsel................................................................         54
Specified Reserve Account Balance..................................................      8, 45
Spread.............................................................................         35
Spread Multiplier..................................................................         35
Stock Index........................................................................         35
Stock Indexed Securities...........................................................         35
Strip Certificates.................................................................          6
Strip Notes........................................................................          5
Subsequent Closing Date............................................................         40
Subsequent Cut-off Date............................................................          7
Subsequent Receivables.............................................................      1, 40
TDOR...............................................................................         61
Tennessee Tax Counsel..............................................................         12
Terms and Conditions...............................................................         38
Total Distribution Amount..........................................................         43
Transfer and Servicing Agreements..................................................         39
Trust..............................................................................       1, 4
Trust Accounts.....................................................................         41
Trust Agreement....................................................................          4
Trust Property.....................................................................         20
Trustee............................................................................         36
U.S. ISC Portfolio.................................................................         25
U.S. Lease Portfolio...............................................................         25
U.S. Portfolio.....................................................................         25
UCC................................................................................      9, 14
Underwriters.......................................................................         63
United States Persons..............................................................         54

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR IN THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE RECEIVABLES SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

Reports to Noteholders...............................         S-3
Summary of Terms.....................................         S-4
Risk Factors.........................................        S-20
Formation of the Trust...............................        S-21
The Receivables Pool.................................        S-22
Weighted Average Life of the Notes...................        S-32
Pool Factors and Trading Information.................        S-33
Management's Discussion and Analysis of Financial
 Condition and Results of Operations.................        S-33
Use of Proceeds......................................        S-34
The Seller, Caterpillar and the Servicer.............        S-34
Description of the Notes.............................        S-34
Description of the Certificates......................        S-37
Description of the Transfer and Servicing
 Agreements..........................................        S-37
Certain Legal Aspects of the Receivables.............        S-44
Legal Investment.....................................        S-46
Federal Income Tax Consequences and Treatment of
 Trust as a FASIT....................................        S-46
ERISA Considerations.................................        S-46
Underwriting.........................................        S-48
Legal Opinions.......................................        S-49
Annex I--Global Clearance, Settlement and Tax
 Documentation Procedures............................         A-1
Index of Terms.......................................         A-4

                            PROSPECTUS

Reports to Noteholders and Certificateholders........           3
Available Information................................           3
Incorporation of Certain Documents by Reference......           3
Summary of Terms.....................................           4
Risk Factors.........................................          13
The Trusts...........................................          19
The Trust Property...................................          20
The Receivables Pools................................          20
Weighted Average Life of the Securities..............          25
Pool Factors and Trading Information.................          26
Use of Proceeds......................................          26
The Seller, Caterpillar and the Servicer.............          27
Description of the Notes.............................          28
Description of the Certificates......................          33
Certain Information Regarding the Securities.........          34
Issuance of the Securities...........................          36
Description of the Transfer and Servicing
 Agreements..........................................          39
Certain Legal Aspects of the Receivables.............          49
Federal Income Tax Consequences......................          53
Certain State Tax Considerations.....................          61
ERISA Considerations.................................          62
Plan of Distribution.................................          63
Ratings..............................................          63
Legal Opinions.......................................          63
Index of Terms.......................................          64

    UNTIL OCTOBER   , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $589,290,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  CATERPILLAR
                                FINANCIAL ASSET
                                  TRUST 1998-A

                                  $164,000,000
                               CLASS A-1       %
                               ASSET BACKED NOTES
                                  $218,000,000
                               CLASS A-2       %
                               ASSET BACKED NOTES

                                  $183,114,000
                               CLASS A-3       %
                               ASSET BACKED NOTES

                                  $24,176,000
                                CLASS B       %
                               ASSET BACKED NOTES

                             CATERPILLAR FINANCIAL
                              FUNDING CORPORATION
                                     SELLER
                             CATERPILLAR FINANCIAL
                              SERVICES CORPORATION
                                    SERVICER

                                ----------------

                             PROSPECTUS SUPPLEMENT

                                ----------------

                              GOLDMAN, SACHS & CO.
                             CHASE SECURITIES INC.
                              MERRILL LYNCH & CO.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.*

Registration Statement Fee......................................  $ 358,498
Printing and Engraving Expenses.................................    340,000
Trustee's Fees and Expenses.....................................     50,000
Legal Fees and Expenses.........................................    500,000
Blue Sky Fees and Expenses......................................     30,000
Accountants's Fees and Expenses.................................    200,000
Rating Agency Fees..............................................    570,000
Miscellaneous Fees and Expenses.................................    100,000
                                                                  ---------
    Total.......................................................  $2,148,498
                                                                  ---------
                                                                  ---------

-------------------
*Reflects expenses related to this Registration Statement and expenses related to Registration Statement No. 333-24373 whose unissued Asset-Backed Securities are being carried forward.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Sale and Servicing Agreement will provide that any director, officer, employee or agent of the Registrant will be indemnified by the Servicer from and against (a) certain liabilities arising in connection with the Financed Equipment, (b) taxes levied against such person in connection with the transaction (including costs and expenses in defending against the same) and (c) certain liabilities arising in connection with the Servicer's negligence, willful malfeasance or bad faith in the performance of its duties.

    Chapter 78, section 751, subsection 1 of the Business Associations; Securities; Commodities Law of the State of Nevada empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

    Subsection 2 of section 751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Subsection 3 of section 751 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of section 751, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

    Article 6 of the Articles of Incorporation of Registrant provides that (i) every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fee, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, (ii) such right of indemnification shall be a contract right which may be enforced in any manner desired by such person, (iii) the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Registrant, and that (iv) such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under such Articles of Incorporation.

    Furthermore, such Articles of Incorporation provide that the Board of Directors may adopt By-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    Finally, such Articles of Incorporation provide that the indemnification provided shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

    In addition, Article V of the by-laws of Caterpillar Inc. (the "PARENT") provides, in effect, to the extent and under the circumstances permitted by section 751 of the Business Associations; Securities; Commodities Law of the State of Nevada, the Parent shall indemnify directors, officers, employees and agents of the Parent, or persons serving at the request of the Parent as directors, officers, employees or agents of another corporation or enterprise against loss and expenses. The Registrant believes that the officers and directors of the Registrant are serving at the request of the Parent and are therefore entitled to such indemnity from the Parent.

    The Parent has purchased liability insurance of the type referred to in section 751. Subject to a certain specified deductible for each loss, the policy covers the Parent with respect to its obligation to indemnify directors and officers of the Parent and its wholly-owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Parent and its wholly-owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Parent. Subject to certain exclusions from the coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate specified limit for each policy year. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage to which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Parent's securities.

ITEM 16. EXHIBITS.

      1.1  --Form of Underwriting Agreement for the Certificates.*
      1.2  --Form of Underwriting Agreement for the Notes.*
      3.1  --Certificate of Incorporation of Caterpillar Financial Funding Corporation.*
      3.2  --By-laws of Caterpillar Financial Funding Corporation.*
      3.3  --Form of Certificate of Trust of a Trust.+
      4.1  --Form of Indenture.+
      4.2  --Form of Trust Agreement.+
      4.3  --Form of Sale and Servicing Agreement.+
      4.4  --Form of Certificate.+
      4.5  --Form of Note.+
      5.1  --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.++
      8.1  --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.++
      8.2  --Opinion of Tuke Yopp & Sweeney with respect to Tennessee tax matters.++
     10.1  --Form of Purchase Agreement.+
     10.2  --Form of Administration Agreement.+
     10.3  --Form of Custodial Agreement.+
     23.1  --Consents of Orrick, Herrington & Sutcliffe LPP (included in its opinions filed as Exhibits 5.1 and 8.1).
     23.2  --Consent of Tuke Yopp & Sweeney (included in its opinion filed as Exhibit 8.2).
     24.1  --Powers of Attorney.++

-------------------

 * Incorporated herein by reference to the identically numbered Exhibit to Registrant's Registration
    Statement on Form S-3 (No. 333-2988).

 + Incorporated by reference to the identically numbered Exhibit to Registrant's Registration Statement on Form S-3 (No. 333-24373).

++  Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant on behalf of the Caterpillar Financial Asset Trusts (the "TRUSTS") hereby undertakes as follows:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) with respect to any Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

    (d) (1) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) To file an application for the purpose of determining the eligibility of the Indenture Trustee for each Trust to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all current requirements for filing on Form S-3 and will meet the requirement that the securities offered hereunder be investment grade securities by the time of sale and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 22, 1998.

                                CATERPILLAR FINANCIAL FUNDING CORPORATION as originator of the Trusts and as Registrant

                                By:  /s/ PAUL J. GAETO
                                     -----------------------------------------
                                     Name: Paul J. Gaeto
                                     Title: Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed on July 22, 1998 by the following persons in the capacities indicated.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

     */s/ SCOTT E. HARRIS       President and Director
------------------------------  (Principal Executive
       Scott E. Harris          Officer)

     */s/ EDWARD J. SCOTT       Treasurer
------------------------------  (Principal Financial
       Edward J. Scott          Officer)

                                Chief Financial Officer and
     */s/ JAMES L. MILLS        Director
------------------------------  (Principal Accounting
        James L. Mills          Officer)

    */s/ THOMAS H. HOLTER       Director
------------------------------
       Thomas H. Holter

        */s/ LEE FAIR           Director
------------------------------
           Lee Fair

    */s/ STEVE W. SIMONSON      Director
------------------------------
      Steve W. Simonson

* Paul J. Gaeto, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

                                                 /s/ PAUL J. GAETO
                                     -----------------------------------------
                                                   Paul J. Gaeto
                                                  Attorney-in-fact